Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

§
In re:	§	Chapter 11
§
PYXUS INTERNATIONAL, INC., et al.,[1]	§
	§	Case No. 20-_______(__)
Debtors.	§
	§	(Joint Administration Requested)
§
§

DISCLOSURE STATEMENT FOR THE JOINT PREPACKAGED CHAPTER 11 PLAN OF

REORGANIZATION OF PYXUS INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS

SIMPSON THACHER & BARTLETT LLP		YOUNG CONAWAY STARGATT & TAYLOR, LLP

Sandeep Qusba (pro hac vice pending)		Pauline K. Morgan (No. 3650)
Michael H. Torkin (pro hac vice pending)		Kara Hammond Coyle (No. 4410)
Kathrine A. McLendon (pro hac vice pending)		Ashley E. Jacobs (No. 5635)
Nicholas E. Baker (pro hac vice pending)		Tara C. Pakrouh (No. 6192)
425 Lexington Avenue		1000 North King Street
New York, New York 10017		Wilmington, Delaware 19801
Telephone:	(212) 455-2000	Telephone:	(302) 571-6600
Facsimile:	(212) 455-2502	Facsimile:	(302) 571-1253
Email:	squsba@stblaw.com	Email:	pmorgan@ycst.com
	michael.torkin@stblaw.com		kcoyle@ycst.com
	kmclendon@stblaw.com		ajacobs@ycst.com
	nbaker@stblaw.com		tpakrouh@ycst.com

Proposed Counsel to Debtors and Debtors in Possession

Dated: June 14, 2020

[1]

The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s United States federal tax identification number, are: Pyxus International, Inc. (6567), Alliance One International, LLC (3302), Alliance One North America, LLC (7908), Alliance One Specialty Products, LLC (0115) and GSP Properties, LLC (5603). The Debtors’ mailing address is 8001 Aerial Center Parkway, Morrisville, NC 27560-8417.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

2

IMPORTANT INFORMATION REGARDING THIS DISCLOSURE STATEMENT

DISCLOSURE STATEMENT, DATED JUNE 14, 2020

SOLICITATION OF VOTES TO ACCEPT OR REJECT

THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PYXUS

INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS FROM THE HOLDERS OF

OUTSTANDING CLAIMS

IF YOU ARE IN CLASSES 3 OR 4 YOU ARE RECEIVING THIS DOCUMENT AND THE

ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

VOTING CLASS	NAME OF CLASS UNDER THE PLAN

CLASS 3	FIRST LIEN NOTES CLAIMS

CLASS 4	SECOND LIEN NOTES CLAIMS

HOLDERS OF CLASS 4 – SECOND LIEN NOTES CLAIMS ARE ALSO ENTITLED TO ELECT THE

SECOND LIEN NOTES CASH OPTION OR THE SECOND LIEN NOTES STOCK OPTION

HOLDERS OF CLASS 4 – SECOND LIEN NOTES CLAIMS THAT ARE NOT PARTY TO THE RESTRUCTURING SUPPORT AGREEMENT MAY ELECT TO RECEIVE (I) THEIR PRO RATA SHARE OF THE NEW COMMON STOCK FROM THE SECOND LIEN NOTES COMMON STOCK POOL OR (II) CASH IN AN AMOUNT EQUAL TO 2.00% OF THE AGGREGATE PRINCIPAL AMOUNT OF SECOND LIEN NOTES HELD BY SUCH HOLDER.

IN ORDER TO ELECT THE SECOND LIEN NOTES STOCK OPTION, A HOLDER OF SECOND LIEN NOTES CLAIMS MUST COMPLETE A SECOND LIEN NOTES STOCK ELECTION FORM NO LATER THAN THE SECOND LIEN NOTES STOCK OPTION DEADLINE. SEE SECTION V.B.6 OF THIS DISCLOSURE STATEMENT FOR A SUMMARY OF THE SECOND LIEN NOTES STOCK OPTION AND THE SECOND LIEN NOTES CASH OPTION AND SECTION VII.F OF THIS DISCLOSURE STATEMENT FOR ADDITIONAL DETAILS ON COMPLETING A SECOND LIEN NOTES STOCK ELECTION FORM.

HOLDERS OF CLASS 10 – EXISTING PYXUS INTERESTS

ARE NOT ENTITLED TO VOTE ON THE PLAN

HOLDERS OF CLASS 10 – EXISTING PYXUS INTERESTS WILL RECEIVE AN EQUITYHOLDER OPTOUT FORM BECAUSE THEIR RIGHTS ARE AFFECTED BY THE PLAN. SPECIFICALLY, HOLDERS OF CLASS 10 – EXISTING PYXUS INTERESTS ARE ENTITLED TO OPT OUT OF THE RELEASES IN ARTICLE VIII OF THE PLAN.

ANY HOLDER OF CLASS 10 – EXISTING PYXUS INTERESTS THAT SUBMITS A DULY EXECUTED EQUITYHOLDER OPT-OUT FORM BY THE EQUITYHOLDER OPT-OUT DEADLINE WILL NOT BE A RELEASING PARTY OR A RELEASED PARTY UNDER THE PLAN.

ANY HOLDER OF PYXUS COMMON STOCK THAT (I) SUBMITS A DULY EXECUTED EQUITYHOLDER OPT-OUT FORM BY THE EQUITYHOLDER OPT-OUT DEADLINE OR (II) OBJECTS TO, OPPOSES, OR SEEKS TO IMPEDE OR DELAY CONFIRMATION OF THE PLAN WILL NOT BE A RELEASING PARTY OR A RELEASED PARTY UNDER THE PLAN AND WILL NOT RECEIVE ANY DISTRIBUTION FROM THE EXISTING EQUITY CASH POOL.

HOLDERS OF EXISTING PYXUS INTERESTS SHOULD NOT SUBMIT AN EQUITYHOLDER OPT-OUT FORM IF THEY WISH TO (X) RECEIVE THEIR PRO RATA SHARE OF THE EXISTING EQUITY CASH POOL (IF APPLICABLE) AND (Y) BE SUBJECT TO AND BENEFIT FROM THE RELEASES IN ARTICLE VIII.F OF THE PLAN.

DELIVERY OF BALLOTS, SECOND LIEN NOTES STOCK ELECTION FORM

AND EQUITYHOLDER OPT-OUT FORM

1.	Ballots or master ballots (each, a “Ballot”) must be actually received by the Solicitation Agent before 5:00 p.m. prevailing Eastern Time, on July 20, 2020 (the “Voting Deadline”).

2.	Ballots must be completed following the instructions received with the Ballot, so that such Holder’s Ballot including their vote is actually received by the Voting Deadline.

3.

The Second Lien Notes Stock Election Form must be completed following the instructions contained therein and must actually be received by the Second Lien Notes Stock Option Deadline (which is anticipated to be the same date as the Voting Deadline).

4.

The Equityholder Opt-Out Form must be completed following the instructions contained therein and must actually be received by the Equityholder Opt-Out Deadline (which is anticipated to be the same date as the Voting Deadline).

If you have any questions on the procedures for voting on the Plan, please contact the Solicitation Agent by emailing pyxusballots@primeclerk.com and referencing “Pyxus Ballot Processing” in the subject line, or by calling 1-(844)-974-2130 (toll-free) or 1-(929)-955-3418 (international), and asking for the solicitation group.

This disclosure statement (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms, this “Disclosure Statement”) provides information regarding the Joint Prepackaged Chapter 11 Plan of Reorganization of Pyxus International, Inc. and its Affiliated Debtors (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the “Plan”),2 which the Debtors are seeking to have confirmed by the Bankruptcy Court. A copy of the Plan is attached hereto as Exhibit A. The Debtors are providing the information in this Disclosure Statement to certain Holders of Claims for the purpose of soliciting votes to accept or reject the Plan (the “Solicitation”).

This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the Plan being proposed by the Debtors. The Debtors reserve the right to modify the Plan consistent with section 1127 of title 11 of the United States Code (as now in effect or hereafter amended, the “Bankruptcy Code”), Rule 3019 of the Federal Rules of Bankruptcy Procedure (together with the local rules of the Bankruptcy Court, as now in effect or hereafter amended, the “Bankruptcy Rules”).

Pursuant to the Restructuring Support Agreement, the Plan is currently supported by the Debtors, the Consenting First Lien Noteholders, who hold greater than 92% of the First Lien Notes Claims, and the Consenting Second Lien Noteholders, who hold greater than 67% of the Second Lien Notes Claims.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

The Debtors urge each Holder of a Claim to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan.

Holders of Claims should not construe the content of this Disclosure Statement as providing legal, business, financial, or tax advice. The Debtors strongly encourage Holders of Claims in Classes 3 and 4 to read this Disclosure Statement (including the Risk Factors described in Section VIII hereof) and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Confirmation Hearing.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan.

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RECOMMENDATION BY THE DEBTORS

EACH OF THE DEBTORS STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN JULY 20, 2020 AT 5:00 P.M. (PREVAILING EASTERN TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOTS.

THE BOARD OF DIRECTORS OR MANAGERS, AS APPLICABLE, FOR EACH DEBTOR HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND EACH DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH OF THE DEBTOR’S ESTATES, AND PROVIDE THE BEST RECOVERY TO CLAIM AND INTEREST HOLDERS.

AT THIS TIME, EACH DEBTOR BELIEVES THAT THE PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ OVERALL RESTRUCTURING OBJECTIVES.

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SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the Securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The Debtors are relying on section 4(a)(2) and/or Regulation D of the Securities Act, and similar Blue Sky Laws provisions, to exempt from registration under the Securities Act and Blue Sky Laws the offer to certain Holders of First Lien Notes Claims and Second Lien Notes Claims that are “accredited investors” as defined in Rule 501 of the Securities Act (“Accredited Investors”), respectively, of new securities prior to the Petition Date, including in connection with the Solicitation.

After the Petition Date, the Debtors will rely on section 1145(a) of the Bankruptcy Code or, to the extent not available, Section 4(a)(2) and/or Regulation D of the Securities Act and similar Blue Sky Laws provisions, to exempt from registration under the Securities Act and Blue Sky Laws the issuance of Securities, including the New Common Stock and the Exit Secured Notes, in connection with the Plan. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy Securities in any state or jurisdiction in which such offer or solicitation is not authorized.

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DISCLAIMER

This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All Holders of Claims entitled to vote to accept or reject the Plan are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. The Debtors believe that these summaries are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan. The statements and financial information contained in this Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing the Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement. No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. This Disclosure Statement does not constitute legal, business, financial, or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the SEC, or any securities regulatory authority of any state under Blue Sky Laws. The Debtors are soliciting acceptances to the Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code.

FORWARD LOOKING STATEMENTS

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise. The Debtors’ management, in consultation with the Debtors’ advisors, has prepared the financial projections attached hereto as Exhibit D and described in this Disclosure Statement (the “Financial Projections”). The Financial Projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management. Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors. The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved. Therefore, the Financial Projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Disclosure Statement shall not be admissible in any non-bankruptcy proceeding involving the Debtors or any other party in interest, nor shall it be construed to be conclusive advice on the tax, Securities, financial or other effects of the Plan to Holders of Claims against the Debtors or any other party in interest. Please refer to Section VIII of this Disclosure Statement, entitled “Risk Factors” for a discussion of certain risk factors that Holders of Claims voting on the Plan should consider.

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Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtors. No Person is authorized by the Debtors in connection with this Disclosure Statement, the Plan, or the Solicitation to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtors.

This Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant regulatory, business, economic, and competitive risks and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Debtors, including, but not limited to, those summarized herein. When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “think,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results and performance to differ materially from any future results or performance contemplated by a forward-looking statement, including under the heading “Risk Factors” below and other factors described in the Debtors’ SEC filings. Accordingly, the Debtors cannot give any assurance that their expectations will in fact occur and caution that actual results may differ materially from those in the forward- looking statements. All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to revise or update any forward-looking statement, or to make any other forward- looking statements, whether as a result of new information, future events, or otherwise.

[Remainder of Page Intentionally Left Blank]

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TABLE OF CONTENTS

I.	Executive Summary			1
	A.	Purpose of this Disclosure Statement and the Plan		1
	B.	Overview of the Transactions Contemplated by the Plan		1
	C.	Summary of Treatment of Claims and Interests and Description of Recoveries under the Plan		2
	D.	Voting on the Plan		4
	E.	Confirmation and Consummation of the Plan		5
		1.	Confirmation Hearing.	5
		2.	Effect of Confirmation and Consummation of the Plan	6
	F.	Additional Plan-Related Documents		6
II.	The Debtors’ Business Operations and Capital Structure			6
	A.	Corporate History		6
	B.	The Company’s Business		7
	C.	The Debtors’ Operations.		8
	D.	The Debtors’ Prepetition Capital Structure		8
		1.	ABL Facility	9
		2.	First Lien Notes	9
		3.	Second Lien Notes	10
		4.	Foreign Credit Lines	10
		5.	Receivables Facilities	11
		6.	Intercompany Financing	12
III.	Key Events Leading to Chapter 11			12
	A.	Excess Leverage and the Failed Canadian IPO		12
	B.	Delayed Sales and COVID-19		13
	C.	Negotiations with Key Stakeholders		13
IV.	The Debtors’ Proposed Restructuring: Key Components			14
	A.	The Restructuring Support Agreement and the Plan		14
	B.	The Debtors’ Proposed Disclosure Statement and Solicitation Process		17
	C.	New MIP		17
	D.	The Debtors’ First-Day Motions and Certain Related Relief		18
		1.	Operational First-Day Pleadings	18
		2.	Postpetition Financing	18
		3.	Motion To Approve Solicitation Procedures and Confirm the Plan	18
	E.	Other Requested First-Day Relief and Retention Applications		18
V.	Summary of the Plan			19
	A.	Treatment of Unclassified Claims		19
		1.	DIP Facility Claims	19
		2.	Administrative Claims	19
		3.	Professional Fee Claims	20
		4.	Priority Tax Claims	21
		5.	Statutory Fees	21
	B.	Classification and Treatment of Claims and Interests		21
		1.	Classification of Claims and Interests	21
		2.	Treatment of Classes of Claims and Interests	22
		3.	Class 1 — Other Secured Claims	22

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		4.	Class 2 — Other Priority Claims	22
		5.	Class 3 — First Lien Notes Claims	23
		6.	Class 4 — Second Lien Notes Claims	23
		7.	Class 5 — Foreign Credit Line Claims	24
		8.	Class 6 — General Unsecured Claims	24
		9.	Class 7 — Debtor Intercompany Claims	25
		10.	Class 8 — Non-Debtor Intercompany Claims	25
		11.	Class 9 — Intercompany Interests	25
		12.	Class 10 — Existing Pyxus Interests	26
	C.	Means for Implementation of the Plan		26
		1.	General Settlement of Claims and Interests	26
		2.	Restructuring Transactions	26
		3.	Sources of Consideration for Plan Distributions	27
		4.	New Shareholders Agreement	29
		5.	Exemption from Registration Requirements	29
		6.	Corporate Existence	30
		7.	Corporate Action	30
		8.	Vesting of Assets in the Reorganized Debtors	31
		9.	Cancellation of Facilities, Notes, Instruments, Certificates, and Other Documents	31
		10.	Effectuating Documents; Further Transactions	32
		11.	Exemptions from Certain Taxes and Fees.	32
		12.	New Pyxus Constituent Documents	32
		13.	Directors and Officers	32
		14.	New MIP	33
		15.	Preservation of Causes of Action	33
		16.	Executory Contracts and Expired Leases	33
	D.	Conditions to Consummation of the Plan		37
		1.	Conditions Precedent to the Effective Date	37
		2.	Waiver of Conditions Precedent to Confirmation or the Effective Date	38
		3.	Substantial Consummation	38
		4.	Effect of Non-Occurrence of Conditions to Consummation	38
	E.	Settlement, Release, Injunction, and Related Provisions		38
		1.	Compromise and Settlement of Claims, Interests, and Controversies	38
		2.	Binding Effect	39
		3.	Discharge of Claims	39
		4.	Release of Liens	39
		5.	Debtor Release	39
		6.	Third-Party Release	40
		7.	Exculpation	41
		8.	Injunction	41
VI.	Confirmation of the Plan			42
	A.	The Confirmation Hearing		42
	B.	Deadline to Object to Approval of the Disclosure Statement and Confirmation of the Plan		42
	C.	Requirements for Approval of the Disclosure Statement		42
	D.	Requirements for Confirmation of the Plan		42
		1.	Requirements of Section 1129(a) of the Bankruptcy Code	42
		2.	The Debtor Release, Third-Party Release, Exculpation, and Injunction Provisions	43
		3.	Best Interests of Creditors—Liquidation Analysis	44

		4.	Feasibility/Financial Projections	45
		5.	Acceptance by Impaired Classes	45
		6.	Confirmation Without Acceptance by All Impaired Classes	45
		7.	Valuation of the Debtors	47
VII.	Voting Instructions			47
	A.	Overview		47
	B.	Solicitation Procedures		47
		1.	Solicitation Agent	47
		2.	Solicitation Package	47
		3.	Voting Deadline	47
		4.	Distribution of the Solicitation Package and Plan Supplement	48
	C.	Voting Procedures		48
	D.	Voting Tabulation		49
	E.	Equityholder Opt-Out Forms		50
	F.	Second Lien Notes Stock Election Forms		51
VIII.	Risk Factors			51
	A.	Risks Related to the Restructuring		52
		1.	The Restructuring May Take Longer Than Anticipated	52
		2.	The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims Against the Debtors	52
		3.	Even if the Restructuring Transactions are Successful, the Debtors Will Continue to Face Risks	52
		4.	Risks Related to Confirmation and Consummation of the Plan	53
	B.	Risks Related to Recoveries Under the Plan		55
		1.	The Debtors May Not Be Able to Achieve Their Projected Financial Results or Meet Their Post-Restructuring Debt Obligations	55
		2.	Estimated Valuations of the Debtors, the New Common Stock and the Exit Secured Notes and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values	56
		3.	Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors	56
	C.	Risks Related to the Offer and Issuance of Securities Under the Plan		56
		1.	The Consideration Under the Plan Does Not Reflect any Independent Valuation of Claims against or Interests in the Debtors	56
		2.	A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Reorganized Debtors’ Ability to Access the Capital Markets in the Future	56
		3.	Risks Related to the Exit Term Facility	57
		4.	The Debtors Do Not Intend to Register or to Offer to Exchange the New Common Stock or the Exit Secured Notes in a Registered Exchange Offer	57
		5.	Implied Valuation of New Common Stock and Exit Secured Notes Not Intended to Represent Trading Value of New Common Stock Exit Secured Notes, as Applicable	58
		6.	Risks Related to the New Common Stock	58
		7.	The Debtors May Not Be Able to Secure A Commitment for the Exit ABL Facility	59
		8.	Risks Related to the Exit Secured Notes	60
	D.	Risk Factors Related to the Business Operations of the Company and Reorganized Debtors		63

		1.	Global or regional health pandemics or epidemics, including COVID-19, could negatively impact the Company’s business operations, financial performance and results of operations	63
		2.	The Company’s reliance on a small number of significant customers may adversely affect its financial statements	65
		3.	The Company may not have access to available capital to finance our local operations in non-U.S. jurisdictions	65
		4.	Failure of foreign banks in which the Company’s subsidiaries deposit funds or the failure to transfer funds or honor withdrawals may affect its results of operations	65
		5.	Continued vertical integration by the Company’s customers could materially adversely affect its financial statements	65
		6.	Suppliers who have historically grown tobacco and from whom the Company has purchased tobacco may elect to grow other crops instead of tobacco, which affects the world supply of tobacco and may impact the Debtors’ quarterly and annual financial performance	66
		7.	The Company faces increased risks of doing business due to the extent of its international operations	66
		8.	The Company’s investments in new business lines as part of its transformational business strategy have been in companies with limited histories that are operating in newly developing markets and are subject to numerous risks and uncertainties	66
		9.	The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure, growth, regulatory compliance, and operations of the new business lines	67
		10.	Changing consumer preferences may adversely affect consumer retention and results of operations	67
		11.	The industries in which the new business lines operate are highly regulated, require regulatory approvals or licensing and the Company may not always succeed in complying fully with applicable regulatory requirements and obtaining required approvals and licenses in all jurisdictions where the Company carries on business	67
		12.	The Company and its U.S. subsidiaries may be unable to receive any funds generated by the Company’s Canadian cannabis subsidiaries and such funds may not be used to fund the payment of obligations of our U.S. based operations	68
	E.	Miscellaneous Risks and Disclaimers		69
		1.	The Financial Information Is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed	69
		2.	No Legal or Tax Advice Is Provided By This Disclosure Statement	69
		3.	No Admissions Made	69
		4.	Failure to Identify Litigation Claims or Projected Objections	69
		5.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors	69
		6.	No Representations Outside This Disclosure Statement Are Authorized	70
IX.	Important Securities Laws Disclosures			70
	A.	Plan Consideration		70
	B.	Exemption from Registration Requirements; Issuance and Resale of New Common Stock, and Exit Secured Notes; Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code		70
		1.	Exemption from Registration Requirements; Issuance and Resale of New Common Stock, and Exit Secured Notes	70
		2.	Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code; Implications for Resale of New Common Stock and Exit Secured Notes	71

	C.	Private Placement Exemptions		72
X.	Certain United States Federal Tax Consequences of the Plan			74
	A.	Introduction		74
	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Pyxus		75
		1.	Cancellation of Debt and Reduction of Tax Attributes	75
		2.	Limitation of NOL Carryforwards and Other Tax Attributes	76
	C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Allowed Second Lien Notes Claims, Allowed First Lien Notes Claims and Existing Pyxus Interests		78
		1.	U.S. Federal Income Tax Consequences of the Consummation of the Plan	78
		2.	U.S. Federal Income Tax Consequences of Owning and Disposing of the New Common Stock	83
		3.	U.S. Federal Income Tax Consequences of Owning and Disposing of the Exit Secured Notes	83
		4.	Limitation of Use of Capital Losses	84
	D.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Second Lien Notes Claims, Allowed First Lien Notes Claims and Existing Pyxus Interests		85
		1.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Second Lien Notes Claims and Allowed First Lien Notes Claims	85
		2.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Existing Pyxus Interests	87
		3.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Common Stock	87
		4.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Payments of Interest and Owning and Disposing of Exit Secured Notes	89
	E.	Information Reporting and Backup Withholding		89
	F.	FATCA		89
XI.	Recommendation			90

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EXHIBITS

Exhibit A	Plan of Reorganization

Exhibit B	Corporate Structure of the Debtors

Exhibit C	Restructuring Support Agreement

Exhibit D	Financial Projections

Exhibit E	Valuation Analysis

Exhibit F	Liquidation Analysis

I. Executive Summary

A. Purpose of this Disclosure Statement and the Plan.

Pyxus International, Inc. (“Pyxus”) and certain of its direct and indirect subsidiaries, as debtors and debtors- in-possession (collectively, with Pyxus, the “Debtors”, and together with their non-Debtor subsidiaries and affiliates, the “Company”), submit this Disclosure Statement pursuant to sections 1125 and 1126 of the Bankruptcy Code to Holders of Class 3 First Lien Notes Claims and Class 4 Second Lien Notes Claims against certain of the Debtors in connection with the Solicitation of the Plan. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.1 The Plan constitutes a separate chapter 11 plan for each of the Debtors.

THE DEBTORS BELIEVE THAT THE COMPROMISES AND SETTLEMENTS CONTEMPLATED BY THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND MAXIMIZE RECOVERIES TO HOLDERS OF CLAIMS. THE DEBTORS BELIEVE THE PLAN IS THE BEST AVAILABLE ALTERNATIVE FOR IMPLEMENTING A RESTRUCTURING OF THE DEBTORS’ BALANCE SHEET. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

B. Overview of the Transactions Contemplated by the Plan.

The Debtors will commence chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to implement financial restructuring transactions (the “Restructuring Transactions”) that will eliminate approximately $440 million of net indebtedness from their balance sheet and provide the Debtors and Reorganized Debtors at least $260 million of new working capital. Critically, the Restructuring Transactions and the Plan will not impair any of the lenders to the Company’s foreign operating subsidiaries, none of which are debtors in the Chapter 11 Cases, nor will the Company’s global workforce, vendors or customers be impaired under the Plan.

The Debtors will seek joint administration of the Chapter 11 Cases for procedural purposes and, upon commencement of the Chapter 11 Cases, will file the Plan, this Disclosure Statement, a motion seeking to approve the Disclosure Statement and proposed Solicitation process, and motions seeking first-day relief.

On June 14, 2020, the Debtors, certain Holders of greater than 92% of the First Lien Notes Claims (the “Consenting First Lien Noteholders”) and certain Holders of greater than 67% of the Second Lien Notes Claims (the “Consenting Second Lien Noteholders”) entered into the Restructuring Support Agreement attached hereto as Exhibit C (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the “Restructuring Support Agreement”), that sets forth the principal terms of the Restructuring Transactions and requires the Consenting First Lien Noteholders and the Consenting Second Lien Noteholders to support the Plan.

As set forth in the Plan, the Restructuring Transactions provide for a comprehensive restructuring of a significant portion of the Claims against and Interests in the Debtors by replacing or refinancing in full the First Lien Notes and by equitizing or distributing Cash on account of the Second Lien Notes. Holders of at least 67% of the Second Lien Notes have elected the Second Lien Notes Stock Option. Holders of Second Lien Notes that do not elect the Second Lien Notes Stock Option will receive Cash in an amount equal to 2.00% of the principal amount of their Second Lien Notes.

A lynchpin of the Restructuring Transactions and the Plan, is a $206.7 million debtor-in-possession financing facility (the “DIP Facility”) that provides critical working capital to the Company during the Chapter 11 Cases and that will convert upon emergence (together with certain fees) into the Exit Term Facility. Each Holder of a DIP Facility

[1]

This Disclosure Statement incorporates the rules of interpretation located in Article I of the Plan. Any summary provided in this Disclosure Statement of any documents attached to this Disclosure Statement, including the Plan, is qualified in its entirety by reference to the Plan, the exhibits, and other materials referenced in the Plan, the Plan Supplement, and the documents being summarized. In the event of any inconsistencies between the terms of this Disclosure Statement and the Plan, the Plan shall govern.

Claim will also receive its ratable portion of the Exit Facility Shares, consisting of approximately 44.44% shares of New Common Stock issued on the Effective Date subject to dilution by New Common Stock issued on account of the New MIP. Eligible Holders of Second Lien Notes Claims can ratably participate in 87.5% of the DIP Facility subject to subscription terms, conditions, and procedures to be distributed following the Petition Date. The subscription period will be held open for ten days following entry of the Interim DIP Order and certain members of the Ad Hoc Crossholder Group (the “Initial Commitment Parties”) have committed to fund the Debtors’ interim borrowings under the DIP Facility and certain of the Initial Commitment Parties (the “Financing Commitment Parties”) have committed to fund any unsubscribed portion of the DIP Facility remaining after the subscription period expires.2

The Debtors’ existing ABL Facility will be refinanced by the DIP Facility, and upon emergence, the Reorganized Debtors will enter into a new exit ABL revolving or term loan facility having commitments of not less than $60 million (the “Exit ABL Facility”). The Exit ABL Facility may be provided by new third party lenders or by the Company’s existing creditors.

Existing Pyxus Interests will be discharged and cancelled on the Effective Date, but Holders of Pyxus Common Stock that (i) do not opt out of the releases contained in Article VIII.F of the Plan pursuant to the Equityholder Opt-Out Form and (ii) do not otherwise oppose, object to, or seek to impede or delay confirmation of the Plan will receive their ratable share of $1,000,000 in Cash on the Effective Date.

The Company recognizes the importance of its business partners around the world, including its joint venture counterparties and lenders under the Foreign Credit Lines, and structured the Restructuring Transactions to have no impact on those critical relationships. Other than the Holders of the First Lien Notes Claims and Second Lien Notes Claims (who overwhelmingly support the Plan pursuant to the Restructuring Support Agreement), the Debtors’ other creditors (including employees, vendors, and general unsecured claim holders) will be paid in full or otherwise receive such treatment to render them unimpaired. The Company’s foreign operations, including the Foreign Credit Lines, are unaffected by these Chapter 11 Cases and will continue uninterrupted.

The Plan and Restructuring Transactions, therefore, implement a significant deleveraging with the overwhelming support of the largest creditors that allows the Company to fully pay its employees and vendors and continue to focus on its traditional business strengths while pursuing new markets.

As described below, you are receiving this Disclosure Statement because you are a Holder of a Claim entitled to vote to accept or reject the Plan. Prior to voting on the Plan, you are encouraged to read this Disclosure Statement and all documents attached to this Disclosure Statement in their entirety. As reflected in this Disclosure Statement, there are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement. Certain of these risks, uncertainties, and factors are described in Section VIII of this Disclosure Statement, entitled “Risk Factors.”

C. Summary of Treatment of Claims and Interests and Description of Recoveries under the Plan.

The Plan organizes the Debtors’ creditor and equity constituencies into groups called “Classes.” For each Class, the Plan describes: (1) the underlying Claim or Interest; (2) the recovery available to the Holders of Claims or Interests in that Class under the Plan; (3) whether the Class is Impaired or Unimpaired under the Plan; (4) the form of consideration, if any, that Holders in such Class will receive on account of their respective Claims or Interests; and (5) whether the Holders of Claims or Interests in such Class are entitled to vote to accept or reject the Plan.

The proposed distributions under the Plan are based upon a number of factors, including the Debtors’ valuation and liquidation analyses. The valuation of the Reorganized Debtors as a going concern is based upon the value of the Debtors’ assets and liabilities as of an assumed Effective Date of July 31, 2020 and incorporates various assumptions and estimates, as discussed in detail in the Valuation Analysis prepared by the Debtors, and together with their proposed financial advisor, RPA Advisors, LLC (“RPA”), and investment banker, Lazard Ltd. (“Lazard”).

[2]	Further details regarding these DIP Facility syndication procedures are set forth in Section IV.A.2 below and in the motion to approve the DIP Orders.

The table below provides a summary of the classification, description, treatment, and anticipated recovery of Claims and Interests under the Plan. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to the provisions of the Plan. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan. The recoveries available to Holders of Claims are estimates and actual recoveries may materially differ based on, among other things, whether the amount of Claims actually Allowed exceeds the estimates provided below. In such an instance, the recoveries available to Holders of Allowed Claims could be materially lower when compared to the estimates provided below. To the extent that any inconsistency exists between the summaries contained in this Disclosure Statement and the Plan, the terms of the Plan shall govern.

For a more detailed description of the treatment of Claims and Interests under the Plan and the sources of satisfaction for Claims and Interests, see Section V of this Disclosure Statement, entitled “Summary of the Plan.”

		SUMMARY OF ESTIMATED RECOVERIES[3]
Class	Claim/Interest	Plan Treatment	Voting Rights	Projected[4] Amount of Allowed Claims or Interests	Projected Plan Recovery
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	$200,000	100%
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	$12,300,000	100%
3	First Lien Notes Claims	Impaired	Entitled to Vote	$275,000,000	100%
4	Second Lien Notes Claims	Impaired	Entitled to Vote	$635,686,000	30.3%
5	Foreign Credit Line Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	$523,000,000	100%
6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	$21,700,000	100%
7	Debtor Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)	$280,000,000[5]	N/A
8	Non-Debtor Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)	$315,000,000[6]	N/A
9	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)	N/A	N/A
10	Existing Pyxus Interests	Impaired	Not Entitled to Vote (Deemed to Reject)	N/A	0%

D. Voting on the Plan.

Certain procedures will be used to collect and tabulate votes on the Plan, as summarized in Section VII of this Disclosure Statement, entitled “Voting Instructions.” Readers should carefully read the voting instructions in Section VII herein.

Only Holders of First Lien Notes Claims and Second Lien Notes Claims, which are classified in Classes 3 and 4 under the Plan, are entitled to vote on the Plan (the “Voting Classes”). Holders of Claims in Classes 1, 2, 5, and 6 are conclusively presumed to accept the Plan because they are Unimpaired by the Plan. Holders of Interests in Class 10 are Impaired and deemed to reject. Holders of Claims or Interests in Classes 7, 8, or 9 are deemed to reject or presumed to accept the Plan because they are (1) Unimpaired under the Plan and presumed to accept the Plan, or (2) Impaired and entitled to no recovery under the Plan and deemed to reject the Plan.

[3]

The estimated recoveries presented for Holders of First Lien Notes Claims and Second Lien Notes Claims are estimated recoveries to such Holders solely on account of their First Lien Notes Claims and Second Lien Notes Claims, respectively, and do not reflect consideration received by such Holders for any other Claims or in any other capacity, including in their capacity as a party to the Restructuring Support Agreement or as a Holder of DIP Facility Claims. The recovery of Holders of Second Lien Notes Claims reflects the mid-point of total enterprise value of Reorganized Pyxus as set forth in the Valuation Analysis. The recovery for Holders making the Second Lien Notes Cash Option will be 2.00%.

[4]

Unless otherwise indicated, all Claim amounts in this Disclosure Statement and accompanying exhibits are estimates as of the Petition Date, Classes 3 and 4 reflect outstanding principal only, and Class 5 reflects the approximate principal amount of the Foreign Credit Lines that is guaranteed by Pyxus.

[5]	As of March 31, 2020.
[6]	As of March 31, 2020.

The Voting Deadline is 5:00 p.m., prevailing Eastern Time, on July 20, 2020. To be counted as votes to accept or reject the Plan, a Ballot must be actually received on or before the Voting Deadline by Prime Clerk LLC (“Prime Clerk” or the “Solicitation Agent”) as follows:

DELIVERY OF BALLOTS

1. Ballots must be actually received by the Solicitation Agent before the Voting Deadline (5:00 p.m. prevailing Eastern Time, on July 20, 2020).

2. Ballots must be completed following the instructions received with the Ballot, so that such Holder’s Ballot including their vote is actually received by the Voting Deadline.

If you have any questions on the procedures for voting on the Plan, please contact the Solicitation Agent by emailing pyxusballots@primeclerk.com and referencing “Pyxus Ballot Processing” in the subject line, or by calling 1-(844)- 974-2130 (toll-free) or 1-(929)-955-3418 (international), and asking for the solicitation group.

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE SOLICITATION AGENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR OTHERWISE NOT IN COMPLIANCE WITH THE VOTING INSTRUCTIONS WILL NOT BE COUNTED EXCEPT AS DETERMINED BY THE DEBTORS.

E. Confirmation and Consummation of the Plan.

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. If the Debtors file the Chapter 11 Cases, they will file a motion on the Petition Date requesting that the Bankruptcy Court set a date and time as soon as practicable after the Petition Date for a hearing (such hearing, the “Confirmation Hearing”) for the Bankruptcy Court to determine whether the Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, whether the Debtors’ prepetition solicitation of acceptances in support of the Plan complied with section 1126(b) of the Bankruptcy Code, and whether the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, as permitted by section 105(d)(2)(B)(2)(v) of the Bankruptcy Code. The Confirmation Hearing, once set, may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on those parties who have requested notice under Bankruptcy Rule 2002 and the Entities who have filed an objection to the Plan, if any, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. Subject to section 1127 of the Bankruptcy Code, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for Confirmation of the Plan, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to the adequacy of the Disclosure Statement, the Debtors’ prepetition Solicitation of acceptances in support of the Plan, and Confirmation of the Plan. All such objections must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that they are received before the deadline to file such objections.

1. Confirmation Hearing.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, whether the Debtors’ prepetition solicitation of acceptances in support of the Plan complied with section 1126(b) of the Bankruptcy Code, and whether the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, and subject to satisfaction or waiver of each condition precedent in Article IX of the Plan.

For a more detailed discussion of the Confirmation Hearing, see Section VI of this Disclosure Statement, entitled “Confirmation of the Plan.”

2. Effect of Confirmation and Consummation of the Plan.

Following Confirmation, and subject to satisfaction or waiver of each condition precedent in Article IX of the Plan, the Plan will be consummated on the Effective Date. Among other things, on the Effective Date, certain release, injunction, exculpation, and discharge provisions set forth in Article VIII of the Plan will become effective. Accordingly, it is important to read the provisions contained in Article VIII of the Plan very carefully so that you understand how Confirmation and Consummation—which effectuates such release, injunction, exculpation, and discharge provisions—will affect you and any Claim or Interest you may hold with respect to the Debtors so that you may cast your vote accordingly. These provisions are described in Section V of this Disclosure Statement.

F. Additional Plan-Related Documents.

The Debtors will file certain documents that provide more details about implementation of the Plan in the Plan Supplement, which will be filed with the Bankruptcy Court no later than seven calendar days before the Confirmation Objection Deadline and otherwise in accordance with the Restructuring Support Agreement. The Debtors will serve a notice that will inform all parties that the initial Plan Supplement was filed, list the information included therein, and explain how copies of the Plan Supplement may be obtained. Eligible Holders of Claims entitled to vote to accept or reject the Plan shall not be entitled to change their vote based on the contents of the Plan Supplement after the Voting Deadline. The Plan Supplement will include:

•	the New Shareholders Agreement;

•	the New Pyxus Constituent Documents;

•	the identity of the members of the Reorganized Pyxus Board and the officers of Reorganized Pyxus;

•	the Rejected Executory Contract and Unexpired Lease List, if any;

•	the Exit Term Facility Agreement;

•	the Exit ABL Credit Agreement;

•	the Exit Secured Notes Indenture or, if applicable, the Replacement First Lien Financing Agreement; and

•	any other necessary documentation related to the Restructuring Transactions.

THE FOREGOING EXECUTIVE SUMMARY IS ONLY A GENERAL OVERVIEW OF THIS DISCLOSURE STATEMENT AND THE MATERIAL TERMS OF, AND TRANSACTIONS PROPOSED BY, THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED DISCUSSIONS APPEARING ELSEWHERE IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN.

II. The Debtors’ Business Operations and Capital Structure

A. Corporate History.

In 2005, DIMON Incorporated and Standard Commercial Corporation merged to create Alliance One International, Inc., which later changed its name to Pyxus International, Inc. Its primary business has historically been as a tobacco leaf merchant, purchasing, processing, packing, storing and shipping tobacco to manufacturers of cigarettes and other consumer tobacco products throughout the world. Through its predecessors, the Company has a long operating history in the leaf tobacco industry with some customer relationships beginning in the early 1900s. Alliance One’s common stock was listed on The New York Stock Exchange in 1995.

In 2018, the Company began a transformation process designed to diversify its products and services by leveraging its core strengths in agronomy and traceability. This process included diversification into the production and sale of “e-liquids” for vapable products and CBD oil, which is a non-intoxicating extract from industrial hemp. Pyxus, through certain non-Debtor Affiliates, also took controlling stakes in two Canadian cannabis producers producing cannabis exclusively for sale in the Canadian market, where production for medicinal use has been legal since 2001 and recreational use has been federally legal since 2018. The Company operates its federally cannabis business lines primarily through joint ventures and Company-owned subsidiaries, none of which are Debtors in these Chapter 11 Cases.

B. The Company’s Business.

As of the date of Solicitation (the “Solicitation Date”), the Company purchases tobacco in more than 35 countries and ships to approximately 90 countries. The Company has approximately 3,564 employees, excluding approximately 4,710 seasonal employees as of the Solicitation Date. Most seasonal employees, as well as approximately 125 full-time factory personnel in the United States, are members of unions and covered by collective bargaining agreements.

The Company’s operations are organized by product category and geographic area and aggregated into three segments: (i) Leaf – North America, (ii) Leaf – Other Regions, and (iii) Other Products and Services (also known as the Global Specialty Products). The Company has approximately 100 direct and indirect subsidiaries, including joint ventures which are consolidated on an equity basis in the Company’s financial statements.

The “Leaf” segments cover the Company’s core business of purchasing, processing, packing, storing and shipping tobacco to manufacturers of cigarettes and other consumer tobacco products throughout the world. The Company’s leaf tobacco operations deal primarily in flue-cured, burley, and oriental tobaccos that are used in international brand cigarettes. The Company purchases tobacco directly from suppliers and assumes the risk of matching the quantities and grades required by its customers to the entire crop it must purchase under contract.

In some markets, the Company buys tobacco from local entities that have purchased tobacco from their own suppliers and, in some cases, it also processes tobacco at its facilities for customers who need this service. The Company also supplies seeds, fertilizer, pesticides and other products related to growing tobacco to farmers on a short- term basis to assist in crop production. In an increasing number of markets, the Company also provides agronomy expertise to its contracted tobacco grower base for growing leaf tobacco, hemp, groundnuts and sunflower seeds.

A substantial portion of the Company’s inventory is sourced abroad. Once purchased, the Company processes tobacco to meet each customer’s specifications as to quality, yield, chemistry, particle size, moisture content and other characteristics. The processing of leaf tobacco facilitates shipping, prevents spoilage, and is an essential service to the Company’s customers, because the quality of processed leaf tobacco substantially affects the quality of the manufacturer’s end product. The Company processes tobacco in company-owned and third-party facilities around the world, including the United States, Argentina, Brazil, China, Zimbabwe, Jordan, Guatemala, India, Tanzania, Malawi, Thailand, Indonesia, Macedonia, Kenya and Turkey.

The “Other Products and Services” (also known as Global Specialty Products) segment is comprised of the new business lines, including hemp-derived CBD, flavors for multiple uses, “e-liquids” for electronic cigarettes and, in the Canadian market, federally legal cannabis. These business lines are primarily operated through various joint ventures and Company-owned subsidiaries, none of which are Debtors. The revenue from these product lines represent approximately 2% of total revenue for the fiscal year ending 2020.

C. The Debtors’ Operations.

The Company operates its businesses through the Debtors, other domestic and international subsidiaries and affiliates (collectively, the “Non-Debtor Affiliates”) and domestic and international joint ventures. In addition to housing certain domestic operations and assets, certain of the Debtors provide critical financial, logistical and administrative support to non-Debtor Affiliates.

Debtor Pyxus is the publicly-listed parent of the Company and employs senior management. One of its primary functions is distributing funds to its various subsidiaries, including from borrowings under the ABL Facility. Pyxus does not directly own or operate any factories or facilities. Debtor Alliance One International, LLC (“AOI”) imports processed tobacco from foreign suppliers which it then sells to domestic customers. It also acquires domestic processed tobacco through an intercompany arrangement with Debtor Alliance One North America, LLC (“AONA”), which it exports to foreign customers. A portion of the receivables that AOI generates are sold to certain financial institutions through certain receivables facilities (the “Receivables Facilities”). Debtor GSP Properties leases office space in New York.

AONA purchases, processes, packs, stores, and ships tobacco to domestic manufacturers of cigarettes and other consumer tobacco products. Processing begins first by classifying flue-cured and burley tobacco according to grade. Tobacco is then blended to meet customer specifications regarding color, body and chemistry, threshed to remove the stem from the leaf and further processed to produce strips of tobacco and sieve out small scrap. AONA processes domestic tobacco, excluding both “cut rag” (described below) and cut-rolled expanded stem tobaccos. AONA’s tobacco processing activities are comprised of (i) the purchase of U.S.-origin green tobacco from U.S. suppliers and (ii) the sale of U.S.-origin tobacco to U.S. customers or to AOI for export to non-U.S. customers. Debtor Alliance One Specialty Products LLC (“AOSP”) houses the Company’s cut rag operations, by which it turns strips of leaf tobacco into cut rag tobacco, the type used in traditional, cigarettes, cigars, roll your own products and pipe products. AOSP also indirectly holds the Company’s interests in the North American non-Debtor joint ventures for “e-liquids” and vaping products.

D. The Debtors’ Prepetition Capital Structure.

As of the Solicitation Date, the Debtors’ long-term debt obligations total in excess of $1.5 billion. The primary components of the Debtors’ consolidated funded debt obligations outstanding as of the Solicitation Date are as follows:

Type of Debt	Description	Maturity	Principal Outstanding
ABL Facility	Revolving credit facility based on eligible accounts receivable and eligible inventory	January 2021	$ 44,900,000
First Lien Notes	8.5% senior secured first lien notes due 2021	April 2021	$275,000,000
Second Lien Notes	9.875% senior secured second lien notes due 2021	July 2021	$635,686,000
Foreign Credit Lines	Uncommitted short-term seasonal lines of credit at the local level	Various	$557,000,000

The ABL Facility and the First Lien Notes share pari passu crossing liens on substantially all of the Debtor Obligors’ (as defined below) assets. The ABL Facility has priority in respect of the ABL Priority Collateral and the First Lien Notes have priority in respect of the Notes Priority Collateral (each as defined below). The Second Lien Notes are secured by second priority liens on a portion of the ABL Priority Collateral and First Lien Notes Collateral, junior in each case to the liens securing the ABL Facility and First Lien Notes.

In addition, many of the Company’s foreign subsidiaries (none of which are Debtors) borrow under seasonal lines of credit from local financial institutions (the “Foreign Credit Lines”) to fund local operations, including the local purchase of tobacco. Pyxus guarantees a significant portion of the Foreign Credit Lines.

1. ABL Facility.

On October 14, 2016, Pyxus entered into the ABL Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) with certain lenders (the “ABL Lenders”) and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent (the “ABL Collateral Agent”), establishing a senior secured revolving asset-based lending facility (the “ABL Facility”) of $60 million subject to a borrowing base composed of its eligible accounts receivable and inventory.

The borrowing base is subject to customary reserves, which are established by the ABL Collateral Agent in its permitted discretion as set forth in the ABL Credit Agreement. As of the Petition Date, although the borrowing base is $77.9 million, only $44.9 million in principal amount of loans is currently outstanding. If Pyxus were to borrow more than $45 million, the ABL Collateral Agent would be permitted to impose cash dominion and sweep the Debtors’ cash in its deposit accounts on a daily basis to repay the ABL Facility.

Pyxus’ obligations as the borrower under the ABL Facility are (a) guaranteed by AOSP, AONA and AOI (collectively with Pyxus, the “Debtor Obligors”) and (b) secured by substantially all of the Debtor Obligors’ tangible and intangible assets, subject to certain exceptions and permitted liens (the “Collateral”).

The ABL Collateral Agent, on behalf of the ABL Lenders, and the First Lien Indenture Trustee (as defined below), on behalf of the First Lien Noteholders, and Pyxus are party to the Senior Lien Intercreditor Agreement, dated as of October 14, 2016 (as amended, the “Senior Lien Intercreditor Agreement”) which governs the respective rights and remedies of the ABL Lenders and First Lien Noteholders in respect of the Collateral. The Senior Lien Intercreditor Agreement gives the ABL Facility priority over the First Lien Notes in respect of Collateral consisting of accounts receivable, certain chattel paper, inventory, payment intangibles, certain investment property, cash (other than identifiable cash proceeds of the Notes Priority Collateral), deposit accounts, related general intangibles and instruments and proceeds of the foregoing (collectively, the “ABL Priority Collateral”).

The ABL Facility is junior in priority to the First Lien Notes in respect of the remaining Collateral, including material owned real property in the United States, capital stock of subsidiaries owned directly by a Debtor Obligor (but only 65% of the voting capital stock of direct foreign subsidiaries), intellectual property rights, equipment, related general intangibles and instruments and proceeds of the foregoing (collectively, the “Notes Priority Collateral”).

The ABL Facility matures on January 14, 2021 and bears interest at LIBOR plus 2.50% or Base Rate plus 1.50% (each such term as defined in the ABL Credit Agreement), exclusive of default interest of 2.00%.

Given the over-collateralization of the ABL Facility and its senior position regarding the Debtor Obligors’ working capital assets, the Debtors are requesting authorization to use a portion of the DIP Facility to repay the ABL Facility in full.

2. First Lien Notes.

On October 14, 2016, Pyxus issued $275 million in aggregate principal amount of 8.500% Senior Secured First Lien Notes due 2021 (the “First Lien Notes” and the holders thereof, the “First Lien Noteholders”) pursuant to an Indenture (as amended, the “First Lien Indenture”) between Pyxus and the Bank of New York Mellon Trust Company, N.A., as the indenture trustee and collateral agent (the “First Lien Indenture Trustee”). As of the Petition Date, there was approximately $275 million in principal amount outstanding under the First Lien Notes. Like the ABL Facility, the First Lien Notes are guaranteed by the Debtor Obligors and are secured by liens on the Collateral (see “ABL Facility” above for a discussion on the Collateral as shared between the ABL Facility and the First Lien Notes).

Pursuant to the Senior Lien Intercreditor Agreement, the First Lien Noteholders are deemed to consent to any debtor-in-possession financing that the ABL Collateral Agent consents (or otherwise does not object) to, even if such financing is secured by priming liens on the ABL Priority Collateral, so long as (among other conditions) such financing does not have senior priority to the First Lien Notes as to the Notes Priority Collateral.

The First Lien Notes bear interest at a rate of 8.50% per annum payable semi-annually in arrears in cash on April 15 and October 15 of each year, subject to an additional 1.00% of default interest, on demand, following the occurrence of a payment default.

The First Lien Notes mature on April 15, 2021. If the First Lien Notes are voluntarily redeemed by Pyxus prior to October 15, 2020, they are subject to a redemption premium equal to 2.125% of the principal amount of the redeemed notes. Thereafter, the First Lien Notes can be redeemed with no premium.

3. Second Lien Notes.

On August 1, 2013, Pyxus issued $735 million in aggregate principal amount of 9.875% senior secured second lien notes due 2021 (the “Second Lien Notes” and the holders thereof, the “Second Lien Noteholders”) pursuant to an Indenture (as amended, supplemented or otherwise modified from time to time, the “Second Lien Indenture”) between Pyxus and Wilmington Trust, National Association as the successor trustee and collateral trustee (the “Second Lien Indenture Trustee”). As of the Petition Date, there was $635,686,000 in principal amount outstanding under the Second Lien Notes.

The Second Lien Notes are guaranteed by AONA and AOI (together with Pyxus, the “Debtor Second Lien Notes Obligors”). The Second Lien Notes are secured by liens on the ABL Priority Collateral of the Debtor Second Lien Notes Obligors as well as certain capital stock of subsidiaries and the “cut rag” processing facility located in North Carolina, which facility is part of the Notes Priority Collateral. The ABL Collateral Agent, on behalf of the ABL Lenders, and the First Lien Indenture Trustee, on behalf of the First Lien Noteholders, and the Second Lien Indenture Trustee, on behalf of the Second Lien Noteholders are party to the Junior Lien Intercreditor Agreement, dated as of August 1, 2013 (as amended, the “Junior Lien Intercreditor Agreement”), which governs the rights and remedies of the ABL Lenders, First Lien Noteholders and Second Lien Noteholders in respect of the Collateral. Under the Junior Lien Intercreditor Agreement, the liens securing the Second Lien Notes are junior to the liens securing both the ABL Facility and the First Lien Notes.7

The Second Lien Notes bear interest at a rate of 9.875% per annum, payable semi-annually in arrears in cash on January 15 and July 15 of each year. The Second Lien Notes are subject to an additional 1.00% of default interest following the occurrence of a payment default. The Second Lien Notes mature on July 15, 2021.

4. Foreign Credit Lines.

Certain of the Company’s foreign Non-Debtor Affiliates (the “Foreign Borrowers”) borrow under the Foreign Credit Lines. The Company uses the proceeds from these facilities to purchase tobacco from local farmers and run operations including production facilities in Africa, Europe and South America. The Foreign Borrowers occasionally purchase seeds, fertilizers, pesticides and other products related to growing tobacco, and provide them to farmers in these regions with which the Foreign Borrowers have contracts to purchase the resulting tobacco crop. The resulting crop is then purchased and marketed by the Company. The Foreign Credit Lines are typically seasonal in nature, normally extending for a term of 180 to 270 days corresponding to the tobacco crop cycle in the applicable location.

[7]

The Junior Lien Intercreditor Agreement provides that Second Lien Noteholders are deemed to consent to any debtor- in-possession financing that the ABL Collateral Agent consents (or otherwise does not object) to, even if such financing is secured by priming liens on the ABL Priority Collateral and/or Notes Priority Collateral.

As of May 31, 2020, approximately $557 million is drawn and outstanding under the Foreign Credit Lines. Approximately 35 Foreign Credit Lines are currently available, spread among approximately 30 lenders, the four largest of which are identified in the following table:

Lender	Amount Outstanding as of the Solicitation Date (in millions)
Eastern & Southern African Trade & Development Bank (TDB)	$269.6
Banco do Brasil SA	$106.3
Industrial and Commercial Bank of China (ICBC)	$56.0
Standard Bank of South Africa Limited	$33.0

The Foreign Credit Lines may be unsecured or secured by certain assets of the Foreign Borrowers, consisting primarily of receivables and tobacco inventory on hand. Although none of the Foreign Borrowers are Debtors, Pyxus guaranties approximately 95% of the outstanding principal of the Foreign Credit Lines.

Many of the Foreign Credit Lines are uncommitted, demand facilities. This gives Foreign Credit Line lenders the right to stop making loans or require payment on demand at any time. The Company customarily renews the Foreign Credit Lines at the start of the tobacco crop season in the relevant country.

Certain of the lenders under the Foreign Credit Lines renewed their commitments prior to the Solicitation Date but included covenants in respect of these Chapter 11 Cases, while others entered into limited waiver agreements or amendments in respect of termination events that may be caused by the commencement of these cases and related consequences. However, a protracted bankruptcy proceeding could nonetheless trigger events of defaults that would permit those lenders to terminate their facilities and exercise remedies against collateral that is crucial to the Company’s ongoing operations.

5. Receivables Facilities.

The Company relies on certain facilities to monetize accounts receivables given the delay between shipping its products and receiving payments from customers. Pyxus, AOI and AONA, all of whom are Debtors, are sellers under that certain Third Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2018, and Alliance One International GmbH (“AOI GmbH”), a Non-Debtor Affiliate, is a seller under that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2018 (as amended, supplemented or otherwise modified from time to time, collectively, “Finacity RPAs”). Finacity Receivables 2006-2, LLC (the “Finacity Purchaser”) purchases all right, title and interest to the receivables sold by Pyxus, AOI, AONA and AOI GmbH under the Finacity RPAs and then enters into back-to-back sales with certain financial institutions. The Finacity Purchaser purchases the receivables under the Finacity RPAs for a discount to the face amount, of which a portion is paid up front with the balance deferred. The sale of receivables under the Finacity RPAs have been structured as a true sale and are non-recourse to the sellers, subject to certain customary repurchase obligations for (among other things) breaches of representations and warranties by the Company sellers. As of the week of June 8, 2020, approximately $80 million was outstanding under the Finacity RPAs.

Pyxus and AOI GmbH are also sellers under that certain Amendment and Restatement Agreement, dated December 2, 2016 (as amended, supplemented or otherwise modified from time to time, the “Standard Bank RPA” together with the Finacity RPAs, the “Securitization Facilities”), with Standard Bank of South Africa Limited (“Standard Bank”). The Standard Bank RPA is a $125 million uncommitted receivables facility. As of the week of June 8, 2020, approximately $20 million was outstanding under the Standard Bank RPA. Similar to the Finacity RPAs, these purchases are structured as true sales, without recourse to Pyxus or AOI GmbH, subject to certain customary repurchase obligations for (among other things) failure by either of the Company sellers to perform their obligations under the applicable sales contract. The receivables are purchased at a discount to the invoiced amount less any applicable fees and discounts. Upon payment of the invoice by the customer to Standard Bank, the sellers are entitled to receive agreed-upon additional amounts paid by the customer to Standard Bank in respect of such invoice. In general, the Company financed approximately 5% of all receivables through the Standard Bank RPA in fiscal year 2020. The Standard Bank RPA expires by its terms on December 6, 2020.

These Chapter 11 Cases trigger termination events under each of the Receivables Facilities. Because the Receivables Facilities are a critical source of liquidity for the Company, prior to the Petition Date, Pyxus approached the counterparties under the Receivables Facilities and successfully obtained waivers and/or amendments necessary to continue the availability of the Receivables Facilities during these Chapter 11 Cases and, in the case of the Finacity RPAs, reached an agreement to renew the facility for another two years, subject to entry of an interim order in respect thereof by the Court. However, the extension of the Finacity RPAs is tied to bankruptcy milestones and other bankruptcy-related defaults that will be triggered if the Chapter 11 Cases are not completed by September 3, 2020. Similarly, the prepetition amendments to the Standard Bank RPA require the consummation of the restructuring within a certain timeline.

6. Intercompany Financing.

The Debtors, in the ordinary course of business, engage in intercompany transactions among themselves and their Non-Debtor Affiliates, which typically result in intercompany accounts receivables and payables and intercompany loans.

The costs and revenues associated with these intercompany transactions are accounted for among the legal entities and result in intercompany claims that are tracked electronically in their accounting system and can be ascertained, traced and accounted for as needed. This system of intercompany transactions is important to the Debtors’ ability to manage their cash flow and to support the operations of Non-Debtor Affiliates.

III. Key Events Leading to Chapter 11.

A. Excess Leverage and the Failed Canadian IPO

Pyxus (f/k/a Alliance One International, Inc.) was formed by the merger of DIMON Incorporated and Standard Commercial Corporation in 2005. At the time, both companies had significant amounts of corporate debt, which the merged Company has continued to carry and service. In 2013 and 2016, Pyxus issued the Second Lien Notes and First Lien Notes, respectively, to refinance some of that legacy debt and for working capital. In 2016, Pyxus also entered into the ABL Facility to fund working capital expenses. Each year, the Debtors pay approximately $85 million in interest on these facilities, which imposes a significant burden on their free cash flow.

The First Lien Notes, Second Lien Notes and ABL Facility were scheduled to mature by July, 2021, but in reality needed to be refinanced by June 2020, when the Company’s annual financial statements were to be published.8 Absent a refinancing by June, 2020, the Company’s independent auditors likely would have included a “going concern qualification” in the annual financial statement, which would have triggered events of default or caused Foreign Credit Line lenders not to renew.

In order to address its “maturity wall,” the Company began developing a refinancing strategy in 2018; however, its options were limited due to its leverage metrics. Net income remained fairly flat during this period for a number of reasons, including the strengthening U.S. dollar and the U.S.-China trade dispute. As a consequence, the Company’s debt to EBITDA ratio – a common metric for leverage – remained high and existing cash flow would not support a traditional refinancing of the First Lien Notes and Second Lien Notes.

To address that issue, the Company attempted to capitalize on the growth of its new and growing Global Specialty Products business lines to raise capital. Beginning in mid-2019, the Company tried to take advantage of a strong market for “cannabis” companies in Canada and began preparing for a potential initial public offering of its Canadian cannabis business combined with its hemp and CBD business and e-liquids flavor and fragrance business.

[8]	The Company’s fiscal year ends on March 31st, with its 10-K due 75 days thereafter.

The Company moved quickly to take advantage of the positive market conditions: it engaged investment bankers in Canada and dedicated considerable resources to complete all the requisite regulatory filings. Unfortunately, there was a sudden and significant downturn in the public markets for Canadian cannabis companies and the Company’s investment bankers determined an IPO was not feasible based on conditions in September and October 2019.

In reaction to those unfavorable market conditions, the Company pivoted, and began exploring private capital solutions. However, the offers it received were inadequate to address its refinancing needs. The Company pivoted again, and in late 2019, Pyxus pursued possible financing transactions, including a potential debt-for-debt exchange. However, a confluence of factors beyond the Company’s control, most significantly the COVID-19 pandemic, made that effort impossible and catalyzed these Chapter 11 Cases.

B.	Delayed Sales and COVID-19

In any given fiscal year, the Company sells a substantial portion of its tobacco between October and March. Because there is a significant delay between a sale and payment for such sale, the Company usually sells its receivables into the Receivables Facilities and uses the proceeds to repay the Foreign Credit Lines in Africa and South America in its fourth quarter (which ends March 31).

Unfortunately, the Company’s sales in the third quarter of fiscal year 2020 were delayed, which triggered a liquidity shortfall just as it was preparing to repay the Foreign Credit Lines and renew its principal Receivables Facility maturing at the end of May.

While the Company typically would manage through the shortfall, the COVID-19 epidemic exacerbated the Company’s already tenuous financial position. Starting in January 2020, exports from China to customers in other areas of the world began to become delayed. In early March, tobacco handling facilities across the globe were prohibited from operating, ports were closed and vessel callings slowed down, all resulting in valuable inventory and product being stuck in port. In addition, social distancing laws closed many of the retailers in which the Company sells its Global Specialty Products. The resulting revenue collapse triggered an unprecedented liquidity crisis. Ongoing uncertainty regarding US-China trade negotiations, COVID-19 impacts on the Company’s customer requirements and consumers’ economic and physical ability to purchase the Company’s Global Specialty Products created future uncertainty as regards its business lines.

C.	Negotiations with Key Stakeholders

Facing the perfect storm, the Company concluded new capital would not be available without a holistic recalibration of its balance sheet and that a Chapter 11 proceeding likely would be necessary to achieve that objective. While the Company continued to explore all strategic alternatives, an out-of-court solution presented numerous insurmountable challenges, including the lack of material unencumbered assets, the time frame needed to consummate a transaction and the ability to obtain the requisite level of support to consummate an exchange or voluntary maturity extension.

To assist with a potential restructuring, the Company retained Lazard as its investment banker, RPA as its financial advisor and Simpson Thacher & Bartlett LLP and Young Conaway Stargatt & Taylor (“Young Conaway”) as special Delaware counsel. In March 2020, legal and financial advisors to certain First Lien Noteholders and Second Lien Noteholders (the “Ad Hoc Crossholder Group”) entered into nondisclosure agreements with the Company, and soon thereafter, the Company and its advisors began negotiating the contours of a comprehensive restructuring. Following multiple rounds of negotiations, certain members of the Ad Hoc Crossholder Group entered into nondisclosure agreements as well.

In parallel with these negotiations, the Company began soliciting interest in debtor-in-possession and exit financing. The Debtors (with guidance from RPA and Lazard) estimated they needed at least $200 million of working capital during the Chapter 11 Cases to bridge the liquidity trough caused by COVID-19. In addition to seeking proposals from the current lenders, Lazard sent requests for proposal to over 35 third party institutions including existing lenders, large money-center banks, a number of sophisticated alternative investment institutions and certain of the Company’s largest shareholders. Although a number of parties signed nondisclosure agreements, only two potential lender groups, including one group composed of members of the Ad Hoc Crossholder Group, expressed sustained interest in providing a DIP Facility. After continued engagement and negotiation, members of the Ad Hoc Crossholder Group submitted the only viable proposal for a DIP Facility.

As part of a comprehensive Chapter 11 restructuring that would fully equitize the Second Lien Notes, the Ad Hoc Crossholder Group was willing to commit to the DIP Facility and agreed to have the obligations thereunder convert into an exit term facility on the effective date of the Plan. Over the course of several weeks, numerous proposals and counter-proposals were sent among advisors and principals on the terms of the DIP Facility and the restructuring more generally. The proposed DIP Facility consists of $206.7 million in new money (less upfront fees), of which $131.7 million (less upfront fees) would be available upon entry of the Proposed Interim Order, and the balance upon entry of the Final Order (each as defined in the DIP Motion).

Throughout the same period, the Company also negotiated with advisors and a group of Holders of First Lien Notes (the “Ad Hoc First Lien Group”) and the Ad Hoc Crossholder Group regarding the treatment of the First Lien Notes. Members of the Ad Hoc First Lien Group favored a refinancing or, alternatively, better economic terms on the “take back” notes than the Debtors (and members of the Ad Hoc Crossholder Group) initially proposed. After several weeks, the parties settled on terms that balanced these competing interests: under the Plan the First Lien Notes (including a capitalized prepayment premium of $5.8 million) either will be exchanged for the Exit Secured Notes that have a longer term but higher interest rate than the First Lien Notes or will be repaid in full with Cash from proceeds of the Replacement First Lien Financing if the Debtors can secure commitments for such financing within 60 days of the Petition Date (and, in any event, prior to the Confirmation Date).

On June 14, 2020, the Debtors and the members of the Ad Hoc First Lien Group and Ad Hoc Crossholder Group signed the Restructuring Support Agreement.

IV. The Debtors’ Proposed Restructuring: Key Components

A.	The Restructuring Support Agreement and the Plan.

The Restructuring Support Agreement contemplates a comprehensive financial restructuring of the Debtors that will result in the deleveraging of the Debtors’ balance sheet and that includes commitments from the Initial Commitment Parties to fully backstop the DIP Facility. The key financial components of the restructuring pursuant to the Plan and Restructuring Support Agreement are as follows. On the Effective Date:

•

All Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims shall be paid in full in Cash or receive such other treatment that renders such Claims Unimpaired.

•

Each Holder of an Allowed DIP Facility Claim shall receive such Holder’s pro rata share of (x) the Exit Term Facility, (y) the Exit Facility Shares and (z) Cash on account of any interest, fees (other than the Total Exit Fee (as defined in the DIP Credit Agreement)) and expenses that are outstanding as of the Effective Date.

•

Each Holder of an Allowed First Lien Notes Claim shall receive (i) (x) payment in full in Cash of all accrued and unpaid interest on such Holder’s First Lien Notes at the non-default rate to, but excluding, the Effective Date, and (y) such Holder’s pro rata share of the Exit Secured Notes; or (ii) if Pyxus obtains and accepts a binding commitment for Replacement First Lien Financing on or prior to the date this is 60 days after the Petition Date (and, in any event, prior to the Confirmation Date) and consummates the Replacement First Lien Financing on the Effective Date, its pro rata share of $280.8 million plus all accrued and unpaid interest due and payable on such Holder’s First Lien Notes at the non-default rate to, but excluding, the Effective Date (to the extent not paid during the Chapter 11 Cases), payable in Cash with the proceeds of the Replacement First Lien Financing.

•

Each Holder of an Allowed Second Lien Notes Claim may elect to receive either (i) such Holder’s pro rata share of the Second Lien Notes Common Stock Pool (the “Second Lien Notes Stock Option”) or (ii) for each Holder of Second Lien Notes Claims that is not a Consenting Noteholder, Cash in an amount equal to 2.00% of the aggregate outstanding principal amount of such Holder’s Second Lien Notes (the “Second Lien Notes Cash Option”). Any Holder of Second Lien Notes Claims that does not submit a Second Lien Notes Stock Election Form on or prior to the Second Lien Notes Stock Option Deadline will be deemed to have elected the Second Lien Notes Cash Option.

•

All outstanding and undisputed General Unsecured Claims and Foreign Credit Line Claims will be Unimpaired by the restructuring unless otherwise agreed to by the Holder of such General Unsecured Claim or such Foreign Credit Line Claim.

•

Holders of Existing Pyxus Interests (and any related Claims described in section 510(b) of the Bankruptcy Code in respect of such Existing Pyxus Interests), shall not receive or retain any other property or interests under the Plan. Notwithstanding the foregoing, each Holder of Pyxus Common Stock as of the Existing Equity Record Date that does not (i) submit an Equityholder Opt-Out Form prior to the deadline for doing so or (ii) object to, oppose, or seek to impede or delay confirmation of the Plan will receive its ratable share of the Existing Equity Cash Pool.

The Consenting Noteholders have agreed pursuant to the Restructuring Support Agreement to support and vote in favor of the Plan. This consensus will save the Debtors material delay, expense, and value degradation that could have resulted from a non-consensual restructuring process.

The Debtors maintain a broad “fiduciary out” under the Restructuring Support Agreement and can terminate the Restructuring Support Agreement if Pyxus’ board of directors (the “Board”), in good faith and after consulting with counsel, determines that proceeding with the Restructuring Transactions and pursuing confirmation and consummation of the Plan would be inconsistent with the Board’s fiduciary obligations, including in order to pursue a “Superior Alternative Transaction” (as defined the Restructuring Support Agreement).

The Restructuring Support Agreement also contains a number of milestones, including:

•	the Interim DIP Order must be approved within two Business Days of the Petition Date;

•	the Final DIP Order must be approved within 35 days of the Petition Date;

•	the Plan must be confirmed and the Disclosure Statement approved within 60 days of the Petition Date; and

•	the Effective Date must occur within 75 days of the Petition Date.

To incentivize participation, Pyxus agreed to pay a support fee to each Consenting First Lien Noteholder (the “First Lien Notes Cash RSA Fee”) and each Consenting Second Lien Noteholder (the “Second Lien Notes Equity RSA Fee”) that signed the Restructuring Support Agreement prior to the Petition Date. The aggregate amount of the First Lien Notes Cash RSA Fee is $5.5 million, payable in Cash on the Effective Date, and the aggregate amount of the Second Lien Notes Equity RSA Fee is $5.0 million, payable in the form of the Second Lien Notes RSA Fee Shares on the Effective Date. Each of the foregoing fees becomes ]due and payable in Cash within three Business Days of the Restructuring Support Agreement terminating as a result of a breach by the Debtors or the Debtors exercising their fiduciary out termination right.

The Plan includes the Debtor Release, the Third-Party Release, and customary exculpatory relief for the Exculpated Parties. Each Holder of Existing Pyxus Interests may opt out of the releases contained in Article VIII.F of the Plan by submitting a duly exercised Equityholder Opt-Out Form on or prior to the Equityholder Opt-Out Deadline. If a Holder of Existing Pyxus Interests submits a duly exercised Equityholder Opt-Out Form on or prior to the Equityholder Opt-Out Deadline, it will not be bound to, or benefit from, the Plan releases, and, with respect to Holders of Pyxus Common Stock, will not receive any distribution from the Existing Equity Cash Pool.

Pursuant to the Restructuring Support Agreement and the Plan, Reorganized Pyxus will issue 23,000,000 shares of New Common Stock (or such other amount as may be agreed by the Debtors and the Required Consenting Second Lien Noteholders) on the Effective Date on account of the Second Lien Notes Common Stock Pool, the Exit Facility Shares, the Backstop Fee Shares and the Second Lien Notes RSA Fee Shares.

The chart below summarizes the Reorganized Debtors’ anticipated capital structure upon emergence:

Debt	Principal Amount
Exit ABL Facility	$60,000,000	[9]
Exit Secured Notes or Replacement First Lien Financing	$280,800,000
Exit Term Facility	$213,400,000
Foreign Credit Lines	$470,100,000	[10]

The liens securing the Exit ABL Facility, the Exit Term Facility, and the Exit Secured Notes or the Replacement First Lien Financing, as applicable, will be subject to the Exit Intercreditor Agreements governing the respective rights as among those facilities on common collateral. The following chart summarizes the anticipated priorities (assuming the Replacement First Lien Financing is not consummated):

	Exit ABL Priority Collateral (current assets of domestic obligors)	Exit Secured Notes Priority Collateral (fixed assets of domestic obligors)	Foreign Obligor Collateral (all assets of foreign obligors)
First Priority	Exit ABL Facility	Exit Secured Notes	Exit Term Facility

Second Priority	Exit ABL Facility / Priority Portion[11] of the Exit Term Facility	Exit Term Facility	Exit Secured Notes

Third Priority	Exit Secured Notes / Non— Priority Portion of the Exit Term Facility on a pari passu basis	Exit ABL Facility

Reorganized Pyxus shall be a public, SEC reporting company or a private, non- SEC reporting company on the Effective Date as mutually agreed upon by the Company and the Required Consenting Second Lien Noteholders and as disclosed in a supplement to the Plan.

The board of directors (or similar governing body) of Reorganized Pyxus (the “Reorganized Pyxus Board”) initially shall include seven directors, comprised of the Chief Executive Officer of Reorganized Pyxus, two directors appointed by Glendon Capital Management LP (or its applicable affiliates), two directors appointed by Monarch Alternative Capital LP (or its applicable affiliates) and two independent directors appointed by the Initial Commitment

[9]

The Restructuring Support Agreement contemplates that the Exit ABL Facility will have a commitment amount of at least $60,000,000 but the Debtors may seek commitments for a greater amount subject to market conditions. The Debtors do not currently anticipate fully drawing the Exit ABL Facility at emergence.

[10]	Estimated amount guaranteed by the Pyxus as of July 31, 2020.
[11]

The “Priority Portion” of the Exit Term Facility is the obligations thereunder in an amount of $125,000,000 minus the principal amount of loans outstanding and letters of credit issued under the Exit ABL Facility.

Parties pursuant to terms and procedures set forth in the New Shareholders Agreement, each of whom shall be identified in the Plan Supplement.

B.	The Debtors’ Proposed Disclosure Statement and Solicitation Process.

Following the execution of the Restructuring Support Agreement, the Debtors commenced solicitation of the Plan on the Solicitation Date by delivering a copy of the Plan and the Disclosure Statement (including Ballots) to Holders of Class 3 First Lien Notes Claims and Class 4 Second Lien Notes Claims, the only Classes entitled to vote to accept or reject the Plan. The Debtors also delivered the Equityholder Opt-Out Form to Holders of the Existing Pyxus Interests and the Second Lien Notes Stock Election Form to Holders of Second Lien Notes Claims. The Debtors have established July 20, 2020, at 5:00 p.m., prevailing Eastern Time, as the deadline for the receipt of votes to accept or reject the Plan and the deadline to submit an Equityholder Opt-Out Form or a Second Lien Notes Stock Election Form. The Debtors expect that they will commence the Chapter 11 Cases on or about June 15, 2020.

The Debtors will seek Bankruptcy Court approval of the Voting Deadline at the outset of their Chapter 11 Cases. As soon as reasonably practicable after the Voting Deadline, the Solicitation Agent will file the voting report (the “Voting Report”) with the Bankruptcy Court setting forth the voting results. Based on the execution of the Restructuring Support Agreement by the Consenting Noteholders, the Debtors believe the Voting Report likely will show that the Holders of Claims entitled to vote on the Plan have overwhelmingly voted to accept the Plan. Accordingly, on the Petition Date, the Debtors intend to file the Plan, this Disclosure Statement, and a motion to approve the solicitation procedures (the “Solicitation Procedures”) and schedule the Confirmation Hearing to consider approval of this Disclosure Statement and Confirmation of the Plan. The following table sets forth the timetable for the solicitation process and the anticipated Chapter 11 Cases.

Event	Date
Voting Record Date	June 12, 2020

Commencement of Prepetition Solicitation	June 14, 2020

Petition Date	June 15, 2020

Mailing of Combined Hearing Notice Date	Within three business days, or as soon as reasonably practicable, after entry of an order approving the combined hearing date

Plan Supplement Deadline	July 13, 2020, at 11:59 p.m., prevailing Eastern Time, or such other date as the Court may direct

Voting Deadline; Equityholder Opt—Out Deadline; Second Lien Notes Stock Option Deadline	July 20, 2020, at 5:00 p.m., prevailing Eastern Time

Objection Deadline	July 20, 2020, at 5:00 p.m., prevailing Eastern Time, or such other date as the Court may direct

Reply Deadline	July 23, 2020, at 11:59 p.m., prevailing Eastern Time, or such other date as the Court may direct

Combined Hearing	July 27, 2020, or such other date as the Court may direct

C.	New MIP

On or after the Effective Date, the Reorganized Pyxus Board shall adopt and institute the New MIP, enact and enter into related policies and agreements, and distribute New Common Stock to participants based on the terms and conditions determined by the Reorganized Pyxus Board.

D.	The Debtors’ First-Day Motions and Certain Related Relief.

1.	Operational First-Day Pleadings.

To minimize disruption to the Debtors’ operations and effectuate the terms of the Plan, upon the commencement of the Chapter 11 Cases, the Debtors intend to file various first-day motions seeking authority to, among other things, (a) continue using the Company’s existing cash management system; (b) pay prepetition claims owed to employees and on account of employee benefit programs and to continue offering employee benefit programs postpetition; (c) pay prepetition claims owed due to maintaining insurance and continue maintaining the Company’s insurance; (d) pay prepetition claims owed to taxing authorities and continue paying taxes in the ordinary course of business; (e) provide adequate assurance of payment to utility companies; (f) continue performing under and make certain amendments to the Receivables Facilities and (g) and pay trade claims in the ordinary course of business. All of the relief requested by the first-day motions and throughout the Chapter 11 Cases will be subject to the DIP Orders.

2.	Postpetition Financing.

The Debtors will also seek approval of a new money DIP Facility. The DIP Facility will have a term ending six months after the closing date and bear interest at a rate per annum equal to LIBOR plus 10.25% or ABR plus 9.25% per annum. Each of the Debtors will be an obligor under the DIP Facility, as will certain of Pyxus’ indirect domestic and foreign subsidiaries that are not Debtors. The DIP Facility will provide the Debtors with approximately $200 million in aggregate net proceeds to repay the ABL Facility, fund the Chapter 11 Cases, stabilize the business, and continue operations. At the conclusion of the Chapter 11 Cases, the principal outstanding under the DIP Facility (including a capitalized exit fee of $6.7 million) will convert into the Exit Term Facility on a dollar-for-dollar basis. Each Holder of the DIP Facility Claims will also receive its ratable portion of the Exit Facility Shares. The Debtors will also seek approval of the use of cash collateral.

Certain Holders of Second Lien Notes Claims are eligible to participate in their ratable share of 87.5% of the DIP Facility pursuant to syndication terms, conditions, and procedures that will be distributed by the Solicitation Agent to all Holders of Second Lien Notes Claims (or their nominees) following entry of the Interim DIP Order (the “Syndication Procedures”). The syndication period will be open for ten days following entry of the Interim DIP Order, and each qualifying Holder of Second Lien Notes Claims that elects to participate in the DIP Facility pursuant to the Syndication Procedures must also become a signatory to the Restructuring Support Agreement in addition to submitting all other forms and signature pages set forth in the Syndication Procedures.

Pursuant to the Restructuring Support Agreement, the Financing Commitment Parties have, severally and not jointly, committed to fund any unsubscribed portion of the DIP Facility.

In exchange for this commitment, certain Initial Commitment Parties will be entitled to the Backstop Fee Shares on the Effective Date, which consists of approximately 4.25% of the New Common Stock issued on the Effective Date, subject to dilution by the New MIP. Under certain conditions set forth in the Restructuring Term Sheet, certain Initial Commitment Parties will be entitled to a Cash fee of $18 million in lieu of the Backstop Fee Shares.

3.	Motion To Approve Solicitation Procedures and Confirm the Plan.

Additionally, the Debtors intend to file a motion seeking (a) entry of an order scheduling the Confirmation Hearing and approving the form of notices and procedures related thereto; (b) approval of the Disclosure Statement as containing adequate information under section 1125(a) of the Bankruptcy Code; and (c) approval of the Solicitation Procedures.

E.	Other Requested First-Day Relief and Retention Applications.

The Debtors also plan to file motions and/or applications seeking certain customary relief, including the entry of orders (a) directing the joint administration of the Debtors’ Chapter 11 Cases under a single docket and (b) preserving valuable tax attributes. In addition, the Debtors will seek orders approving the retention of Simpson Thacher, Young Conaway, Lazard, as investment banker, RPA, as financial advisor, Prime Clerk as Solicitation Agent, and Ernst & Young LLP and Deloitte LLP as accountants.

V. Summary of the Plan

SECTION V OF THIS DISCLOSURE STATEMENT IS INTENDED ONLY TO PROVIDE A SUMMARY OF THE KEY TERMS, STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ENTIRE PLAN AND EXHIBITS TO THE PLAN. ALTHOUGH THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN, THIS DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL RELATED TERMS AND PROVISIONS, AND SHOULD NOT BE RELIED ON FOR A COMPREHENSIVE DISCUSSION OF THE PLAN. INSTEAD, REFERENCE IS MADE TO THE PLAN AND ALL SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS. THE PLAN ITSELF (INCLUDING ATTACHMENTS) AND THE PLAN SUPPLEMENT WILL CONTROL THE TREATMENT OF HOLDERS OF CLAIMS AND INTERESTS UNDER THE PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS SECTION V AND THE PLAN (INCLUDING ANY ATTACHMENTS TO THE PLAN) AND THE PLAN SUPPLEMENT, THE PLAN AND PLAN SUPPLEMENT, AS APPLICABLE, SHALL GOVERN.

A.	Treatment of Unclassified Claims.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, DIP Facility Claims, and Professional Fee Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	DIP Facility Claims.

All DIP Facility Claims shall be deemed Allowed as of the Effective Date in an amount equal to (1) the principal amount outstanding under the DIP Facility on such date, (2) all interest accrued and unpaid thereon to the date of payment, (3) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Documents and the DIP Orders, and (4) all other Obligations (as defined in the DIP Credit Agreement).

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim, each Holder of an Allowed DIP Facility Claim shall receive, on the Effective Date:

(a)

payment in full in Cash of (i) all accrued and unpaid interest on all outstanding DIP Loans as of the Effective Date and (ii) all fees (other than the Total Exit Fee) and expenses payable pursuant to the DIP Documents as of the Effective Date; and

(b)	such Holder’s pro rata share of (i) the Exit Term Loans and (ii) the Exit Facility Shares.

2.	Administrative Claims.

Pursuant to section 1129(a)(9) of the Bankruptcy Code, unless otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 60 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

3.	Professional Fee Claims.

(a)	Professional Fee Escrow Account.

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

(b)	Final Fee Applications and Payment of Accrued Professional Compensation Claims.

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 30 days after the Effective Date; provided, however, that any Professional who is subject to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Confirmation Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

(c)	Professional Fee Escrow Amount.

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the anticipated Effective Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

(d)	Post-Confirmation Date Fees and Expenses.

From and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors and Reorganized Debtors, as applicable, shall pay, within ten Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable. If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

4.	Priority Tax Claims.

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (1) Cash equal to the amount of such Allowed Priority Tax Claim on (a) the date such Allowed Priority Tax Claim is due and payable in the ordinary course or (b) the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (2) otherwise treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

5.	Statutory Fees.

Notwithstanding anything in the Plan to the contrary, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation pursuant to 28 U.S.C. § 1930(a)(6). The Debtors or Reorganized Debtors, as applicable, shall remain obligated to pay quarterly fees, including any interest thereon, if applicable, to the U.S. Trustee until the earliest of the Chapter 11 Cases being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

B.	Classification and Treatment of Claims and Interests.

1.	Classification of Claims and Interests.

The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The following chart represents the classification of Claims and Interests for each Debtor pursuant to the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	First Lien Notes Claims	Impaired	Entitled to Vote
4	Second Lien Notes Claims	Impaired	Entitled to Vote
5	Foreign Credit Line Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
7	Debtor Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
8	Non-Debtor Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
10	Existing Pyxus Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

2.	Treatment of Classes of Claims and Interests.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

3.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)

payment in full in Cash of the due and unpaid portion of its Other Secured Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) and (y) as soon as reasonably practicable after the date such Claim becomes due and payable;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

4.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)

payment in full in Cash of the due and unpaid portion of its Other Priority Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) and (y) as soon as reasonably practicable after the date such Claim becomes due and payable; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

(c) Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

5.	Class 3 — First Lien Notes Claims

(a)	Classification: Class 3 consists of any First Lien Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, First Lien Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $275,000,000, plus any accrued but unpaid interest to, but excluding, the Effective Date, and fees, premiums, and other expenses arising under or in connection with the First Lien Notes Indenture as of the Effective Date.

(c)

Treatment: Except to the extent that a Holder of an Allowed First Lien Notes Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed First Lien Notes Claim, each Holder of an Allowed First Lien Notes Claim shall receive either:

(i)

(x) payment in full in Cash of all accrued and unpaid interest on such Holder’s First Lien Notes at the non-default rate to, but excluding, the Effective Date, and (y) such Holder’s pro rata share of the Exit Secured Notes (determined based upon the aggregate principal amount of such Holder’s First Lien Notes as a percentage of all First Lien Notes outstanding as of the date of distribution to Holders of Allowed First Lien Notes Claims); or

(ii)

if Pyxus obtains and accepts a binding commitment for Replacement First Lien Financing on or prior to such day that is 60 days after the Petition Date (and, in any event, prior to the Confirmation Date) and consummates the Replacement First Lien Financing on the Effective Date, its pro rata share of $280.8 million plus all accrued and unpaid interest due and payable on such Holder’s First Lien Notes at the non-default rate to, but excluding, the Effective Date (to the extent not paid during the Chapter 11 Cases), payable in Cash with the proceeds of the Replacement First Lien Financing.

(d)	Voting: Class 3 is Impaired under the Plan. Holders of Allowed First Lien Notes Claims are entitled to vote to accept or reject the Plan.

6.	Class 4 — Second Lien Notes Claims

(a)	Classification: Class 4 consists of any Second Lien Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, Second Lien Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $635,686,000, plus any accrued but unpaid interest, fees, and other expenses arising under or in connection with the Second Lien Notes Indenture.

(c)

Treatment: Except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Second Lien Notes Claim, each Holder of an Allowed Second Lien Notes Claim shall receive, at such Holder’s election, either:

(i)	such Holder’s Pro Rata Share of the Second Lien Notes Common Stock Pool; or

(ii)	Cash equal to 2.00% of the principal amount of all Second Lien Notes beneficially owned by such Holder as of the date of distribution to Holders of Allowed Second Lien Notes Claims.

A Holder of an Allowed Second Lien Notes Claim has the right to elect to participate in either the Second Lien Notes Cash Option or the Second Lien Notes Stock Option. Such election must be made as to the entirety of the Second Lien Notes Claims beneficially owned by such Holder.

A Holder of an Allowed Second Lien Notes Claim that elects to participate in the Second Lien Notes Stock Option must duly and timely complete and submit its Second Lien Notes Stock Election Form in accordance with the instructions set forth therein. A Holder of an Allowed Second Lien Notes Claim that elects to participate in the Second Lien Notes Cash Option does not need to complete or submit a Second Lien Notes Stock Election Form. For the avoidance of doubt, a Holder of an Allowed Second Lien Notes Claim that does not duly and timely submit a Second Lien Notes Stock Election Form in accordance with the instructions set forth therein will be deemed to have elected the Second Lien Notes Cash Option.

The Restructuring Support Agreement requires all Consenting Second Lien Noteholders to elect the Second Lien Notes Stock Option, and such Persons must take all necessary actions to effectuate such election.

Any Holder that duly and timely elects the Second Lien Notes Stock Option shall be deemed to be a party to the New Shareholders Agreement.

“Pro Rata Share” means, with respect to any Holder of an Allowed Second Lien Notes Claim, the percentage equal to (x) the aggregate principal amount of Second Lien Notes beneficially owned by such Holder as of the date of distribution to Holders of Allowed Second Lien Notes Claims, divided by (y) $635,686,000.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Second Lien Notes Claims are entitled to vote to accept or reject the Plan.

7.	Class 5 — Foreign Credit Line Claims

(a)	Classification: Class 5 consists of any Foreign Credit Line Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed Foreign Credit Line Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release and discharge of and in exchange for each Allowed Foreign Credit Line Claim, each Holder of an Allowed Foreign Credit Line Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed Foreign Credit Line Claim.

(c)

Voting: Class 5 is Unimpaired and Holders of Allowed Foreign Credit Line Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Foreign Credit Line Claims are not entitled to vote to accept or reject the Plan.

8.	Class 6 — General Unsecured Claims

(a)	Classification: Class 6 consists of any General Unsecured Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

(c)

Voting: Class 6 is Unimpaired and Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

9.	Class 7 — Debtor Intercompany Claims

(a)	Classification: Class 7 consists of any Debtor Intercompany Claims.

(b)

Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Debtor Intercompany Claim shall, at the option of the applicable Debtors, either on or after the Effective Date, be:

(i)	Reinstated; or

(ii)	extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Debtor Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Allowed Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

10.	Class 8 — Non-Debtor Intercompany Claims

(a)	Classification: Class 8 consists of any Non-Debtor Intercompany Claims.

(b)	Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Non-Debtor Intercompany Claim shall, at the option of the applicable Debtors, be:

(i)	Reinstated; or

(ii)	(extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Non-Debtor Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

11.	Class 9 — Intercompany Interests

(a)	Classification: Class 9 consists of all Intercompany Interests.

(b)	Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Intercompany Interest shall, at the option of the applicable Debtors, be:

(i)	Reinstated; or

(ii)	extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Interests.

For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor unless otherwise provided in the Plan Supplement.

(c)

Voting: Holders of Allowed Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have accepted or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

12.	Class 10 — Existing Pyxus Interests

(a)

Treatment: On the Effective Date, all Existing Pyxus Interests, and any related Claims described in section 510(b) of the Bankruptcy Code in respect of such Existing Pyxus Interests, shall be discharged, cancelled, released, and extinguished and of no further force or effect without any distribution on account of such Interests. Except as set forth below, Holders of Existing Pyxus Interests (and any related Claims described in section 510(b) of the Bankruptcy Code in respect of such Existing Pyxus Interests), shall not receive or retain any other property or interests under the Plan.

(b)

Notwithstanding the foregoing, each Qualifying Holder of Pyxus Common Stock will receive its pro rata share of the Existing Equity Cash Pool (determined based upon the aggregate number of shares of Pyxus Common Stock held by such Holder as a percentage of all shares of Pyxus Common Stock as of the date of distribution to such Holders). Any portion of the Existing Equity Cash Pool attributable to a Holder of Pyxus Common Stock that is not a Qualifying Holder of Pyxus Common Stock shall be retained by the Reorganized Debtors.

(c)

Voting: Holders of Class 10 Existing Pyxus Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Pyxus Interests are not entitled to vote to accept or reject the Plan.

C.	Means for Implementation of the Plan.

1.	General Settlement of Claims and Interests.

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including with respect to issues related to the value of the Debtors’ unencumbered property.

2.	Restructuring Transactions.

On and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions (as agreed and in accordance with the Restructuring Support Agreement and subject to the applicable consent and approval rights thereunder), including to establish Reorganized Pyxus and, if applicable, to transfer assets of the Debtors to Reorganized Pyxus or a subsidiary thereof. The applicable Debtors or the Reorganized Debtors will take any actions as may be necessary or advisable to effect a corporate restructuring of the overall corporate structure of the Debtors, to the extent agreed in accordance with the consent rights in the Restructuring Support Agreement and provided in the Plan or in the Definitive Restructuring Documents, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions.

The actions to implement the Restructuring Transactions may include, in each case if and as agreed in accordance with the Restructuring Support Agreement and subject to the applicable consent and approval rights thereunder: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation for other transactions as described in clause (1), pursuant to applicable state law; (4) the execution and delivery of the New Shareholders Agreement and the New Pyxus Constituent Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); and the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock as set forth in the Plan; and (5) all other actions that the Debtors and the Required Consenting Noteholders determine to be necessary or appropriate.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

3.	Sources of Consideration for Plan Distributions.

The Debtors shall fund distributions under the Plan, as applicable, with: (1) the issuance of New Common Stock; (2) the Exit ABL Facility; (3) the Exit Term Facility; (4) the Exit Secured Notes, or, if applicable, the Replacement First Lien Financing; and (5) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock will be exempt from SEC registration, as described more fully in Section V.C.5 below.

(a)	Issuance and Distribution of the New Common Stock.

On the Effective Date, Reorganized Pyxus shall have at least twenty-five (25) million authorized shares of New Common Stock (or such other amount as may be agreed by the Debtors and the Required Consenting Second Lien Noteholders) to satisfy the Effective Date Issuance Amount and all grants under the New MIP. To the extent of any increase in the Effective Date Issuance Amount, the number of authorized shares of New Common Stock shall be increased accordingly. The number of shares of New Common Stock equal to the Effective Date Issuance Amount shall be issued on the Effective Date as follows: (a) on account of distributions of the Second Lien Notes Common Stock Pool to Holders of Allowed Second Lien Notes Claims who duly and timely submit the Second Lien Notes Stock Election Form, (b) in satisfaction of the Second Lien Notes RSA Fee Shares, (c) in satisfaction of the Backstop Fee Shares, and (d) on account of the Exit Facility Shares (in the cases of clauses (b) through (d), to the Persons entitled thereto pursuant to the terms and conditions of the Restructuring Support Agreement).

The chart below illustrates the number of shares of New Common Stock that will be issued on the Effective Date and the percentage of all such shares of New Common Stock (a) without giving effect to the New MIP, (b) assuming no change in the Effective Date Issuance Amount, and (c) assuming all Holders duly and timely elect the Second Lien Notes Stock Option.

Issuance	Number of Shares	Percentage
Second Lien Notes Common Stock Pool	11,526,593.75	50.12%
Exit Facility Shares	10,220,625.00	44.44%
Backstop Fee Shares	965,281.25	4.20%
Second Lien Notes RSA Fee Shares	287,500.00	1.25%
Total	23,000,000	100.000000%

There shall be no reduction in the Effective Date Issuance Amount in the event any Holders of Allowed Second Lien Notes Claims duly and timely elect (or are deemed to have elected) the Second Lien Notes Cash Option. Any shares of New Common Stock that would have been issued to such Holders had such Holders duly and timely elected the Second Lien Notes Stock Option will be allocated as follows: (a) 50.75% to Holders of Allowed Second Lien Notes Claims who duly and timely elect the Second Lien Notes Stock Option, (b) 45.00% to the recipients of the Exit Facility Shares, and (c) 4.25% to the recipients of the Backstop Fee Shares (in each case ratably among the Persons entitled to such distributions or fees, as applicable).

Each distribution and issuance of the New Common Stock as of the Effective Date shall be governed by the terms and conditions set forth in the Plan applicable to such distribution, issuance, and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance, and/or dilution, as applicable, including the New Pyxus Constituent Documents and New Shareholders Agreement, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Pyxus Constituent Documents and the New Shareholders Agreement, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

The New Common Stock will not be registered on any exchange as of the Effective Date and may or may not (at the Debtors’ discretion with the consent of the Required Consenting Second Lien Noteholders) meet the eligibility requirements of DTC. For the avoidance of doubt, distributions to Holders of Class 4 – Second Lien Notes Claims shall be made on or as soon as practicable after the Effective Date, and the Distribution Record Date shall not apply to such distributions. Notwithstanding anything set forth herein, in the Plan, or in the Confirmation Order, distributions of New Common Stock or Cash, as applicable, to the Holders of Second Lien Notes shall be made to or at the direction of the Second Lien Notes Indenture Trustee or the Distribution Agent as determined by the Debtors.

(b)	The Exit ABL Facility and the Exit Term Facility.

On the Effective Date, the Reorganized Debtors shall execute and deliver the Exit ABL Credit Agreement and the Exit Term Facility Agreement and shall execute, deliver, file, record, and issue any other related, notes, guarantees, security documents, instruments, or agreements in connection therewith, in each case, without (a) further notice to the Bankruptcy Court or (b) further act or action under applicable, law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

(c)	The Exit Secured Notes.

On the Effective Date, Reorganized Pyxus shall issue the Exit Secured Notes pursuant to the Exit Secured Notes Indenture in an initial aggregate principal amount equal to 102.1250% of the principal amount of First Lien Notes outstanding as of immediately prior to the Effective Date, and the Reorganized Debtors are authorized to and authorized to cause any non-Debtor guarantors to, execute, deliver, file, record, and issue any other related notes, guarantees, security documents, instruments, or agreements in connection therewith, in each case, without (a) further notice to the Bankruptcy Court or (b) further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

Confirmation of the Plan shall be deemed approval of the Exit Secured Notes, the Exit Secured Notes Indenture, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, authorization of the Reorganized Debtors to be party thereto to enter into and execute the Exit Secured Notes Indenture, and authorization for Reorganized Pyxus to create or perfect the Liens in connection therewith.

On the Effective Date, the collateral agent under the Exit Secured Notes Indenture shall be granted valid, binding, and enforceable Liens on the collateral specified in, and to the extent required by, the Exit Secured Notes Indenture and the other documents executed in connection therewith. To the extent granted, the guarantees, mortgages, pledges, Liens, and other security interests granted pursuant to the Exit Secured Notes Indenture and the other documents executed in connection therewith are granted in good faith as an inducement to the collateral agent under the Exit Secured Notes Indenture to extend credit thereunder, shall be valid and enforceable, and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of any such Liens and security interests shall be as set forth in the Exit Secured Notes Indenture, the Exit Intercreditor Agreements, and the other documents executed in connection therewith.

Alternatively, if Pyxus obtains and accepts a binding commitment for Replacement First Lien Financing on or prior to such day that is sixty (60) days after the Petition Date (and, in any event, prior to the Confirmation Date), such Replacement First Lien Financing shall be consummated on the Effective Date, and Reorganized Pyxus shall not issue any Exit Secured Notes. The proceeds of such Replacement First Lien Financing shall be used in accordance with the Plan.

For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to Holders of Class 3 – First Lien Notes Claims. Notwithstanding anything set forth herein, in the Plan, or in the Confirmation Order, distributions of Exit Secured Notes or Cash, as applicable, to the Holders of First Lien Notes shall be made to or at the direction of the First Lien Notes Indenture Trustee or the Distribution Agent as determined by the Debtors.

(d)	Cash on Hand.

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

4.	New Shareholders Agreement.

On the Effective Date, Reorganized Pyxus shall enter into and deliver the New Shareholders Agreement, in substantially the form included in the Plan Supplement, to each Holder of New Common Stock and such Holders shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Pyxus.

5.	Exemption from Registration Requirements.

All shares of New Common Stock or other Securities, as applicable, issued and distributed pursuant to the Plan, will be issued and distributed without registration under the Securities Act or any similar federal, state, or local law in reliance upon (1) section 1145 of the Bankruptcy Code; (2) section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder; or (3) such other exemption as may be available from any applicable registration requirements.

The offering, issuance, and distribution of any shares of New Common Stock or of the Exit Secured Notes pursuant to the Plan in reliance upon section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. Such shares of New Common Stock or other Securities to be issued under the Plan pursuant to section 1145 of the Bankruptcy Code (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) subject to the terms of the New Shareholders Agreement, are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code.

All shares of New Common Stock or other Securities issued pursuant to the Plan that are not issued in reliance on section 1145 of the Bankruptcy Code will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or such other exemption as may be available from any applicable registration requirements. All shares of New Common Stock issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. The New Common Stock underlying the New MIP will be issued pursuant to a registration statement or an available exemption from registration under the Securities Act and other applicable law.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of Reorganized Pyxus’ New Common Stock or the Exit Secured Notes through the facilities of DTC, the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Final Order with respect to the treatment of such applicable portion of Reorganized Pyxus’ New Common Stock or the Exit Secured Notes, and such Plan or Final Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

DTC shall be required to accept and conclusively rely upon the Plan and Final Order in lieu of a legal opinion regarding whether Reorganized Pyxus’ New Common Stock or the Exit Secured Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether Reorganized Pyxus’ New Common Stock or the Exit Secured Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

6.	Corporate Existence.

Except as otherwise provided in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Pyxus Constituent Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

7.	Corporate Action.

On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the agreements with existing management; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) implementation of the Restructuring Transactions; and (4) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Shareholders Agreement, the New Pyxus Constituent Documents, the Exit ABL Credit Agreement, the Exit Term Facility Agreement, Exit Secured Notes Indenture or, if applicable, the Replacement First Lien Financing Agreement, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.G of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

8.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, if any). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

9.	Cancellation of Facilities, Notes, Instruments, Certificates, and Other Documents.

On the Effective Date, except to the extent otherwise provided in the Plan, all facilities, notes, instruments, certificates, shares, and other documents evidencing Claims or Interests shall be cancelled, and the obligations of the Debtors or the Reorganized Debtors thereunder or in any way related thereto shall be discharged and deemed satisfied in full, and the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee shall be released from all duties and obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document or agreement that governs the rights of the Holder of a Claim or Interest and any debt issued thereunder shall continue in effect solely for purposes of (1) allowing Holders of Allowed Claims to receive distributions under the Plan; (2) allowing and preserving the rights of the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to make distributions pursuant to the Plan; (3) preserving the DIP Agent’s, First Lien Notes Indenture Trustee’s, and Second Lien Notes Indenture Trustee’s rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Notes Claims, Holders of Second Lien Notes Claims, or Holders of DIP Facility Claims, including permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to maintain, enforce, and exercise their charging liens, if any, against such distributions; (4) preserving all rights, including rights of enforcement, of the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee against any Person other than a Released Party (including the Debtors), including with respect to indemnification or contribution from the Holders of First Lien Notes Claims, Holders of Second Lien Notes Claims, and Holders of DIP Facility Claims, pursuant and subject to the terms of the First Lien Notes Indenture, the Second Lien Notes Indenture, and the DIP Credit Agreement, respectively, as in effect on the Effective Date; (5) permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to enforce any obligation (if any) owed to the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee, respectively, under the Plan; (6) permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (7) permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan and (b) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. The DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee shall be discharged and shall have no further obligation or liability except as provided in the Plan and Confirmation Order, and after the performance by the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee and their representatives and professionals of any obligations and duties required under or related to the Plan or Confirmation Order, the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee shall be relieved of and released from any obligations and duties arising hereunder or thereunder. The fees, expenses, and costs of the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee, including fees, expenses, and costs of its professionals incurred after the Effective Date in connection with the DIP Credit Agreement, the First Lien Notes Indenture, and the Second Lien Notes Indenture, as applicable, and reasonable and documented costs and expenses associated with effectuating distributions pursuant to the Plan will be paid by the Reorganized Debtors in the ordinary course.

10.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the New Shareholders Agreement, the New Pyxus Constituent Documents, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

11. Exemptions from Certain Taxes and Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for any or all of the Exit Term Facility, Exit ABL Facility, or Exit Secured Notes; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

12. New Pyxus Constituent Documents.

The New Pyxus Constituent Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, Pyxus or Reorganized Pyxus, as applicable, will file its New Pyxus Constituent Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Pyxus Constituent Documents to become effective. After the Effective Date, Reorganized Pyxus may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its jurisdiction of formation and the terms of such documents.

13. Directors and Officers.

On the Effective Date, the Reorganized Pyxus Board shall be determined and selected consistent with the New Shareholders Agreement.

On the Effective Date, the terms of the current members of the Pyxus board of directors shall expire, and the Reorganized Pyxus Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Plan Supplement. On the Effective Date, the officers and overall management structure of Reorganized Pyxus, and all officers and management decisions with respect to Reorganized Pyxus (and/or any of its direct or indirect subsidiaries), compensation arrangements, and Affiliate transactions shall only be subject to the approval of the Reorganized Pyxus Board.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, the New Shareholders Agreement, and the New Pyxus Constituent Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such director or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

14. New MIP.

On or after the Effective Date, the Reorganized Pyxus Board shall adopt and institute the New MIP, enact and enter into related policies and agreements, and distribute New Common Stock to participants based on terms and conditions determined by the Reorganized Pyxus Board.

15. Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

16. Executory Contracts and Expired Leases.

(a) Assumption of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, including the Restructuring Support Agreement, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject Filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease List. Any intercompany Executory Contracts or Unexpired Leases may be amended, assumed, assigned, or terminated as of the Effective Date as determined by the Reorganized Debtors with the consent of the Required Consenting Second Lien Noteholders (such consent not to be unreasonably withheld, conditioned or delayed) and in consultation with the Required Consenting First Lien Noteholders.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

(b) Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejected Executory Contract and Unexpired Lease List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Solicitation Agent at the address specified in any notice of entry of the Confirmation Order and served on the Reorganized Debtors no later than 30 days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Solicitation Agent within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.H of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including thirty days after the Effective Date.

(c) Cure of Defaults and Objections to Cure and Assumption.

The Reorganized Debtors shall satisfy any monetary defaults, if any, under any Executory Contract or Unexpired Lease to be assumed hereunder, to the extent required by section 365(b)(1) of the Bankruptcy Code, upon assumption thereof in the ordinary course of business. If a counterparty to an Executory Contract or Unexpired Lease believes any Cure amount is due, it shall assert a Cure Claim against the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, subject to all defenses the Debtors or Reorganized Debtors may have with respect to such Cure Claim. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Reorganized Debtors of the applicable Cure Claim. The Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, may settle any Cure Claims without any further notice to or action, order, or approval of the Bankruptcy Court.

Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption must be Filed, served, and actually received by the counsel to the Debtors and the U.S. Trustee on the Confirmation Objection Deadline or other deadline that may be set by the Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have assented to such assumption.

In the event of a dispute regarding (1) the amount of any Cure Claim; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption or the payment of Cure Claims, payment of a Cure Claim, if any, shall occur as soon as reasonably practicable after the entry of a Final Order resolving such dispute and approving such assumption.

Each Debtor or Reorganized Debtor, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Debtor or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the Cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such Executory Contract or Unexpired Lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected Executory Contracts or Unexpired Leases shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List, if any.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

(d) Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. Except as set forth in Article V.F the Plan, nothing in the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such insurance policies or (2) alters or modifies the duty, if any, that the insurers or third party administrators pay claims covered by such insurance policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. For the avoidance of doubt, insurers and third party administrators shall not need to nor be required to File or serve a Cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any claims bar date or similar deadline governing Cure amounts or Claims.

(e) Indemnification Provisions.

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ New Pyxus Constituent Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, managers, and employees at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date. None of the Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such current or former directors’, officers’, managers, or employees’ indemnification rights.

On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

(f) Director, Officer, Manager, and Employee Liability Insurance.

On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies (including, if applicable, any “tail policy”) and any agreements, documents, or instruments relating thereto. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including, if applicable, any “tail policy”).

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring prior to the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

(g) Employee and Retiree Benefits.

Except as otherwise provided in the Plan, on and after the Effective Date, without limiting any authority to modify the same provided to the Reorganized Debtors and/or the Reorganized Pyxus Board under the Debtors’ respective formation and constituent documents, employment policies, and contracts or under law, provided, that no modification shall impact any obligations arising prior to the Petition Date, the Reorganized Debtors shall: (1) honor in the ordinary course of business any assumed contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation (including any incentive plans), retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, SERP benefits, SRAP benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code) shall continue to be paid in accordance with applicable law.

Notwithstanding any other provision in the Plan, any provisions in any of the aforementioned compensation and benefits programs that provide rights to purchase or receive Pyxus Common Stock shall be cancelled and given no effect to the extent such Pyxus Common Stock has not been issued as of the Petition Date (and will be null and void and have no effect with respect to shares of New Common Stock after the Effective Date).

(h) Modifications, Amendments, Supplements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

(i) Reservation of Rights.

Neither the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan nor exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, if any, nor anything contained in the Plan or Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided in the Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

(j) Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

(k) Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

D. Conditions to Consummation of the Plan.

1. Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

1.	the Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated;

2.	the Final DIP Order shall remain in full force and effect and no event of default shall have occurred and be continuing under the DIP Facility;

3.

all conditions precedent to the effectiveness of the Exit ABL Facility in form and substance consistent with the Restructuring Support Agreement in all respects shall have been satisfied or duly waived (or shall be satisfied contemporaneously with consummation of the Plan);

4.

the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been Filed, and shall be in form and substance consistent with the Restructuring Support Agreement in all respects;

5.

the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with the Restructuring Support Agreement in all respects, and such Confirmation Order shall have become a Final Order;

6.

the Debtors and applicable Consenting Noteholders shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and each of the other transactions contemplated by the Restructuring Transactions;

7.

the Definitive Restructuring Documents in form and substance consistent with the Restructuring Support Agreement in all respects shall, where applicable, have been executed and remain in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with their terms);

8.

the Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article X.A of the Plan and the Restructuring Support Agreement;

9.

all fees and expenses provided for in the Restructuring Support Agreement and the DIP Credit Agreement shall have been paid in full by the Debtors in accordance with the Restructuring Support Agreement and the DIP Credit Agreement, as applicable; and

10.	the New Common Stock shall have been issued by Reorganized Pyxus in accordance with the Plan.

2. Waiver of Conditions Precedent to Confirmation or the Effective Date.

Subject to Noteholder Approval Rights and the terms of the Restructuring Support Agreement, each condition to the Effective Date set forth in Article IX.A may be waived in whole or in part at any time by the Debtors without an order of the Bankruptcy Court.

3. Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such Debtor.

4. Effect of Non-Occurrence of Conditions to Consummation.

If the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (2) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

E. Settlement, Release, Injunction, and Related Provisions.

1. Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

2. Binding Effect.

On the Effective Date, and effective as of the Effective Date, the Plan will bind, and will be deemed binding upon, all Holders of Claims against and Interests in the Debtors, and each Holder’s respective successors and assigns, to the maximum extent permitted by applicable law, notwithstanding whether or not any such Holder (1) will receive or retain any property or interest in property under the Plan, (2) has Filed a Proof of Claim or Proof of Interest in the Chapter 11 Cases, or (3) voted to accept or reject the Plan.

3. Discharge of Claims.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Debtor Intercompany Claims or Non-Debtor Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan or voted to reject the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan. For the avoidance of doubt, Allowed General Unsecured Claims shall be discharged in accordance with Article VIII.C of the Plan on the date each such Allowed General Unsecured Claim is satisfied in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claims.

4. Release of Liens.

Except (1) with respect to the Liens securing Other Secured Claims that are Reinstated pursuant to the Plan, or (2) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates and, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, at the sole cost of and expense of the Reorganized Debtors, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

5. Debtor Release.

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, whether known or unknown (including any derivative claims, asserted or assertable on behalf of any of the Debtors) that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Orders, the First Lien Notes, the Second Lien Notes, the Exit ABL Facility, the Exit Term Facility, the Exit Secured Notes or Replacement First Lien Financing, as applicable, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, or the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the Plan Supplement, the Filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of Consummation of the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising after Consummation of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

6. Third-Party Release.

Effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown (including any derivative claims, asserted or assertable on behalf of any of the Debtors) that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Orders, the First Lien Notes, the Second Lien Notes, the Exit ABL Facility, the Exit Term Facility, the Exit Secured Notes or Replacement First Lien Financing, as applicable, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, or the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the Plan Supplement, the Filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of Consummation of the Plan, the administration and implementation of the Plan, including the issuance or distribution of any Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising after Consummation of any party or Entity under the Plan, any Restructuring Transaction, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

7. Exculpation.

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of Consummation of the Plan, the administration and implementation of the Plan, including the issuance of any Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims or liabilities arising out of or relating to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

8. Injunction.

Effective as of the Effective Date, pursuant to section 524(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

VI. Confirmation of the Plan

A. The Confirmation Hearing.

At the Confirmation Hearing, the Bankruptcy Court will determine whether to approve the Disclosure Statement and whether the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or the filing of a notice of such adjournment served in accordance with the order approving the Solicitation Procedures.

B. Deadline to Object to Approval of the Disclosure Statement and Confirmation of the Plan.

Upon commencement of the Chapter 11 Cases and scheduling of the Confirmation Hearing, the Debtors will provide notice of the Confirmation Hearing, and, if approved by the Bankruptcy Court, the notice will provide that objections to the Disclosure Statement and Confirmation of the Plan must be filed and served at or before 5:00 p.m., prevailing Eastern Time, on July 20, 2020. Unless objections to the Disclosure Statement or Confirmation of the Plan are timely served and filed, they may not be considered by the Bankruptcy Court.

C. Requirements for Approval of the Disclosure Statement.

Pursuant to sections 1125(g) and 1126(b) of the Bankruptcy Code, prepetition solicitation of votes to accept or reject a chapter 11 plan must comply with applicable federal or state securities laws and regulations (including the registration and disclosure requirements thereof) or, if such laws and regulations do not apply, provide “adequate information” under section 1125 of the Bankruptcy Code. At the Confirmation Hearing, the Debtors will seek a determination from the Bankruptcy Court that the Disclosure Statement satisfies sections 1125(g) and 1126(b) of the Bankruptcy Code.

D. Requirements for Confirmation of the Plan.

1. Requirements of Section 1129(a) of the Bankruptcy Code.

Among the requirements for confirmation are the following: (a) the plan is accepted by all impaired classes of claims and interests or, if the plan is rejected by an impaired class, at least one impaired class of claims or interests has voted to accept the plan and a determination that the plan “does not discriminate unfairly” and is “fair and equitable” as to holders of claims in all rejecting impaired classes; (b) the plan is feasible; and (c) the plan is in the “best interests” of holders of Impaired Claims and Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that the Plan satisfies or will satisfy all of the necessary requirements of chapter 11 of the Bankruptcy Code. Specifically, in addition to other applicable requirements, the Debtors believe that the Plan satisfies or will satisfy the applicable Confirmation requirements of section 1129 of the Bankruptcy Code set forth below.

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors, as the Plan proponents, have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•

Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, will be disclosed to the Bankruptcy Court, and any such payment: (a) made before Confirmation will be reasonable or (b) will be subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation.

•

Either each Holder of an Impaired Claim against or Interest in the Debtors will accept the Plan, or each non-accepting Holder will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that the Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•

Except to the extent that the Holder of a particular Claim agrees to a different treatment of its Claim, the Plan provides that, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, Allowed Administrative Claims and Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class.

•	Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan.

•	All fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date.

Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class. Section 1126(d) of the Bankruptcy Code provides that a class of interests has accepted a plan of reorganization if such plan has been accepted by holders of such interests that hold at least two- thirds in amount of the allowed interests of such class.

2. The Debtor Release, Third-Party Release, Exculpation, and Injunction Provisions.

Article VIII of the Plan provides for releases of certain claims and Causes of Action the Debtors may hold against the Released Parties. The Released Parties are: (a) each of the Debtors; (b) the Reorganized Debtors; (c) the DIP Agent; (d) each of the DIP Lenders; (e) each Holder of a First Lien Notes Claim who votes in favor of the Plan; (f) the First Lien Notes Indenture Trustee; (g) each Holder of a Second Lien Notes Claim who votes in favor of the Plan; (h) the Second Lien Notes Indenture Trustee; (i) the agents or indenture trustees under the Exit Secured Notes, Exit ABL Facility, and Exit Term Facility; (j) each lender or holder under the Exit Secured Notes, Exit ABL Facility, and Exit Term Facility; (k) the Initial Commitment Parties; (l) each current and former Affiliate of each Entity in clause (a) through (k); and (m) each Related Party of each Entity in clause (a) through (l); provided, however, that in each case, an Entity shall not be a Released Party if it (A) timely provides, either formally or informally in writing, an objection to the releases contained in Article VIII.F of the Plan that is not resolved before Confirmation of the Plan or (B) elects to opt out of the releases contained in Article VIII.F of the Plan; provided, further, that any such Entity shall be identified by name as a non-Released Party in the Confirmation Order.

Article VIII of the Plan provides for releases of certain claims and Causes of Action that Holders of Claims may hold against the Released Parties in exchange for the good and valuable consideration and the valuable compromises made by the Released Parties (the “Third-Party Releases”). The Holders of Claims who are releasing certain claims and Causes of Action against non-Debtors under the Third-Party Releases include: (a) the Released Parties identified in subsection (a)–(l) and those Released Parties identified in subsection (m) of the definition of “Released Party” on behalf of whom the parties identified in subsections (a)–(l) of the definition of “Released Party” have the authority, including under any agreement or applicable non-bankruptcy law, to grant the Third-Party Release set forth in Article VIII.F of the Plan; (b) the Holders of all Claims and Interests who vote to accept the Plan; (c) the Holders of all Claims or Interests that are Unimpaired under the Plan; (d) the Holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth in the Plan; (e) the Holders of all Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth in the Plan; (f) the Holders of all Claims or Interests (other than Holders of Existing Pyxus Interests) who are deemed to reject the Plan and who do not (A) timely provide, either formally or informally in writing, an objection to the Third Party Releases or (B) elect to opt out of the Third Party Releases; (g) the Holders of all Claims and Interests (other than Holders of Existing Pyxus Interests) who were given notice of the opportunity to opt out of granting the Third Party Releases but did not opt out; (h) the Holders of Existing Pyxus Interests who do not timely submit an Equityholder Opt-Out Form opting out of the Third Party Releases; and (i) each Related Party of each Entity in clause (b) through clause (h).

Article VIII of the Plan provides for the exculpation of each Exculpated Party for certain acts or omissions taken in connection with the Chapter 11 Cases. The released and exculpated claims are limited to those claims or Causes of Action that may have arisen in connection with, related to, or arising out of the Plan, this Disclosure Statement, or the Chapter 11 Cases. The Exculpated Parties are: (a) the Debtors; (b) the Reorganized Debtors; (c) each Related Party of each Entity in clauses (a) and (b); and (d) any other Person entitled to the protections of section 1125(e) of the Bankruptcy Code; provided that non-Debtor Affiliates of the Debtors shall not be Exculpated Parties.

Article VIII of the Plan permanently enjoins Entities who have held, hold, or may hold Claims, Interests, or Liens that have been discharged or released pursuant to the Plan or are subject to exculpation pursuant to the Plan from asserting such Claims, Interests, or Liens against each Debtor, the Reorganized Debtors, the Exculpated Parties, and the Released Parties.

Under applicable law, a release provided by a debtor is appropriate where: (a) there is an identity of interest between the debtor and the third party, such that a suit against the released non-debtor party is, at core, a suit against the debtor or will deplete assets of the estate; (b) there is a substantial contribution by the non-debtor of assets to the reorganization; (c) the injunction is essential to the reorganization; (d) there is overwhelming creditor support for the injunction; and (e) the chapter 11 plan will pay all or substantially all of the claims affected by the injunction. In re Indianapolis Downs, LLC, 486 B.R. 286, 303 (Bankr. D. Del. 2013). Importantly, these factors are “neither exclusive nor are they a list of conjunctive requirements,” but “[i]nstead, they are helpful in weighing the equities of the particular case after a fact-specific review.” Id. Further, a chapter 11 plan may provide for a release of third-party claims against non-debtors, such as the Third-Party Releases, where such releases are consensual. Id. at 304–06. In addition, exculpation is appropriate where it applies to estate fiduciaries. Id. at 306. Finally, an injunction is appropriate where it is necessary to the reorganization and fair pursuant to section 105(a) of the Bankruptcy Code. In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012). In addition, approval of the releases, exculpations, and injunctions for each of the Released Parties and each Exculpated Party as part of Confirmation of the Plan will be limited to the extent such releases, exculpations, and injunctions are permitted by applicable law.

The Debtors believe that the releases, exculpations, and injunctions set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the Debtors’ restructuring proceedings, and each of the Released Parties has contributed value to the Debtors and aided in the reorganization process, which facilitated the Debtors’ ability to propose and pursue Confirmation. The Debtors believe that each of the Released Parties has played an integral role in formulating the Plan and has expended significant time and resources analyzing and negotiating the issues presented by the Debtors’ prepetition capital structure. The Debtors further believe that such releases, exculpations, and injunctions are a necessary part of the Plan. In addition, the Debtors believe the Third- Party Releases are entirely consensual under the established case law in the United States Bankruptcy Court for the District of Delaware. See In re Indianapolis Downs, LLC, 486 B.R. at 304–06. The Debtors will be prepared to meet their burden to establish the basis for the releases, exculpations, and injunctions for each of the Released Parties and each Exculpated Party as part of Confirmation of the Plan.

3. Best Interests of Creditors—Liquidation Analysis.

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an interest in such class either (a) has accepted the plan, or (b) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7 of the Bankruptcy Code.

To demonstrate compliance with the “best interests” test, the Debtors, with the assistance of their advisors, prepared the Liquidation Analysis, attached hereto as Exhibit F, showing that the value of the distributions provided to holders of Allowed Claims and Interests under the Plan would be the same or greater than under a hypothetical chapter 7 liquidation. Accordingly, the Debtors believe that the Plan is in the best interests of creditors.

4. Feasibility/Financial Projections.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a chapter 11 plan of reorganization is not likely to be followed by the liquidation of the reorganized debtor or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in the chapter 11 plan). For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors, RPA, and Lazard have prepared certain Financial Projections, which projections and the assumptions upon which they are based are attached hereto as Exhibit D. Based on these Financial Projections, the Debtors believe the deleveraging contemplated by the Plan meets the financial feasibility requirement. Moreover, the Debtors believe that sufficient funds will exist to make all payments required by the Plan. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

5. Acceptance by Impaired Classes.

The Bankruptcy Code requires that, except as described in the following section, each impaired class of claims or interests must accept a plan in order for it to be confirmed. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to the class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or the interest entitles the holder of the claim or interest; (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest; or (c) provides that, on the consummation date, the holder of such claim receives Cash equal to the allowed amount of that claim or, with respect to any equity interest, the holder of such interest receives value equal to the greater of (i) any fixed liquidation preference to which the holder of such equity interest is entitled, (ii) the fixed redemption price to which such holder is entitled, or (iii) the value of the interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number of creditors actually voting cast their ballots in favor of acceptance. For a class of impaired interests to accept a plan, section 1126(d) of the Bankruptcy Code requires acceptance by interest holders that hold at least two-thirds in amount of the allowed interests of such class, counting only those interests that actually voted to accept or reject the plan. Thus, a class of interests will have voted to accept the plan only if two-thirds in amount actually voting cast their ballots in favor of acceptance.

6. Confirmation Without Acceptance by All Impaired Classes.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted the plan, provided that the plan has been accepted by at least one impaired class of claims. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

If any Impaired Class of Claims or Interests rejects the Plan, including Classes of Claims or Interests deemed to reject the Plan, the Debtors will request Confirmation of the Plan, as it may be modified from time to time, utilizing the “cramdown” provision under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Debtor.

The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the requirements for cramdown and the Debtors will be prepared to meet their burden to establish that the Plan can be confirmed pursuant to section 1129(b) of the Bankruptcy Code as part of Confirmation of the Plan.

(a) No Unfair Discrimination.

The “unfair discrimination” test applies with respect to classes of claim or interests that are of equal priority but are receiving different treatment under a proposed plan. The test does not require that the treatment be the same or equivalent, but that the treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. Under certain circumstances, a proposed plan may treat two classes of unsecured creditors differently without unfairly discriminating against either class.

With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. Accordingly, the Debtors believe that the Plan meets the standard to demonstrate that the Plan does not unfairly discriminate and the Debtors will be prepared to meet their burden to establish that there is no unfair discrimination as part of Confirmation of the Plan.

(b) Fair and Equitable Test.

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to each non-accepting class and as set forth below, the test sets different standards depending on the type of claims or interests in such class. The Debtors believe that the Plan satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the Plan. There is no Class receiving more than a 100% recovery and no junior Class is receiving a distribution under the Plan until all senior Classes have received a 100% recovery or agreed to receive a different treatment under the Plan or had the opportunity to submit a Superior Alternative Proposal.

(i) Secured Claims.

The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (A) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (B) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a value, as of the effective date, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the claimant’s liens. In addition, it would be “fair and equitable” if a secured creditor has a right to credit bid for the debtors’ assets pursuant to section 363(k) of the Bankruptcy Code. For the avoidance of doubt, and to the extent applicable, the Plan shall be deemed to be a sale of all of the Debtors’ assets, solely for purposes of Section 1129(b)(2)(a)(ii) of the Bankruptcy Code, to Holders of Second Lien Notes Claims as directed by the majority of the Holders of Second Lien Notes Claims under their collateral documents, and, as contemplated by section 363(k) of the Bankruptcy Code, such sale was subject to any Superior Alternative Proposal (as defined in the Restructuring Support Agreement), and no such Superior Alternative Proposal was received and/or accepted by the Debtors.

(ii) Unsecured Claims.

The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (A) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date, equal to the allowed amount of such claim; or (B) the holder of any claim or any interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or junior interest, subject to certain exceptions.

(iii) Interests.

The condition that a plan be “fair and equitable” to a non-accepting class of interests, includes the requirements that either: (A) the plan provides that each holder of an interest in that class receives or retains under the plan on account of that interest property of a value, as of the effective date, equal to the greater of: (1) the allowed amount of any fixed liquidation preference to which such holder is entitled; (2) any fixed redemption price to which such holder is entitled; or (3) the value of such interest; or (B) the holder of any interest that is junior to the interests of such class will not receive or retain any property under the plan on account of such junior interest.

7. Valuation of the Debtors.

The Debtors’ investment banker, Lazard, has prepared an independent valuation analysis, which is attached to this Disclosure Statement as Exhibit E (the “Valuation Analysis”). The Valuation Analysis should be considered in conjunction with the Risk Factors discussed in Section VIII of this Disclosure Statement, entitled “Risk Factors,” and the Financial Projections. The Valuation Analysis is dated as of June 14, 2020, and is based on data and information as of that date. Holders of Claims should carefully review the information in Exhibit E in its entirety. The Debtors believe that the Valuation Analysis demonstrates that the Plan is “fair and equitable” to the non-accepting Classes.

VII. Voting Instructions

A. Overview.

Holders of Claims in a Class entitled to vote should carefully read the below voting instructions.

B. Solicitation Procedures.

1. Solicitation Agent.

The Debtors have proposed to retain Prime Clerk to act, among other things, as the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan. The Solicitation Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan and will file the Voting Report as soon as practicable after the Voting Deadline. The Solicitation Agent will also process and tabulate the Equityholder Opt-Out Forms and the Second Lien Notes Stock Election Forms.

2. Solicitation Package.

The following materials constitute the solicitation package (the “Solicitation Package”) distributed to Holders of Claims in the Voting Classes:

•	the appropriate Ballot and applicable voting instructions, together with a pre-addressed, postage pre-paid return envelope; and

•	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

3. Voting Deadline.

The period during which Ballots with respect to the Plan will be accepted by the Debtors will terminate at 5:00 p.m. prevailing Eastern Time on July 20, 2020, unless the Debtors extend the date until which Ballots will be accepted. Except to the extent that the Debtors so determine or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).

The Debtors reserve the right, at any time or from time to time, to extend the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason, including determining whether or not the requisite number of acceptances have been received, by making a public announcement of such extension no later than the first Business Day next succeeding the previously announced Voting Deadline. The Debtors will give notice of any such extension in a manner deemed reasonable by the Debtors in their discretion. There can be no assurance that the Debtors will exercise their right to extend the Voting Deadline.

4. Distribution of the Solicitation Package and Plan Supplement.

On June 14, 2020, which is more than 28 days before the Voting Deadline, the Debtors caused the Solicitation Agent to distribute the Solicitation Package to Holders of Claims in the Voting Classes (or their brokers, dealers, commercial banks, trust companies, or other agent nominees) by electronic mail and overnight mail.

The Solicitation Package may also be obtained from the Solicitation Agent by: (a) calling 1-(844)-974-2130 (domestic toll-free) or 1-(929)-955-3418 (international toll), and asking for the Solicitation Group; (b) emailing pyxusballots@primeclerk.com and referencing “Pyxus Ballot Processing” in the subject line; or (c) writing to the following address: Pyxus Ballot Processing, c/o Prime Clerk LLC, One Grand Central Place, 60 East 42nd Street, Suite 1440, New York, NY 10165. When the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://cases.primeclerk.com/pyxus, or for a fee at https://ecf.deb.uscourts.gov/.

The Debtors will file the Plan Supplement in accordance with the terms of the Plan on or before July 13, 2020 (or such other date as the Bankruptcy Court may direct). As the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website. The Debtors will not serve paper or CD-ROM copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement at no cost from the Solicitation Agent by: (a) calling the Solicitation Agent at one of the telephone numbers set forth above; (b) visiting the Debtors’ restructuring website, https://cases.primeclerk.com/pyxus; or (c) emailing the Solicitation Agent at the email address set forth above.

C. Voting Procedures.

June 12, 2020 (the “Record Date”), is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the solicitation procedures. Except as otherwise set forth herein, the Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ creditors and other parties in interest.

In order for the Holder of a Claim in a Voting Class to have such Holder’s Ballot counted as a vote to accept or reject the Plan, such Holder’s Ballot must be properly completed, executed, and delivered by following the instructions received with the Ballot, so that such Holder’s Ballot including their vote is actually received by the Solicitation Agent before the Voting Deadline or, with respect a Claim in a Voting Class held through a nominee, to the nominee with sufficient time for the nominee to complete and return the master ballot to the Solicitation Agent prior to the Voting Deadline, as applicable.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

EACH HOLDER OF A CLAIM IN A VOTING CLASS MUST VOTE ALL OF ITS CLAIMS WITHIN THE VOTING CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, ONLY THE LAST PROPERLY EXECUTED BALLOT CAST PRIOR TO THE VOTING DEADLINE WILL BE COUNTED AND ANY OTHER PREVIOUSLY CAST BALLOT SHALL BE DEEMED REVOKED.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE VOTING CLASSES FOLLOWS THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT.

D. Voting Tabulation.

A Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim. Only Holders of Claims in the Voting Classes (or their nominees) shall be entitled to vote with regard to such Claims.

Unless the Debtors decide otherwise, Ballots received after the Voting Deadline may not be counted. A Ballot will be deemed delivered only when the Solicitation Agent actually receives the executed Ballot as instructed in the applicable voting instructions. No Ballot should be sent to the Debtors, the Debtors’ agents (other than the Solicitation Agent), or the Debtors’ financial or legal advisors.

The Bankruptcy Code may require the Debtors to disseminate additional solicitation materials if the Debtors make material changes to the terms of the Plan or if the Debtors waive a material condition to Confirmation. In that event, Solicitation will be extended to the extent directed by the Bankruptcy Court.

To the extent there are multiple Claims within the same Voting Class, the Debtors may, in their discretion, and to the extent possible, aggregate the Claims of any particular Holder within a Voting Class for the purpose of counting votes.

In the event a designation of lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected.

The following Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim; (b) any Ballot that is not actually received by the Solicitation Agent by the Voting Deadline (unless the Debtors determine otherwise or as permitted by the Court); (c) any unsigned Ballot; (d) other than a master ballot, any Ballot that partially rejects and partially accepts the Plan; (e) any Ballot not marked to accept or reject the Plan or marked to both accept and reject the Plan; (f) any Ballot superseded by a later, timely submitted valid Ballot; (g) any improperly submitted Ballot, or any form of ballot other than the official form of Ballot sent by the Solicitation Agent (unless the Debtors determine otherwise or as permitted by the Court); and (h) any Ballot cast by a Person or entity that does not hold a Claim in a Class that is entitled to vote on the Plan.

In addition, the following additional procedures will apply in tabulating master ballots:

•

All nominees are required to retain the beneficial holder ballots cast by their respective beneficial holders (or a record thereof if such vote was otherwise cast in accordance with the nominees’ customary practices) for inspection for a period of one year following the Voting Deadline;

•

Votes cast by holders of securities through nominees will be applied to the applicable positions held by such nominees as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a nominee shall not be counted in excess of the amount of securities held by such nominee as of the Voting Record Date;

•	If conflicting votes or “over-votes” are submitted by a nominee, the Solicitation Agent shall use reasonable efforts to reconcile discrepancies with the nominee;

•

If over-votes are submitted by a nominee that are not reconciled prior to the preparation of the certification of vote results, the votes to accept and to reject the Plan shall be approved in the same proportion as the votes to accept and to reject the Plan submitted by the nominee, but only to the extent of the nominee’s Voting Record Date position in the securities;

•

For the purposes of tabulating votes, each beneficial holder shall be deemed (regardless of whether such holder includes interest in the amount voted on its Ballot) to have voted only the principal amount of its securities.

A single nominee may complete and deliver to the Solicitation Agent multiple master ballots. Votes reflected on multiple master ballots shall be counted except to the extent that they are duplicative of other master ballots. If two or more master ballots are inconsistent, the last properly completed master ballot received prior to the Voting Deadline shall, to the extent of such inconsistency, supersede any prior received master ballot.

As soon as practicable after the Voting Deadline, the Solicitation Agent will file the Voting Report with the Bankruptcy Court. The Voting Report shall, among other things, delineate every Ballot that does not conform to the voting instructions or that contains any form of irregularity (each an “Irregular Ballot”), including those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures, lacking necessary information, or damaged. The Solicitation Agent will attempt to reconcile the amount of any Claim reported on a Ballot with the Debtors’ or nominee’s records, as applicable, but in the event such amount cannot be timely reconciled without undue effort on the part of the Solicitation Agent, the amount shown in the Debtors’ or nominee’s records, as applicable, shall govern. The Voting Report also shall indicate the Debtors’ intentions with regard to such Irregular Ballots. Neither the Debtors nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.

E. Equityholder Opt-Out Forms.

Holders of Existing Pyxus Interests may elect to opt out of the voluntary releases contained in Article VIII.F of the Plan by timely submitting an Equityholder Opt-Out Form. The Debtors will serve the Equityholder Opt-Out Form on Holders of Existing Pyxus Interests (or their Nominees) on or before June 20, 2020 (or such other date as the Bankruptcy Court may direct). Holders of Existing Pyxus Interests who wish to opt out of granting the voluntary releases contained in Article VIII.F of the Plan must complete an Equityholder Opt-Out Form and return it to the Solicitation Agent so that it is actually received by the Solicitation Agent on or before July 20, 2020 at 5:00 p.m. (Prevailing Eastern Time) (or such other date as the Bankruptcy Court may direct) (the “Equityholder Opt-Out Deadline”).

Holders of Exiting Pyxus Interests that do not complete and return the Equityholder Opt-Out Form so that it is received by the Solicitation Agent by the Equityholder Opt-Out Deadline will be deemed to have granted the releases contained in Article VIII.F of the Plan.

Although the Plan does not provide for a distribution to Holders of Existing Pyxus Interests on account of such Existing Pyxus Interests, each Holder of Pyxus Common Stock will automatically receive its ratable share of the Existing Equity Cash Pool (determined based upon the aggregate number of shares of Pyxus Common Stock held by such Holder as a percentage of all shares of Pyxus Common Stock as of the date of distribution to such Holders) unless such Holder of Pyxus Common Stock (i) opts out of the releases contained in Article VIII.F of the Plan by submitting an Equityholder Opt-Out Form by the Equityholder Opt-Out Deadline, or (ii) opposes, objects to, or seeks to impede or delay confirmation of the Plan. Any Holder of Pyxus Common Stock that opts not to grant the releases contained in Article VIII.F of the Plan by submitting an Equityholder Opt-Out Form or objects to, opposes, or seeks to impede or delay confirmation of the Plan shall not be entitled to receive any portion of the Existing Equity Cash Pool.

HOLDERS OF EXISTING PYXUS INTERESTS SHOULD NOT SUBMIT AN EQUITYHOLDER OPT-OUT FORM IF THEY WISH TO (X) RECEIVE THEIR PRO RATA SHARE OF THE EXISTING EQUITY CASH POOL (IF APPLICABLE) AND (Y) BE SUBJECT TO AND BENEFIT FROM THE RELEASES IN ARTICLE VIII.F OF THE PLAN.

F. Second Lien Notes Stock Election Forms.

Each Holder of Class 4 Second Lien Notes Claims may elect on a form to be delivered by the Solicitation Agent (the “Second Lien Notes Stock Election Form”) to receive such Holder’s pro rata share of New Common Stock from the Second Lien Notes Common Stock Pool (the “Second Lien Notes Stock Option”). The Debtors will serve the Second Lien Notes Stock Election Form on Holders of Second Lien Notes Claims (or their Nominees) on or before June 20, 2020 (or such other date as the Bankruptcy Court may direct). Holders of Second Lien Notes Claims who wish to exercise the Second Lien Notes Stock Option must complete a Second Lien Notes Stock Election Form and return it to the Solicitation Agent so that it is actually received by the Solicitation Agent on or before July 20, 2020 at 5:00 p.m. (Prevailing Eastern Time) (or such other date as the Bankruptcy Court may direct) (the “Second Lien Notes Stock Option Deadline”).

Holders of Second Lien Notes Claims that do not complete and return the Second Lien Notes Stock Election Form so that it is received by the Solicitation Agent by the Second Lien Notes Stock Option Deadline will receive payment in Cash equal to 2.00% of the aggregate outstanding principal amount of Second Lien Notes held by such Holder as of the date of distribution to Holders of Allowed Second Lien Notes Claims.

HOLDERS OF SECOND LIEN NOTES CLAIMS SHOULD NOT SUBMIT A SECOND LIEN NOTES STOCK ELECTION FORM IF THEY WISH TO RECEIVE PAYMENT IN CASH.

VIII. Risk Factors

BEFORE TAKING ANY ACTION WITH RESPECT TO THE PLAN, HOLDERS OF CLAIMS AGAINST THE DEBTORS WHO ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT, THE PLAN, AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO, OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT, INCLUDING OTHER DOCUMENTS FILED WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES. EACH OF THE RISK FACTORS DISCUSSED IN THIS DISCLOSURE STATEMENT MAY APPLY EQUALLY TO THE DEBTORS AND THE REORGANIZED DEBTORS, AS APPLICABLE AND AS CONTEXT REQUIRES.

THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE PLAN. THE FACTORS BELOW SHOULD NOT BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH THE PLAN OR ITS IMPLEMENTATION. THE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE RESTRUCTURING AND CONSUMMATION OF THE PLAN. ADDITIONAL RISK FACTORS IDENTIFIED IN THE DEBTORS’ PUBLIC FILINGS WITH THE SEC MAY ALSO BE APPLICABLE TO THE MATTERS SET OUT HEREIN AND SHOULD BE REVIEWED AND CONSIDERED IN CONJUNCTION WITH THIS DISCLOSURE STATEMENT, TO THE EXTENT APPLICABLE. THE RISK FACTORS SET FORTH IN THE DEBTORS’ ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2019 FILED WITH THE SEC ON JUNE 14, 2019, AS UPDATED BY THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2019 FILED WITH THE SEC ON AUGUST 9, 2019, THE QUARTERLY REPORT ON FORM 10- Q FOR THE QUARTER ENDED SEPTEMBER 30, 2019 FILED WITH THE SEC ON NOVEMBER 7, 2019, THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2019 FILED WITH THE SEC ON FEBRUARY 10, 2019, AND ALL FILED FORM 8-KS ARE HEREBY INCORPORATED BY REFERENCE. ANY CURRENT REPORTS ON FORM 8-K (OTHER THAN INFORMATION FURNISHED PURSUANT TO ITEMS 2.02 OR 7.01 AND ANY RELATED EXHIBITS OF ANY FORM 8-K, UNLESS EXPRESSLY STATED OTHERWISE THEREIN), QUARTERLY REPORTS ON FORM 10-Q OR ANNUAL REPORTS ON FORM 10-K FILED BY THE DEBTORS WITH THE SEC AFTER

THE DATE OF THIS DISCLOSURE STATEMENT MAY ALSO INCLUDE RISK FACTORS AND WILL BE CONSIDERED A PART OF THIS DISCLOSURE STATEMENT FROM THE DATE OF THE FILING OF SUCH DOCUMENTS. NEW FACTORS, RISKS AND UNCERTAINTIES EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE TO PREDICT ALL SUCH FACTORS, RISKS AND UNCERTAINTIES.

A. Risks Related to the Restructuring.

1. The Restructuring May Take Longer Than Anticipated.

It is impossible to predict with certainty the amount of time required to confirm the Plan or conclude the Chapter 11 Cases. Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Any material delay in the confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, would add substantial expense and uncertainty to the process. Further, prolonged bankruptcy proceedings may divert Debtors’ resources, including the attention of the Debtors’ management, away from business operations.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Company. For example, it would adversely affect:

•	the Company’s ability to raise additional capital;

•	the Company’s liquidity, including its ability to access the Foreign Credit Lines;

•	how the Company’s business is viewed by regulators, investors, lenders, and credit ratings agencies;

•	the Company’s enterprise value; and

•	the Company’s relationships with customers and vendors.

Even if confirmed on a timely basis, bankruptcy cases to confirm the Plan could have an adverse effect on the Company’s business.

2. The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims Against the Debtors.

Subject to the terms of the Restructuring Support Agreement, if the Restructuring Transactions are not consummated, the Debtors thereafter will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, commencing section 363 sales of the Debtors’ assets, and any other transaction that would maximize the value of the Debtors’ estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims against the Debtors than the terms of the Plan as described in this Disclosure Statement.

3. Even if the Restructuring Transactions are Successful, the Debtors Will Continue to Face Risks.

The Restructuring Transactions are generally designed to reduce the Debtors’ leverage, cash interest expense, improve the Debtors’ liquidity, and provide the Debtors’ greater flexibility to generate long-term growth. Even if the Restructuring Transactions are implemented, the Company will continue to face a number of risks, including certain risks that are beyond the Company’s control, such as changes in economic conditions, changes in the Company’s industry, and changes in demand for the Company’s services. As a result of these risks, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

4. Risks Related to Confirmation and Consummation of the Plan.

(a) The Restructuring Support Agreement May Be Terminated.

The Restructuring Support Agreement contains certain provisions that allow the Restructuring Support Agreement to be terminated if various conditions are satisfied. Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with, among others, vendors, suppliers, employees, and major customers. As more fully set forth in Section 14 of the Restructuring Support Agreement, the Restructuring Support Agreement may be terminated upon the occurrence of certain events, including, among others, (i) a determination that proceeding with the proposed Plan would be inconsistent with the Board’s fiduciary obligations; (ii) a breach by one of more Consenting First Lien Noteholders, such that non-breaching Consenting First Lien Noteholders collectively own (or have voting control of) less than 66 2/3 percent of the aggregate outstanding principal amount of the First Lien Notes; (iii) a breach by one of more Consenting Second Lien Noteholders, such that non-breaching Consenting Second Lien Noteholders collectively own (or have voting control of) less than 66 2/3 percent of the aggregate outstanding principal amount of the Second Lien Notes; (iv) the Bankruptcy Court issues any order, injunction or other decree or takes any other action, which restrains, enjoins or otherwise prohibits the implementation of the Restructuring Transactions or the Definitive Restructuring Documents substantially on the terms and conditions set forth in the Restructuring Support Agreement; (v) an event of default occurs under the DIP Facility that has not been cured or waived within the applicable grace periods; or (vi) if any milestone set forth in Section 7 of the Restructuring Support Agreement is not satisfied, unless extended in accordance with the terms of the Restructuring Support Agreement. If the Restructuring Support Agreement is terminated as a result of a breach thereof by the Debtors or because the Board determines proceeding with the proposed Plan would be inconsistent with its fiduciary obligations, the Debtors may owe significant cash fees to the Consenting Noteholders and the Financing Commitment Parties.

(b) Conditions Precedent to Confirmation May Not Occur.

As more fully set forth in Article IX of the Plan, the occurrence of Confirmation and the Effective Date are each subject to a number of conditions precedent. If each condition precedent to Confirmation is not met or waived, the Plan will not be confirmed, and if each condition precedent to Consummation is not met or waived, the Effective Date will not take place and the Plan shall be null and void in all respects. In the event that the Plan is not confirmed or is not consummated, the Debtors may seek Confirmation of a new plan. Pursuit of a new plan may require consents or concessions from various parties in interest. The Debtors can provide no assurances that such consents or concessions would be obtained. If the Debtors do not secure sufficient working capital to continue their operations or if the new plan is not confirmed, however, the Debtors may be forced to liquidate their assets.

(c) Parties in Interest May Object to the Plan’s Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(d) The Debtors May Not Be Able to Satisfy Vote Requirements.

The Debtors can make no assurances that they will receive the requisite votes for acceptance to confirm the Plan. Even if all Voting Classes vote in favor of the Plan or the requirements for “cramdown” are met with respect to any Class that rejected the Plan, the Bankruptcy Court could decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. Pursuant to section 1126(c) of the Bankruptcy Code, section 1129(a)(7)(A)(i) of the Bankruptcy Code will be satisfied with respect to Classes 3 and 4 if Holders of at least two- thirds in amount and more than one-half in number of the Allowed Claims in the Class that votes on the Plan cast votes to accept the Plan. There is no guarantee that the Debtors will receive the necessary acceptances from Holders of Claims in the Voting Classes. If the Voting Classes vote to reject the Plan, the Debtors may elect to amend the Plan, file an alternative chapter 11 plan, convert to a chapter 7 plan, commence section 363 sales of the Debtors’ assets or pursue any other transaction that would maximize the value of the Debtors’ estates. If the Plan is not confirmed, it is unclear what distributions holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of reorganization.

(e) The Debtors May Not Be Able to Secure Confirmation.

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that: (i) the plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (ii) the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless liquidation or reorganization is contemplated by the plan; and (iii) the value of distributions to non-accepting holders of claims within a particular class under the plan will not be less than the value of distributions such holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

Even if the requisite acceptances are received or the requirements for “cramdown” are met with respect to any Class that rejected the Plan, there can be no assurance that the Bankruptcy Court will confirm the Plan. A dissenting Holder of an Allowed Claim or Interest might challenge either the adequacy of this Disclosure Statement or whether the voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement and the voting results are appropriate, the Bankruptcy Court can decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes.

If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests, as applicable.

Subject to the limitations contained in the Plan, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Any modifications could result in a less favorable treatment of any Class than the treatment currently provided in the Plan, such as a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan.

(f) Parties in Interest May Object to Provisions Contained in the Plan.

There is a risk that certain parties could oppose and object to either the entirety of the Plan or specific provisions of the Plan. There can be no guarantee that a party in interest will not file an objection to the Plan or that the Bankruptcy Court will not sustain such an objection.

(g) Releases, Injunction, and Exculpation Provisions May Not Be Approved.

Confirmation is also subject to the Bankruptcy Court’s approval of the settlement, release, injunction, and related provisions described in Article VIII of the Plan. Certain parties in interest may assert that the Debtors cannot demonstrate that they meet the standards for approval of releases, exculpations, and injunctions established by the United States Court of Appeals for the Third Circuit. If the releases and exculpations are not approved, certain parties may not be considered Releasing Parties, Released Parties, or Exculpated Parties, and certain Released Parties or Exculpated Parties may withdraw their support for the Plan.

(h) The Debtors May Not Be Able to Pursue Nonconsensual Confirmation Over Certain Impaired Non-Accepting Classes.

Generally, a bankruptcy court may confirm a plan under the Bankruptcy Code’s “cramdown” provisions over the objection of an impaired non-accepting class of claims or interests if at least one impaired class of claims has accepted the plan (with acceptance being determined without including the vote of any “insider” in that accepting class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the rejecting impaired classes.

As to Classes 3 and 4, while the Debtors believe they have secured Plan support from the Holders of Claims well in excess of the requisite two-thirds in amount and more than one-half in number of the Allowed Classes 3 and 4 pursuant to the Restructuring Support Agreement, the amount required for an accepting Class of Claims pursuant to section 1126(c) of the Bankruptcy Code, there is no guarantee that those Holders will vote those Claims in favor of the Plan. There can be no assurances that the Debtors will confirm a chapter 11 plan and emerge as a reorganized company in that event, and it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests in that instance. In addition, the pursuit of an alternative restructuring proposal may result in, among other things, increased expenses relating to Professional Fee Claims.

Finally, to the extent that the Voting Classes vote to reject the Plan, the Debtors may not be able to seek to “cramdown” such Voting Classes under section 1129(b) of the Bankruptcy Code because there is no other impaired Class of Claims entitled to vote under the Plan.

(i) The Amount or Classification of a Claim or Interest is Subject to the Debtors’ Right to Object and Other Potential Changes.

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan. Any Holder of a Claim or Interest that is subject to an objection or dispute may not receive its expected share of the estimated distributions described in this Disclosure Statement. Further, there can be no assurance that the estimated amount of Claims in certain Classes will not be significantly more than projected, which in turn, could cause the value of distributions to a Holder of a Claim to be reduced substantially. Therefore, the actual amount of Allowed Claims may vary materially from the estimates set forth in this Disclosure Statement.

(j) The Debtors’ Historical Financial Information May Not Be Comparable to the Financial Information of the Reorganized Debtors.

As a result of Consummation and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements. Thus, it may be difficult to predict the future financial performance of the Reorganized Debtors.

(k) The Effective Date May Not Occur.

There can be no assurance as to the timing of the Effective Date or as to whether the Effective Date will, in fact, occur. If the conditions precedent to the Effective Date set forth in the Plan have not occurred or have not been waived, then the Confirmation Order may be vacated, in which event no distributions would be made under the Plan, the Debtors and all holders of Claims or Interests would be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Claims and Interests would remain unchanged.

B. Risks Related to Recoveries Under the Plan.

1. The Debtors May Not Be Able to Achieve Their Projected Financial Results or Meet Their Post-Restructuring Debt Obligations.

Certain of the information contained herein is, by nature, forward-looking, and contains estimates and assumptions, which might ultimately prove to be incorrect, and projections, which may be materially different from actual future experiences. Many of the assumptions underlying the projections are subject to significant uncertainties that are beyond the control of the Debtors or Reorganized Debtors, including the timing, confirmation, and consummation of the Plan, the Reorganized Debtors’ future revenues, inflation, and other unanticipated market and economic conditions. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be allowed. Some assumptions may not materialize, and unanticipated events and circumstances may affect the actual results.

The Financial Projections represent the best estimate of the Debtors’ management, financial advisor, and investment banker of the future financial performance of the Debtors or the Reorganized Debtors, as applicable, based on currently known facts and assumptions about future operations of the Debtors or the Reorganized Debtors, as applicable, as well as the U.S. and world economy in general and the relevant industries in which the Company operates. The Financial Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, and competitive risks, and the assumptions underlying the projections may be inaccurate in material respects. In addition, unanticipated events and circumstances occurring after the approval of this Disclosure Statement by the Bankruptcy Court including any natural disasters, terrorist attacks, or health epidemics and/or pandemics may affect the actual financial results achieved. There is no guarantee that the Financial Projections will be realized, and actual financial results may differ significantly from the Financial Projections.

To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, or may not be able to meet their operational needs, all of which may negatively affect the value of the New Common Stock and the Exit Secured Notes.

2. Estimated Valuations of the Debtors, the New Common Stock and the Exit Secured Notes and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values.

There can be no assurance that the estimated Allowed amount of Claims in certain Classes will not be significantly more than projected, which in turn, could cause the value of distributions to be reduced substantially. The Debtors’ estimated recoveries to Holders of Allowed Claims and Allowed Interests are not intended to represent the market value of the Debtors’ Securities. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Debtors), including: (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to achieve the operating and financial results included in the Financial Projections; (d) the Debtors’ ability to maintain adequate liquidity to fund operations; (e) the assumption that capital and equity markets remain consistent with current conditions; and (f) the Debtors’ ability to maintain and develop critical client relationships. Accordingly, the estimated recoveries do not necessarily reflect, and should not be construed as reflecting, values that may be attained for the Debtors’ Securities in the public or private markets.

3. Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors.

Holders of Allowed Claims and Interests should carefully review Section X of this Disclosure Statement, entitled “Certain United States Federal Income Tax Consequences of the Plan,” to determine how the U.S. federal income tax implications of the Plan and the Chapter 11 Cases may adversely affect the Debtors.

C. Risks Related to the Offer and Issuance of Securities Under the Plan.

1. The Consideration Under the Plan Does Not Reflect any Independent Valuation of Claims against or Interests in the Debtors.

The Debtors have not obtained or requested an opinion from any bank or other firm as to the fairness of the consideration under the Plan.

2. A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Reorganized Debtors’ Ability to Access the Capital Markets in the Future.

The Debtors’ or the Reorganized Debtors’ credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Debtors or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors’ long-term debt ratings may increase the cost of any debt that they may incur in the future.

3. Risks Related to the Exit Term Facility

(a) The Exit Term Facility is expected to be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

If the stated redemption price at maturity of the Exit Term Facility exceeds its issue price by an amount equal to or more than a statutory de minimis amount, the Exit Term Facility will be issued with OID for U.S. federal income tax purposes. In such event, in addition to the stated interest on the Exit Term Facility, a holder subject to U.S. federal income taxation will be required to include the OID in gross income (as ordinary income), on a constant yield to maturity basis, in advance of the receipt of the cash payment thereof and regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Consequences of the Plan.”

4. The Debtors Do Not Intend to Register or to Offer to Exchange the New Common Stock or the Exit Secured Notes in a Registered Exchange Offer.

The Debtors do not intend to register the New Common Stock or the Exit Secured Notes under the Securities Act or to offer to exchange the New Common Stock or the Exit Secured Notes in an exchange offer registered under the Securities Act. As a result, the New Common Stock and the Exit Secured Notes may be transferred or resold only in transactions exempt from the securities registration requirements of federal and applicable state laws.

To the extent that any New Common Stock or the Exit Secured Notes issued under the Plan in satisfaction of Claims are covered by section 1145 of the Bankruptcy Code, they may be resold by the Holders thereof without registration under the Securities Act unless the Holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code with respect to such Securities; provided, however, shares of such Securities will not be freely tradable if, at the time of transfer, the Holder is either an “affiliate” of Reorganized Pyxus as defined in Rule 144(a)(1) under the Securities Act or has been such an “affiliate” within 90 days of such transfer. Such affiliate Holders would only be permitted to sell such Securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. Resales by Persons who receive New Common Stock or Exit Secured Notes pursuant to the Plan that are deemed to be “underwriters” would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable law. Such Persons would only be permitted to sell such Securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act.

In addition, the information which the Debtors are required to provide in order to issue the New Common Stock and the Exit Secured Notes may be less than the Debtors would be required to provide if the New Common Stock or the Exit Secured Notes were registered under the Securities Act.

Unlike the Securities that will be issued pursuant to section 1145(a)(1) of the Bankruptcy Code, all shares of New Common Stock or other Securities issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be offered, sold, exchanged, assigned or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available. All Persons who receive such Securities will be required to agree that they will not offer, sell or otherwise transfer any such Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available. A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the 90 days preceding such sale may resell restricted securities after a one- year holding period whether or not there is current public information regarding the issuer. An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted Securities after the one year holding period if at the time of the sale certain current public information regarding the issuer is available. The affiliate must also comply with the volume, manner of sale and notice requirements of Rule 144.

5. Implied Valuation of New Common Stock and Exit Secured Notes Not Intended to Represent Trading Value of New Common Stock Exit Secured Notes, as Applicable

The valuation of the Reorganized Debtors is not intended to represent the trading value of New Common Stock or the Exit Secured Notes in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (a) prevailing interest rates; (b) conditions in the financial markets; (c) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities. The actual market prices of the New Common Stock and the Exit Secured Notes is likely to be volatile. Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock or the Exit Secured Notes to rise and fall. Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock or the Exit Secured Notes in the public or private markets.

6. Risks Related to the New Common Stock.

The following are some of the risks that apply to Holders of Claims against the Debtors who become Holders of the New Common Stock pursuant to the Plan. There are additional risk factors related to ownership of the New Common Stock that Holders of Claims against the Debtors should consider before deciding to vote to accept or reject the Plan.

(a) The Terms of the New Shareholders Agreement Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court.

The terms of the New Shareholders Agreement are subject to change based on negotiations between the Debtors and the Consenting Second Lien Noteholders. Holders of Claims that are not the Consenting Second Lien Noteholders will not participate in these negotiations and the results of such negotiations may affect the rights of shareholders in Reorganized Pyxus following the Effective Date.

(b) Holders of the New Common Stock Will Experience Dilution of Their Ownership Interests.

Shares of New Common Stock issued by the Reorganized Debtors on the Effective Date, including those received by Holders of Allowed Second Lien Notes Claims under the Plan on account of such Claims, are subject to dilution by the issuance of New Common Stock pursuant to the New MIP.

(c) The Interests of Holders of the New Common Stock Will Be Subordinated to Reorganized Debtors’ Indebtedness.

In any subsequent liquidation, dissolution, or winding up of the Reorganized Debtors, the New Common Stock would rank below all debt claims against the Reorganized Debtors and their subsidiaries, including all outstanding Foreign Credit Lines. As a result, Holders of the New Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all applicable Holders of debt have been paid in full.

(d) Reorganized Pyxus Does Not Intend To Pay Dividends on the New Common Stock.

Reorganized Pyxus may not pay any dividends on the New Common Stock and the terms of the loan agreements and indentures governing the Reorganized Debtors’ indebtedness, including the Exit Secured Notes Indenture or Replacement First Lien Financing Agreement, the Exit ABL Credit Agreement and the Exit Term Facility Agreement will restrict the ability of Reorganized Pyxus to pay any such dividends. In such circumstances, the success of an investment in the Reorganized Debtors will depend entirely upon any future appreciation in the value of the New Common Stock. There is, however, no guarantee that the New Common Stock will appreciate in value or even maintain its initial implied valuation.

(e) A Small Number of Holders Will Own a Significant Percentage of the New Common Stock.

Consummation of the Plan will result in a small number of holders owning a significant percentage of the outstanding New Common Stock. Accordingly, these holders may, among other things, have significant influence over the business and affairs of Reorganized Pyxus and, pursuant to the New Shareholders Agreement, will have the power to elect directors or managers and approve or disapprove of proposed mergers and other material corporate transactions.

(f) There can be no assurance that the New Common Stock will be listed on any exchange or that Reorganized Pyxus will continue to file reports with the SEC.

There can be no assurance that Reorganized Pyxus will continue to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. As a result, Reorganized Pyxus may not continue to file periodic reports with the SEC either mandatorily or on a voluntary basis pursuant to any obligations under the Exit Secured Notes Indenture. In the event that Reorganized Pyxus were to cease filing reports with the SEC, whether or not in contravention of its obligations under the Exit Secured Notes Indenture, holders of the New Common Stock would receive less information with respect to the Reorganized Debtors’ business than they would have received if Reorganized Pyxus were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or filed reports with the SEC on a voluntary basis.

Further, the information which the Reorganized Debtors provide regarding the New Common Stock may be less than the Reorganized Debtors would be required to provide if the New Common Stock were registered with the SEC. Among other things, the Reorganized Debtors may not be required to provide: (a) separate financial information for any subsidiary; (b) selected historical consolidated financial data of Pyxus; (c) selected quarterly financial data of Pyxus; (d) certain information about the Reorganized Debtors’ disclosure controls and procedures and their internal controls over financial reporting; and (e) certain information regarding the Reorganized Debtors’ executive compensation policies and practices and historical compensation information for their executive officers. This lack of information could impair your ability to evaluate your ownership and the marketability of the New Common Stock.

(g) There Is No Established Market for the New Common Stock.

The New Common Stock will be a new issuance of Securities, and there is no established trading market for those Securities. The Debtors are under no obligation, and do not intend to apply for the New Common Stock to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, there can be no assurance as to the liquidity of any trading market for the New Common Stock. Further, the New Common Stock will be subject to transfer restrictions, if any, in the New Shareholders Agreement. Accordingly, Holders of the New Common Stock may be required to bear the financial risk of ownership indefinitely. If a trading market were to develop, Holders of the New Common Stock may experience difficulty in reselling the New Common Stock and may not be able to sell the New Common Stock at a particular time or at favorable prices. If a trading market were to develop, any such future trading prices of the New Common Stock may be volatile and will depend on many factors, including: (a) the Reorganized Debtors’ operating performance and financial condition; (b) the interest of securities dealers in making a market for them; and (c) the market for similar Securities. Accordingly, holders of the New Common Stock may bear certain risks associated with holding securities for an indefinite period of time.

7. The Debtors May Not Be Able to Secure A Commitment for the Exit ABL Facility.

As of the Solicitation Date, the Debtors do not have a commitment for the Exit ABL Facility. There is no guarantee that the Debtors will be able to secure such a commitment or secure a commitment satisfying the terms described in the Restructuring Support Agreement, which would result in the Debtors not satisfying one of the conditions precedent to Consummation unless such condition is waived by the Debtors with the consent of the Required Consenting Noteholders. If the Required Consenting Noteholders were to provide such consent, the Debtors may seek to emerge from the Chapter 11 Cases without an Exit ABL Facility or with an Exit ABL Facility on less favorable terms to the Reorganized Debtors than contemplated by the Restructuring Support Agreement. Either situation could negatively affect the Reorganized Debtors’ ability to operate going forward.

8. Risks Related to the Exit Secured Notes.

(a) Compliance with Terms of Exit Secured Notes.

The Debtors believe that they will have sufficient cash flow to make all required interest payments on the Exit Secured Notes. If the Reorganized Debtors’ actual financial performance does not meet their cash flow projections, however, and if other sources of liquidity are not available, there is a risk that the Reorganized Debtors might be unable to pay interest and principal payments on the Exit Secured Notes.

(b) The Debtors’ company structure will result in significant structural subordination of the Exit Secured Notes and may affect their ability to make payments on the Exit Secured Notes.

The Debtors currently conduct a substantial majority of their operations through their subsidiaries and their subsidiaries generate a substantial majority of their operating income and cash flow. As a result, the Reorganized Debtors’ cash flow and their ability to service debt, including the Reorganized Debtors’ ability to pay the interest on and principal of the Exit Secured Notes when due, will be dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from the Reorganized Debtors’ subsidiaries. Moreover, payments to the Reorganized Debtors by their subsidiaries will be contingent upon these subsidiaries’ earnings. In addition, any payment of interest, dividends, distributions, loans or advances by the Reorganized Debtors’ foreign subsidiaries to the Reorganized Debtors could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which the Reorganized Debtors’ foreign subsidiaries operate.

The Exit Secured Notes will initially be guaranteed on a senior secured basis by AOI, AOSP, each other domestic subsidiary of Reorganized Pyxus, if any, that guarantees the Exit Term Facility or the Exit ABL Facility as of the Effective Date, as well as each foreign subsidiary of Reorganized Pyxus, if any, that guarantees the Exit Term Facility as of the Effective Date, subject to applicable laws and local law limitations, provided that any such guarantee by such foreign guarantors shall be subordinated in payment to such subsidiary’s guarantee of the Exit Term Facility. Following the Effective Date, any guarantee of the Exit Secured Notes by any such foreign guarantor, and the assets pledged to secure such guarantee, shall automatically be released to the extent the continuing provision of such guarantee or such pledge could reasonably be expected to result in material adverse tax consequences to Reorganized Pyxus and its subsidiaries (as reasonably determined by Reorganized Pyxus or if such guarantor is released as a guarantor and pledgor under the Exit Term Facility upon repayment of the Exit Term Facility (unless such guarantor remains an obligor on any refinancing indebtedness). The Debtors’ subsidiaries are separate and distinct legal entities and, unless they become a guarantor of the Exit Secured Notes, have no obligations, contingent or otherwise, to pay any amounts due pursuant to the Exit Secured Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Thus, the Exit Secured Notes will be structurally subordinated to all existing and future liabilities, including trade payables, of the Reorganized Debtors’ non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a nonguarantor subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to the Reorganized Debtors as a shareholder or otherwise so that the Reorganized Debtors can meet their obligations under the Exit Secured Notes. In addition, the Exit Secured Notes Indenture will allow the Reorganized Debtors’ subsidiaries to incur additional indebtedness, which could be substantial.

(c) After the consummation of the Plan, the Debtors will have substantial debt, which may adversely affect the Debtors by limiting future sources of financing, interfering with their ability to pay interest and principal on the Exit Secured Notes and subjecting the Debtors to additional risks.

The Reorganized Debtors will have a significant amount of indebtedness and debt service obligations upon emergence. If the Reorganized Debtors incur additional indebtedness to those anticipated indebtedness levels, including borrowings under the Exit ABL Facility, the Exit Term Facility or other short or long-term credit facilities, the related risks that the Reorganized Debtors face could increase.

The Reorganized Debtors’ substantial debt could have important consequences, including:

•	making it more difficult for the Reorganized Debtors to satisfy their obligations with respect to the Exit Secured Notes and their other obligations;

•

limiting the Reorganized Debtors’ ability to obtain additional financing on satisfactory terms and to otherwise fund working capital, capital expenditures, debt refinancing, acquisitions and other general corporate requirements;

•

a significant portion of the Reorganized Debtors’ cash flow from operations must be dedicated to paying interest on, and the repayment of, the principal of the Reorganized Debtors’ indebtedness. This reduces the amount of cash that the Debtors have available for making principal and interest payments under the Exit Secured Notes and for other purposes and makes the Debtors more vulnerable to a decrease in demand for leaf tobacco, increases in operating costs or general economic or industry conditions;

•	The Reorganized Debtors’ ability to adjust to changing market conditions and to compete with other global leaf tobacco merchants may be hampered by the amount of debt they owe;

•	increasing the Reorganized Debtors’ vulnerability to general adverse economic and industry conditions;

•	placing the Reorganized Debtors at a competitive disadvantage compared to their competitors that have less debt or are less leveraged;

•	limiting the Reorganized Debtors’ flexibility in planning for, or reacting to, changes in their business and the industry in which the Reorganized Debtors operate; and

•	restricting the Reorganized Debtors from making strategic acquisitions or exploiting business opportunities.

In addition, the Exit Secured Notes Indenture, the Exit ABL Facility and the Exit Term Facility will contain covenants that will limit the Reorganized Debtors’ ability to engage in activities that may be in the Reorganized Debtors’ long-term best interests. The Reorganized Debtors’ failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of their debt. Also, a substantial portion of the Reorganized Debtors’ debt, including the Exit ABL Facility and Exit Term Facility, will bear interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect the Debtors’ cash flow. While the Reorganized Debtors may enter into agreements limiting their exposure to higher debt service requirements, any such agreements may not offer complete protection from this risk.

(d) Despite current indebtedness levels, the Reorganized Debtors may still be able to incur substantially more debt, which would increase the risks associated with the Reorganized Debtors’ substantial leverage.

Even with the Reorganized Debtors’ debt levels, the Reorganized Debtors’ subsidiaries may be able to incur substantial additional indebtedness in the future. Although the Exit Secured Notes Indenture will contain restrictions on the incurrence of additional indebtedness, these restrictions are likely to be subject to a number of significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If the Reorganized Debtors incur additional indebtedness, the related risks that the Reorganized Debtors face would intensify. In addition, the Exit Secured Notes Indenture does not prevent the Reorganized Debtors from incurring obligations that do not constitute indebtedness under those agreements and the Debtors anticipate that any agreement governing their future indebtedness will similarly not prevent the Reorganized Debtors from incurring obligations that do not constitute indebtedness under those agreements and could exacerbate the risks associated with the Reorganized Debtors’ leverage.

(e) The Reorganized Debtors will require a significant amount of cash to service their indebtedness. The Reorganized Debtors’ ability to generate cash depends on many factors beyond their control.

The Reorganized Debtors’ ability to make payments on and to refinance their indebtedness, including the Exit Secured Notes, will depend on the Reorganized Debtors’ ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond the Reorganized Debtors’ control. There can be no assurance that the Reorganized Debtors’ business will generate sufficient cash flow from operations or that future borrowings will be available to the Reorganized Debtors under the Exit ABL Facility, the Exit Term Facility or otherwise in an amount sufficient to enable the Reorganized Debtors to pay their indebtedness, including the Exit Secured Notes, or to fund the Reorganized Debtors’ other liquidity needs.

(f) The Debtors may not be able to refinance or renew the Reorganized Debtors’ indebtedness, including the Exit Secured Notes, the Exit ABL Facility and the Exit Term Facility, or be able to borrow under the Exit ABL Facility or other future credit facilities, which may have a material adverse effect on the Reorganized Debtors’ financial condition and the Debtors’ ability to meet their obligations to holders of the Exit Secured Notes.

The Reorganized Debtors may not be able to renew or refinance the Exit ABL Facility, the Exit Term Facility or other indebtedness, including the Exit Secured Notes, on substantially similar terms, or at all. The Reorganized Debtors may have to pay additional fees and expenses that the Reorganized Debtors might not have to pay under normal circumstances, and the Reorganized Debtors may have to agree to terms that could increase the cost of the Debtors’ debt structure. If the Reorganized Debtors are unable to renew or refinance the Exit ABL Facility, the Exit Term Facility and/or their other indebtedness on terms which are not materially less favorable than the terms currently available to the Reorganized Debtors or obtain alternative or additional financing arrangements, the Reorganized Debtors may not be able to repay the Exit Secured Notes, the Exit ABL Facility, the Exit Term Facility and/or certain of the Debtors’ other indebtedness, which may result in a default under the Exit Secured Notes Indenture.

The Reorganized Debtors may need to refinance all or a portion of their indebtedness, including the Exit Secured Notes the Exit ABL Facility and/or the Exit Term Facility on or before maturity. Additionally, to the extent permitted under the agreement governing the Exit ABL Facility, the agreement governing the Exit Term Facility and indenture governing the Exit Secured Notes, the Reorganized Debtors may repurchase, repay or tender for their bank debt, the Exit Secured Notes or other debt, which may place pressure on future cash requirements to the extent that the debt repurchased, repaid or tendered cannot be redrawn.

(g) The Reorganized Debtors’ debt agreements will contain restrictions that limit flexibility in operating their business.

The Exit Secured Notes Indenture, the Exit Term Facility Agreement and the Exit ABL Credit Agreement will contain a number of significant covenants. These covenants are expected to limit the Debtors’ ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	make investments;

•	pay dividends and make other restricted payments;

•	sell certain assets;

•	create liens;

•	enter into sale and leaseback transactions;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Debtors’ assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

(h) There is no established trading market for the Exit Secured Notes. If an actual trading market does not develop for the Exit Secured Notes, Holders of the Exit Secured Notes may not be able to resell them quickly, for the value that they expect or at all.

The Exit Secured Notes will constitute a new issue of securities and there is no established trading market for the Exit Secured Notes. We do not intend to apply for the Exit Secured Notes to be listed on any securities exchange or to arrange for any quotation on any automated dealer quotation systems. Any securities dealers who make a market in the Exit Secured Notes are not obligated to do so and may discontinue any market making in the Exit Secured Notes at any time, in their sole discretion. As a result, there can be no assurance as to the liquidity of any trading market for the Exit Secured Notes.

There can be no assurance that the Exit Secured Notes will be able to be sold at a particular time or at all, or that the prices received when they are sold will be favorable. If no active trading market develops, Holders of the Exit Secured Notes may not be able to resell them at their fair market value, or at all.

(i) The Exit Secured Notes may be issued with OID for U.S. federal income tax purposes.

If the stated redemption price at maturity of the Exit Secured Notes exceeds their issue price by an amount equal to or more than a statutory de minimis amount, the Exit Secured Notes will be issued with OID for U.S. federal income tax purposes. In such event, in addition to the stated interest on the Exit Secured Notes, a holder subject to U.S. federal income taxation will be required to include the OID in gross income (as ordinary income), on a constant yield to maturity basis, in advance of the receipt of the cash payment thereof and regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Consequences of the Plan.”

D. Risk Factors Related to the Business Operations of the Company and Reorganized Debtors.

The risks associated with the Debtors’ businesses and industry are more fully described in the Company’s SEC filings, including Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 14, 2019, as updated by the quarterly report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 9, 2019, the quarterly report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019, and the quarterly report on Form 10-Q for the quarter ended December 31, 2019 filed with the SEC on February 10, 2020. The risks associated with the Debtors’ businesses and industry described in the Company’s SEC filings include, but are not limited to, the following.

1. Global or regional health pandemics or epidemics, including COVID-19, could negatively impact the Company’s business operations, financial performance and results of operations.

The business and financial results of the Company has been and may continue to be negatively impacted by the recent outbreak of COVID-19 and could be similarly negatively impacted by other pandemics or epidemics in the future. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing and hard to predict. In 2020, COVID-19 has significantly impacted economic activity and markets around the world, and it could negatively impact the Company’s business in numerous ways, including but not limited to those outlined below:

•

Although in many jurisdictions, the Company’s operations have been classified as “essential” under various governmental orders restricting business activities implemented in response to the COVID-19 outbreak, that classification has not been universal and the Company has been, and may in the future be, required to suspend operations at certain facilities as a result of similar governmental orders. The Company cannot predict whether its operations classified as “essential” will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of its facilities to be halted for some period of time.

•

The COVID-19 pandemic may damage the Company’s business due to negative consumer purchasing behavior with respect to the products of the Company’s leaf tobacco customers and our other products. Public health officials around the world have recommended, and local, state, and national governments have mandated, precautions to mitigate the spread of COVID-19, including prohibitions on congregating in groups, shelter-in-place orders or similar measures. Consumer purchasing behavior may be impacted by reduced consumption by consumers who may not be able to leave home or otherwise shop in a normal manner as a result of these restrictions or who experience a reduction in disposable income due to work limitations and layoffs implemented in response to mandatory social distancing and lockdown measures implemented by governmental authorities. In addition, in view of uncertainties with respect to the further spread of COVID-19 and the duration and terms of related governmental orders restricting activities, the Company cannot predict whether demand for its products will persist at current levels or decrease on a global or regional basis.

•

Other operational disruptions may result from restrictions on the ability of employees and others in the supply chain to travel and work, such as caused by quarantine or individual illness, or which may result from border closures imposed by governments to deter the spread of COVID-19, or determinations by the Company or shippers to temporarily suspend operations in affected areas, or other actions that restrict the ability to ship the Company’s products or which may otherwise negatively impact the Company’s ability to ship its products. Ports or channels of entry may be closed, operate at only a portion of capacity or require quarantining of vessels, or transportation of products within a region or country may be limited, if workers are unable to report to work due to travel restrictions or personal illness. These factors have also impacted certain of the Company’s suppliers and the Company has been and will likely continue to be impacted by disruptions in the supply of certain materials used in its operations.

•

Due to the scope of the Company’s operations, including in emerging markets, and its sales to customers around the world, the impact of the COVID-19 pandemic on its operations and the demand for its products may not coincide with impacts experienced in the United States. The Company’s operations in jurisdictions only recently experiencing COVID-19 outbreaks, such as portions of Africa and South America, may continue to be subject to governmental orders restricting activities after such governmental orders are lifted in the United States. Accordingly, to the extent that the impact of the COVID-19 pandemic in the United States may improve over time, results of operations may continue to be adversely affected by COVID-19 impacts in other areas of the world.

•	Disruptions or uncertainties related to the COVID-19 outbreak for a sustained period of time could result in delays or modifications to the Company’s strategic plans and initiatives.

•

The Company expects to be negatively impacted by currency translation losses from a generally stronger U.S. dollar relative to other currencies in the countries in which they operate. These along with currency transaction losses could adversely affect the Company’s results of operations and financial condition.

•

The COVID-19 outbreak has increased volatility and pricing in the capital markets, and volatility is likely to continue. The Company might not be able to continue to access preferred sources of liquidity, and the Company’s borrowing costs could increase.

These and other impacts of the COVID-19 pandemic or other global or regional health pandemics or epidemics could have the effect of heightening many of the other risks described in this “Risk Factors” section and those incorporated by reference herein, such as those relating to the Company’s brands, product sales, results of operations or financial condition. The Company might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to their results. The ultimate impact of these disruptions also depends on events beyond the knowledge or control of the Company, including the duration and severity of any outbreak and actions taken by parties other than the Company to respond to them. Any of these disruptions could have a negative impact on the Company’s business operations, financial performance and results of operations, which impact could be material.

2. The Company’s reliance on a small number of significant customers may adversely affect its financial statements.

The customers of the Company’s leaf tobacco business are manufacturers of cigarette and other tobacco products. Several of these customers individually account for a significant portion of the Company’s sales in a normal year.

For the year ended March 31, 2020, each of Philip Morris International, Inc. and China Tobacco International Inc., including their respective affiliates, accounted for more than 10% of our revenues from continuing operations. In addition, tobacco product manufacturers have experienced consolidation and further consolidation among the Company’s customers could decrease such customers’ demand for the Company’s leaf tobacco or processing services. The loss of any one or more of the Company’s significant customers could have a material adverse effect on the Company’s financial statements.

3. The Company may not have access to available capital to finance our local operations in non-U.S. jurisdictions.

The Company has typically financed its non-U.S. local operations with the Foreign Credit Lines.

As of May 31, 2020, the Company had approximately $576 million drawn and outstanding on the Foreign Credit Lines.

Because the lenders under these Foreign Credit Lines may have the right to cancel the loan at any time and each line must be renewed with each crop season, there can be no assurance that this capital will be available to the Reorganized Company’s subsidiaries. Further, although the Debtors have sought and obtained forbearances and waivers from lenders under certain of these Foreign Credit Lines in respect of provisions that would allow the lenders to terminate them for events relating to the Chapter 11 Cases, the Debtors have not obtained such forbearances and waivers in respect of all of the Foreign Credit Lines. The Debtors’ participation in the Chapter 11 Cases may increase the likelihood of lenders terminating or limiting Foreign Credit Lines for which waivers and forbearances have not been obtained and may adversely affect the willingness of lenders to renew Foreign Credit Lines. If a number of these lenders cease lending to the Company’s subsidiaries or dramatically decrease such lending, it could have a material adverse effect on the Reorganized Company’s liquidity.

4. Failure of foreign banks in which the Company’s subsidiaries deposit funds or the failure to transfer funds or honor withdrawals may affect its results of operations.

Funds held by the Company’s foreign subsidiaries are often deposited in their local banks. Banks in certain foreign jurisdictions may be subject to a higher rate of failure or may not honor withdrawals of deposited funds. In addition, the countries in which these local banks operate may lack sufficient regulatory oversight or suffer from structural weaknesses in the local banking system. Due to uncertainties and risks relating to the political stability of certain foreign governments, these local banks also may be subject to exchange controls and therefore unable to perform transfers of certain currencies. If the Company’s ability to gain access to these funds was impaired, it could have a material adverse effect on the Company’s results of operations.

5. Continued vertical integration by the Company’s customers could materially adversely affect its financial statements.

Demand for the Company’s leaf tobacco or processing services could be materially reduced if cigarette manufacturers continue to significantly vertically integrate their operations, either through acquisition of the Company’s competitors, establishing new operations or contracting directly with suppliers. Japan Tobacco, Inc. has vertically integrated operations in Malawi, Brazil and the United States. In addition, Philip Morris International, Inc. acquired supplier contracts and related assets in Brazil in order to procure leaf directly. In general, the Company’s results of operations have been adversely affected by customers’ vertical integration initiatives. Although some customers have reversed certain aspects of their previous vertical integration of operations, further vertical integration by the Company’s customers could have a material adverse effect on the Company’s financial statements.

6. Suppliers who have historically grown tobacco and from whom the Company has purchased tobacco may elect to grow other crops instead of tobacco, which affects the world supply of tobacco and may impact the Debtors’ quarterly and annual financial performance.

Increases in the prices for other crops have led and may in the future lead suppliers who have historically grown tobacco, and from whom the Company has purchased tobacco, to elect to grow these other, more profitable, items instead of tobacco. A decrease in the volume of tobacco available for purchase may increase the purchase price of such tobacco. As a result, the Company could experience an increase in tobacco crop acquisition costs which may impact the Company’s quarterly and annual financial performance.

7. The Company faces increased risks of doing business due to the extent of its international operations.

Some of the countries the Company does business in do not have stable economies or governments. The Company’s international operations are subject to international business risks, including unsettled political conditions, uncertainty in the enforcement of legal obligations including the collection of accounts receivable, fraud risks, expropriation, import and export restrictions, exchange controls, inflationary economies, currency risks and risks related to the restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries. These risks are exacerbated in countries where the Company has advanced substantial sums or guaranteed local loans or lines of credit for the purchase of tobacco from suppliers. For example, in 2006 as a result of the political environment, economic instability, foreign currency controls and governmental regulations in Zimbabwe, the Company deconsolidated its Zimbabwe subsidiary, Mashonaland Tobacco Company LTD (“MTC”). Subsequently, the Company determined that the significant doubt about the Company’s ability to control MTC was eliminated and the Company reconsolidated MTC as of March 31, 2016. The Company utilizes the Zimbabwe RTGS system for local transactions. RTGS is a local currency equivalent that is exchanged at a government specified rate with the USD. In order to convert these units to USD, the Company must obtain foreign currency resources from the Reserve Bank of Zimbabwe subject to the monetary and exchange control policy in Zimbabwe. If the foreign exchange restrictions and government-imposed controls become severe, the Company may have to reassess its ability to control MTC.

The Company’s international operations are in areas where the demand is for the export of lower priced tobacco. The Company has significant investments in purchasing, processing and exporting operations in Argentina, Brazil, Malawi, Tanzania and Turkey.

In recent years, economic problems in certain countries where we have international operations have received wide publicity related to devaluation and appreciation of the local currency and inflation, including the classification of the Argentina, Malawi and Zimbabwe economies as highly inflationary. Devaluation and appreciation of the local currency and inflation can affect its purchase costs of tobacco and its processing costs. In addition, the Company conducts business with suppliers and customers in countries that have relatively recently had or may be subject to dramatic political regime change. In the event of such dramatic changes in the government of such countries, the Company may be unable to continue to operate its business, or adequately enforce legal obligations, after the change in a manner consistent with prior practice.

8. The Company’s investments in new business lines as part of its transformational business strategy have been in companies with limited histories that are operating in newly developing markets and are subject to numerous risks and uncertainties.

The Company’s investments in new business lines and the operation of these businesses, involve a high degree of risk. These investments are in businesses with limited operating histories and are dependent upon receipt of requisite licenses and approvals. The Company cannot assure that as these operations further develop they will be profitable or otherwise sustainable. While certain of these businesses involve the cultivation and/or processing of agricultural products, similar in certain ways to leaf tobacco, and accordingly share commonality with the Company’s agronomy, traceability and agricultural product processing expertise, they are subject to commercial and regulatory challenges different from the Company’s leaf tobacco business and with respect to which the Company does not have the same level of experience.

9. The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure, growth, regulatory compliance, and operations of the new business lines.

The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure and growth and for regulatory compliance with respect to the new business lines, which could have a material adverse impact on the Company’s results of operations, financial condition, and cash flows. In addition, future changes in regulations, changes in the enforcement thereof or other unanticipated events could require extensive changes to the Company’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company. Efforts to grow the business of the new business lines may be costlier than the Company expects, and the Company may not be able to increase its revenue enough to offset higher operating expenses. The new business lines may incur significant losses in the future for a number of reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications, and delays, and other unknown events. If the new business lines are not able to reach or sustain profitability or if any requires additional capital to fund growth or other initiatives, they may require additional equity or debt financing. There can be no assurance that any new business line will be able to obtain additional financial resources on favorable commercial terms or at all. Failure to obtain such financial resources could affect the Company’s plan for growth or result in the Company being unable to satisfy its obligations as they become due, either of which could have a material adverse effect on the business, financial condition and results of operations of the Company.

10. Changing consumer preferences may adversely affect consumer retention and results of operations.

As a result of changing consumer preferences, many novel products, dietary supplements, and other innovative products attain financial success for a limited period of time. Even if the products of the new business lines find retail success, there can be no assurance that any of these products will continue to see extended financial success. The success of the new business lines will be significantly dependent upon their ability to develop new and improved product lines and to adapt to consumer preferences. Even if the new business lines are successful in introducing new products or developing current products, a failure to gain consumer acceptance or to update products with compelling content could cause a decline in popularity of these products that could reduce revenues and harm the Company’s brands, business, financial condition, and results of operations.

11. The industries in which the new business lines operate are highly regulated, require regulatory approvals or licensing and the Company may not always succeed in complying fully with applicable regulatory requirements and obtaining required approvals and licenses in all jurisdictions where the Company carries on business.

The Company’s new business lines are heavily regulated in all jurisdictions where they carry on business and generally require governmental approvals or licenses. For example, the operations of the Company’s Canadian cannabis subsidiaries are subject to various laws, regulations and guidelines by governmental authorities (including licenses issued by Health Canada) relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of cannabis and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over such activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on these products and services. The commercial cannabis industry is still a new industry and, in Canada, in particular, the Canadian Cannabis Act is a new regime that has no close precedent in Canadian law. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Further, upon change in control of Pyxus, which would occur upon consummation of the Plan and may occur upon the consummation of any other plan of reorganization confirmed by the Bankruptcy Court in the Chapter 11 Cases, the Company’s Canadian cannabis subsidiaries will be required to notify certain Canadian provincial governments with which they have entered into supply agreements. In many Canadian provinces and territories, the provincial or territorial government has a monopoly over adult-use sales and thus the Canadian cannabis subsidiaries derive a significant portion of their collective revenue from supply agreements with provincial governments. While the Company does not believe that such a change of control in and of itself will give rise to a termination right of such provincial governments, due to the wide range of rights afforded to the provincial governments under these contracts, there is a risk that such provincial governments may terminate the supply agreements under their general termination rights or cease ordering product from these subsidiaries.

In addition, the Company may be required to submit a New Dietary Ingredient (“NDI”) notification to the U.S. Food and Drug Administration (the “FDA”) with respect to hemp extracts. This could depend on whether the Company can establish that a particular extract was marketed as a dietary ingredient in a dietary supplement prior to October 15, 1994, or is otherwise currently in the food supply in the same chemical form as used in its dietary supplement product. If the FDA objects to the Company’s NDI notification, this would have a material adverse effect upon the Company’s CBD business.

Further, the FDA has determined that any flavored nicotine-containing e-liquid or e-cigarette product (other than a tobacco-flavored product) is required to exit the U.S. market until such time that the FDA authorizes the product’s return in response to a marketing application submitted under the Food, Drug, and Cosmetic Act, as amended by the Tobacco Control Act, provided that products on the market on August 8, 2016 were permitted to continue being marketed through at least September 9, 2020, and for potentially up to one year thereafter during the FDA’s review of a marketing application filed by September 9, 2020 for such a product. In the event that these applications are not timely approved, the Company may be required to remove these products from the market.

Achievement of the Company’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by all relevant governmental authorities and obtaining all necessary regulatory approvals for the production, storage, transportation, sale, import and export, as applicable, of the products of its subsidiaries and joint ventures. Any failure to comply with the regulatory requirements applicable to the operations of the new business lines may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate; the suspension or expulsion from a particular market or jurisdiction or of key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to operations, increase compliance costs or give rise to material liabilities or a revocation of licenses and other permits, which could have a material adverse effect on the Company’s business, financial condition, and results of operations. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact the ongoing costs relating to regulatory compliance.

12. The Company and its U.S. subsidiaries may be unable to receive any funds generated by the Company’s Canadian cannabis subsidiaries and such funds may not be used to fund the payment of obligations of our U.S. based operations.

Under U.S. federal law, it is unlawful to engage in financial transactions involving the proceeds of unlawful activity, including the sale of controlled substances, which in the United States includes marijuana (i.e., cannabis plants, plant parts, or derivatives that do not qualify as either hemp, the mature stalks of non-hemp plants, the sterilized seeds of non-hemp plants, or derivatives or such mature stalks or seeds). Also under U.S. federal law, banks or other financial institutions that provide a marijuana-related business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting a violation of federal law (e.g., the Controlled Substances Act), or conspiracy (e.g., to violate the Controlled Substances Act). The Company does not believe any of its activities implicate prohibitions under these laws. However, if any of the Company’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States or Canada were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under certain U.S. or Canadian laws or any other applicable legislation and any persons found to be aiding and abetting or conspiring to commit such violations could be subject to liability. This could restrict or otherwise jeopardize the ability of the Company’s Canadian cannabis subsidiaries to declare or pay dividends, effect other distributions or otherwise repatriate funds to Pyxus or any Pyxus subsidiary in the United States. Accordingly, funds generated by these Canadian subsidiaries’ operations, or in certain circumstances the potential future sale of these Canadian subsidiaries, may not be available to fund the payment of obligations of the Company’s U.S. based operations, including the debt obligations of Pyxus and the other Debtors.

E. Miscellaneous Risks and Disclaimers.

1. The Financial Information Is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed.

In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to assure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects their financial condition, the Debtors are unable to warrant or represent that the financial information contained in this Disclosure Statement (or any information in any of the exhibits to the Disclosure Statement) is without inaccuracies.

2. No Legal or Tax Advice Is Provided By This Disclosure Statement.

This Disclosure Statement is not legal advice to any Person or Entity. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan or whether to object to Confirmation.

3. No Admissions Made.

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

4. Failure to Identify Litigation Claims or Projected Objections.

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement. The Debtors may seek to investigate, file, and prosecute Claims and may object to Claims after Confirmation and Consummation of the Plan, irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

5. Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors.

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement and the exhibits to the Disclosure Statement, they have not independently verified the information contained in this Disclosure Statement or the information in the exhibits to the Disclosure Statement.

6. No Representations Outside This Disclosure Statement Are Authorized.

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure voting Holders’ acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by voting Holders in arriving at their decision. Voting Holders should promptly report unauthorized representations or inducements to counsel to the Debtors and the Office of the United States Trustee for the District of Delaware.

IX. Important Securities Laws Disclosures

A. Plan Consideration.

In accordance with the Plan and the Restructuring Support Agreement, the Debtors and/or Reorganized Debtors, as applicable, will distribute (x) the Exit Secured Notes to Holders of First Lien Notes Claims on account of such Claims (unless the Debtors consummate the Replacement First Lien Financing) and (y) shares of New Common Stock from the Second Lien Notes Common Stock Pool to Holders of Second Lien Notes Claims on account of such Claims for those Holders that make the Second Lien Notes Stock Option. The Restructuring Support Agreement and the Plan also provide for New Common Stock to be issued as Exit Facility Shares, Backstop Fee Shares and the Second Lien Notes RSA Fee Shares. The Debtors believe that the New Common Stock and the Exit Secured Notes may constitute “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and all applicable state Blue Sky Laws.

B. Exemption from Registration Requirements; Issuance and Resale of New Common Stock, and Exit Secured Notes; Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code.

1. Exemption from Registration Requirements; Issuance and Resale of New Common Stock, and Exit Secured Notes.

Section 1145 of the Bankruptcy Code provides that the registration requirements of section 5 of the Securities Act (and any applicable state Blue Sky Laws) shall not apply to the offer or sale of stock, options, warrants, or other Securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization; (b) the recipients of the Securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the Securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property.

Any Securities issued in reliance of section 1145 may be resold without registration under the Securities Act or other federal securities laws, unless the Holder is an “underwriter” (as discussed in Section IX.B.2 below) with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code, or an affiliate of the Reorganized Debtors (or has been such an “affiliate” within 90 days of such transfer). In addition, such Securities generally may be able to be resold without registration under applicable state Blue Sky Laws by a Holder that is not an underwriter or an affiliate of the Reorganized Debtors pursuant to various exemptions provided by the respective Blue Sky Laws of those states. However, the availability of such exemptions cannot be known unless individual state Blue Sky Laws are examined.

Recipients of the New Common Stock and Exit Secured Notes to be issued pursuant to the Plan or the Restructuring Support Agreement are advised to consult with their own legal advisors as to the availability and applicability of section 1145 of the Bankruptcy Code to such New Common Stock or Exit Secured Notes, as applicable, and any other potential exemption from registration under the Securities Act or applicable state Blue Sky Laws in any given instance and as to any applicable requirements or conditions to such availability.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock or the Exit Secured Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

The Debtors do not have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other Person for soliciting votes to accept or reject the Plan. In addition, no broker, dealer, salesperson, agent, or any other Person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the Plan. Thus, no Person will receive any commission or other remuneration, directly or indirectly, for soliciting votes to accept or reject the Plan or in connection with the offer of any Securities that may be the deemed to occur in connection with voting on the Plan.

In addition to the foregoing, all transfers of New Common Stock will be subject to the transfer provisions and other applicable provisions set forth in the New Shareholders Agreement.

2.	Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code; Implications for Resale of New Common Stock and Exit Secured Notes.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions of an entity that is not an issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any Security received or to be received in exchange for such claim or interest; (b) offers to sell Securities offered or sold under a plan for the holders of such Securities; (c) offers to buy Securities offered or sold under a plan from the holders of such Securities, if such offer to buy is (i) with a view to distribution of such Securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of Securities under the plan; or (d) is an issuer of the Securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer,” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of Securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code may suggest that a creditor who owns ten percent or more of a class of voting Securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling person”) with respect to the New Common Stock or the Exit Secured Notes to be issued in respect of Claims as contemplated by the Plan would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the New Common Stock or the Exit Secured Notes to be issued in respect of Claims as contemplated by the Plan and, in turn, whether any Person may freely resell such New Common Stock or the Exit Secured Notes. The Debtors recommend that potential recipients of such New Common Stock or Exit Secured Notes consult their own counsel concerning their ability to freely trade such Securities without registration under the federal and applicable state Blue Sky Laws.

Under certain circumstances, holders of New Common Stock or Exit Secured Notes to be issued in respect of Claims as contemplated by the Plan who are deemed to be “underwriters” may be entitled to resell their New Common Stock or Exit Secured Notes, as applicable, pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of Securities received by such Person after a specified holding period if current information regarding the issuer is publicly available and certain other conditions are met, and, if such seller is an affiliate of the issuer, if volume limitations and manner of sale requirements are met.

C.	Private Placement Exemptions.

Section 4(a)(2) of the Securities Act provides that the issuance of Securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under section 4(a)(2) of the Securities Act.

To the extent any of the Securities issued pursuant to the Plan or the Restructuring Supporting Agreement do not qualify for exemption from registration in reliance on section 1145 of the Bankruptcy Code, the Debtors believe such Securities will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. These Securities will be subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, as described below.

Unlike the Securities that will be issued pursuant to section 1145(a)(1) of the Bankruptcy Code, all Securities, including shares of New Common Stock, issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be offered, sold, exchanged, assigned or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available.

All Persons who receive such Securities will be required to agree that they will not offer, sell or otherwise transfer any such shares except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available.

Rule 144 provides an exemption for the public resale of “restricted securities” if certain conditions are met. These conditions vary depending on whether the holder of the restricted Securities is an affiliate of the issuer. An affiliate is defined as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.”

A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the 90 days preceding such sale may resell restricted securities after a one-year holding period whether or not there is current public information regarding the issuer.

An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted Securities after the one-year holding period if at the time of the sale certain current public information regarding the issuer is available. The affiliate must also comply with the volume, manner of sale and notice requirements of Rule 144. First, the rule limits the number of restricted Securities (plus any unrestricted Securities) sold for the account of an affiliate (and related persons) in any three-month period to the greater of 1% of the outstanding Securities of the same class being sold, or, if the class is listed on a stock exchange, the greater of 1% of the average weekly reported volume of trading in such restricted Securities during the four weeks preceding the filing of a notice of proposed sale on Form 144. Second, the manner of sale requirement provides that the restricted Securities must be sold in a broker’s transaction, which generally means they must be sold through a broker and handled as a routine trading transaction. The broker must receive no more than the usual commission and cannot solicit orders for the sale of the restricted Securities except in certain situations. Third, if the sale exceeds 5,000 restricted Securities or has an aggregate sale price greater than $50,000, an affiliate must file with the SEC three copies of a notice of proposed sale on Form 144. The sale must occur within three months of filing the notice unless an amended notice is filed.

The Debtors believe that the Rule 144 exemption will not be available with respect to any such shares (whether held by non-affiliates or affiliates) until at least one year after the Effective Date. Accordingly, Holders of such shares will be required to hold such shares for at least one year and, thereafter, to sell them only in accordance with the applicable requirements of Rule 144, pursuant to the an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws.

It is currently contemplated that Reorganized Pyxus will not be subject to the reporting requirements of Section 13 or 15(b) of the Exchange Act; however, there may be a period after emergence from chapter 11 during which Reorganized Pyxus is subject to the reporting requirements of Section 13 or 15(b). During any such period, the holding periods described above may decrease from one-year to six months

****

Legend. To the extent certificated or issued by way of direct registration on the records of the issuer’s transfer agent, certificates evidencing the New Common Stock held by Holders of 10% or more of the outstanding New Common Stock will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

The Debtors and Reorganized Debtors, as applicable, reserve the right to reasonably require certification, legal opinions or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of the 4(a)(2) Securities. The Debtors and Reorganized Debtors, as applicable, also reserve the right to stop the transfer of any 4(a)(2) Securities if such transfer is not in compliance with Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws. All Persons who receive 4(a)(2) Securities will be required to acknowledge and agree that (a) they will not offer, sell or otherwise transfer any 4(a)(2) Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement, and (b) the 4(a)(2) Securities will be subject to the other restrictions described above.

In any case, recipients of Securities issued under the Plan are advised to consult with their own legal advisers as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT- SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES.

Notwithstanding anything contained herein to the contrary, each recipient of the New Common Stock issued pursuant to the Plan will be deemed to be a party to the New Shareholders Agreement, and such New Common Stock will be subject to the New Shareholders Agreement.

X.	Certain United States Federal Tax Consequences of the Plan

A.	Introduction.

The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Pyxus, and certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income tax purposes) of certain Claims entitled to vote on the Plan and Existing Pyxus Interests. The following summary does not address the U.S. federal income tax consequences to Holders not entitled to vote to accept or reject the Plan (other than Holders of Existing Pyxus Interests). This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules, and pronouncements of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date hereof (collectively, “Applicable Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors have not requested, and do not intend to request, any ruling or determination from the IRS or any other taxing authority with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address foreign, state, local, gift, or estate tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain Holders of Claims in light of their individual circumstances or to a Holder that may be subject to special tax rules (such as Persons who are related to the Debtors within the meaning of the Tax Code, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, pass-through entities, beneficial owners of pass-through entities, trusts, governmental authorities or agencies, dealers and traders in securities, subchapter S corporations, Persons who hold Claims or who will hold consideration received under the Plan as part of a straddle, hedge, conversion transaction, or other integrated investment, Persons using a mark-to-market method of accounting, Persons required to accelerate the recognition of any item of gross income with respect to the Claims as a result of such income being recognized on an applicable financial statement, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, Non-U.S. Holders (as defined below) who have at any time actually or constructively owned more than 5% of Existing Pyxus Interests, and Holders of Claims who are themselves in bankruptcy). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed herein. Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds Claims only as “capital assets” (within the meaning of section 1221 of the Tax Code). This summary also assumes that the various debt and other arrangements to which any of the Debtors and Reorganized Debtors are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan, or (b) that are deemed to reject the Plan (other than Holders of Existing Pyxus Interests).

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (d) a trust (i) if a court within the U.S. is able to exercise primary jurisdiction over the trust’s administration and one or more “United States persons” (within the meaning of section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of section 7701(a)(30) of the Tax Code). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partnerships (or other pass-through entities) and partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Pyxus.

The U.S. federal income tax consequences of the implementation of the Plan to the Debtors and Holders will differ depending on whether the Restructuring Transactions are structured as a Taxable Transaction (as defined below), tax-free transaction or otherwise. Although the Debtors have not yet determined how the Restructuring Transactions will be structured, the Debtors currently anticipate that the Restructuring Transactions will constitute as a recapitalization of existing Pyxus under its current corporate structure (the “Recapitalization Transaction”). Under the Recapitalization Transaction, Pyxus will stay in place and issue New Common Stock to Holders of Allowed Second Lien Notes Claims and Exit Secured Notes to Holders of Allowed First Lien Notes Claims in satisfaction of such Claims. Also, Pyxus will pay the Existing Equity Cash Pool to certain Holders of Pyxus Common Stock that do not submit an Equityholder Opt-Out Form by the deadline set forth therein and do not otherwise object to the Plan. The Debtors would not currently expect to recognize any gain or loss as a result of consummating a Recapitalization Transaction, but will be subject to the rules discussed below with respect to cancellation of indebtedness income (“COD Income”) and the application of section 382 of the Tax Code.

Alternatively, the Plan may be structured as a taxable transaction that is or is deemed to be a disposition of some or all of the assets of the Debtors and/or their direct and indirect subsidiaries which is intended to be treated as a taxable disposition for U.S. federal income tax purposes, and which transaction may be structured, for U.S. federal income tax purposes, as a sale or other disposition of assets and/or a sale or other disposition of the stock of certain of the Debtors or their direct and indirect subsidiaries (a “Taxable Transaction”). If a Taxable Transaction is pursued the U.S. federal income tax consequences described herein would be materially different and this Disclosure Statement will be updated accordingly.

1.	Cancellation of Debt and Reduction of Tax Attributes.

In general, absent an applicable exception, a taxpayer will realize and recognize COD Income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the “adjusted issue price” (within the meaning of the Treasury Regulations) of the indebtedness satisfied, over (b) the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued by the taxpayer, and (iii) the fair market value of any other non-cash consideration (including New Common Stock), in each case, given in satisfaction of such indebtedness at the time of the exchange. Unless an exception or exclusion applies, COD Income constitutes taxable income like any other item of taxable income.

Under section 108 of the Tax Code, a taxpayer is not, however, required to include any amount of COD Income in gross income if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a taxpayer must reduce certain tax attributes and tax basis in assets (including stock of subsidiaries) by the amount of COD Income that it excluded from gross income pursuant to section 108 of the Tax Code. Such reduction in certain tax attributes and tax basis occurs only after the tax for the year of the debt discharge has been determined. In general, tax attributes and tax basis will be reduced in the following order: (a) net operating losses (“NOLs”) and NOL carryforwards; (b) general business credit carryover; (c) minimum tax credit carryovers; (d) capital loss carryforwards;

(e) tax basis in assets, which includes the stock of subsidiaries (but not below the amount of liabilities to which the taxpayer remains subject immediately after the discharge); (f) passive activity loss and credit carryforwards; and (g) foreign tax credit carryforwards. Alternatively, a debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code. In the absence of contrary guidance, it appears to be the case that interest expense deductions allowable under section 163(j) of the Tax Code (and carryforwards of any such deductions) (“163(j) Deductions”) are not subject to reduction under these rules. Any excess COD Income over the amount of available tax attributes described in clauses (a) through (g) above will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.

The Treasury Regulations address the method and order for applying tax attribute reduction to an affiliated group of corporations. Under these Treasury Regulations, the tax attributes of each member of an affiliated group of corporations that is excluding COD Income is first subject to reduction. To the extent the debtor member’s tax basis in stock of a lower-tier member of the affiliated group is reduced, a “look through rule” requires that a corresponding reduction be made to the tax attributes of the lower-tier member. If a debtor member’s excluded COD Income exceeds its tax attributes, the excess COD Income is applied to reduce certain remaining consolidated tax attributes of the affiliated group.

In connection with the Restructuring Transactions, the Debtors expect to realize COD Income, with an attendant reduction in tax attributes (but in the case of tax basis where no election is made to reduce the basis of depreciable assets as described above, only to the extent such tax basis exceeds the amount of the Debtors’ liabilities, as determined for these purposes, immediately after the Effective Date). While the exact amount of any COD Income that will be realized by the Debtors, and the resulting reduction in the Debtors’ tax attributes, will not be determinable until, at the earliest, the consummation of the Plan (because the amount of COD Income will depend, in part, on the issue price of new debt instruments and the value of non-cash consideration (including the New Common Stock), neither of which can be determined until after the Plan is consummated), it is currently expected that the Debtors’ NOLs will not survive the attribute reduction.

2.	Limitation of NOL Carryforwards and Other Tax Attributes.

After giving effect to the reduction in tax attributes and aggregate tax basis pursuant to excluded COD Income described above, Reorganized Pyxus’ ability to use any remaining tax attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the Code.12

Under sections 382 and 383 of the Tax Code, if a corporation undergoes an “ownership change” as defined under section 382 of the Tax Code, the amount of any remaining NOL carryforwards, 163(j) Deductions, tax credit carryforwards, and possibly certain other attributes (potentially including losses and deductions that have accrued economically but are unrecognized as of the date of the ownership changed and cost recovery deductions) of the Debtors allocable to periods prior to the Effective Date (collectively, “Pre- Change Losses”) that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most

[12]

The IRS issued proposed regulations in September 2019 that would revoke IRS Notice 2003-65 and make substantial changes to the way limitations under section 382 of the Tax Code are calculated. The changes would decrease the limitation set forth in section 382 of the Tax Code in most cases and potentially cause entities that would have had a net unrealized built-in gain under Notice 2003-65 to instead have a net unrealized built-in loss, which would result in additional limitations on the ability to deduct Pre-Change Losses. Additionally, the IRS issued further proposed regulations in January 2020 that would provide certain transition relief for the application of any finalized regulation. Under such transition relief, any finalized regulations would apply only to ownership changes occurring 31 days after the regulations are finalized and certain specified and identifiable transactions would be subject to a “grandfathering” rule that allows for application of the prior IRS Notice 2003-65 rules. Additionally, the “grandfathering” rule would also apply as long as a company files its chapter 11 case on or before the day that is 31 days following the issuance of final regulations, even where the applicable ownership change occurs more than 31 days after finalization of the regulations. Because the Debtors have already filed their chapter 11 cases we believe that any such finalized regulations would likely not be applicable and, accordingly, the remainder of this discussion assumes that IRS Notice 2003-65 will apply to the Debtors.

assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000, or (b) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

The rules of section 382 of the Tax Code are complicated, but as a general matter, the Debtors anticipate that the issuance of New Common Stock pursuant to the Plan will result in an “ownership change” of the Debtors for these purposes, and that the ability of Reorganized Pyxus and its subsidiaries to use the Pre-Change Losses will be subject to limitation unless an exception to the general rules of section 382 of the Tax Code applies.

(a)	General Section 382 Annual Limitation.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject (the “382 Limitation”) is equal to the product of (a) the fair market value of the stock of the corporation (or parent of the consolidated group) immediately before the “ownership change” (with certain adjustments) and (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-month-calendar period ending with the calendar month in which the ownership change occurs, currently 1.09% for June 2020). Under certain circumstances, the 382 Limitation may be increased to the extent that the corporation (or parent of the consolidated group) has an overall built-in gain in its assets at the time of the ownership change. If the corporation or consolidated group has such “net unrealized built-in gain” at the time of an ownership change (taking into account most assets and items of “built-in” income, gain, loss, and deduction), any built-in gains recognized (or, according to the currently effective IRS Notice 2003-65, treated as recognized) during the following five year period (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year of such recognition, such that the loss corporation or consolidated group would be permitted to sue its pre-change losses against such built-in gain income in addition to its otherwise applicable annual limitation. Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

Notwithstanding the rules described above, if subsequent to an ownership change, a debtor corporation and its subsidiaries do not continue the debtor corporation’s historic business or use a significant portion of its historic business assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero (absent any increases due to recognized built-in gains). The issuance under the Plan of the New Common Stock is expected to cause an ownership change with respect to the Debtor on the Effective Date. As a result, unless an exception applies, Section 382 of the Tax Code will apply to limit the Debtor’s use of any remaining Pre-Change Losses after the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD Income.

(b)	Special Bankruptcy Exceptions.

Special rules may apply in the case of a corporation that experiences an “ownership change” as a result of a bankruptcy proceeding. An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their claims, at least 50 percent of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). If the requirements of the 382(l)(5) Exception are satisfied, a corporation’s Pre-Change Losses would not be limited on an annual basis, but, instead, NOL carryforwards would be reduced by the amount of any interest deductions claimed by the corporation during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization in respect of all debt converted into stock pursuant to the reorganization. If the 382(l)(5) Exception applies and Reorganized Pyxus undergoes another “ownership change” within two years after the Effective Date, then Reorganized Pyxus’s Pre-Change Losses thereafter would be effectively eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor corporation does not qualify for it or the debtor corporation otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of (a) the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or (b) the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that under it the debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period (and during the part of the taxable year prior to and including the effective date of the plan of reorganization), and the debtor may undergo a change of ownership within two years without automatically triggering the elimination of its Pre-Change Losses. The resulting limitation would be determined under the regular rules for ownership changes.

If an ownership change is triggered on the Effective Date, the Debtors may not be eligible for the 382(l)(5) Exception. Alternatively, the Debtors may decide to affirmatively elect out of the 382(l)(5) Exception so that the 382(l)(6) Exception instead applies. Regardless of whether the Debtors take advantage of the 382(l)(6) Exception or the 382(l)(5) Exception, the Debtors’ use of their Pre-Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the Tax Code were to occur after the Effective Date. However, Reorganized Pyxus and its subsidiaries do not expect to have significant NOL carryforwards after the completion of the Restructuring Transactions.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Allowed Second Lien Notes Claims, Allowed First Lien Notes Claims and Existing Pyxus Interests.

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan. U.S. Holders of Claims and Existing Pyxus Interests are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

1.	U.S. Federal Income Tax Consequences of the Consummation of the Plan.

Pursuant to the Plan, in exchange for full and final satisfaction, compromise, settlement, release, and discharge of their Claims, each U.S. Holder of:

(I) an Allowed Second Lien Notes Claim shall either (i) receive such Holder’s pro rata share of the Second Lien Notes Common Stock Pool or (ii) at such Holder’s option, receive Cash equal to 2.00% of such Holder’s Allowed Second Lien Notes Claim in lieu of the Second Lien Notes Common Stock Pool; and

(II) an Allowed First Lien Notes Claim shall receive such Holder’s pro rata share of (i) (x) payment in full in Cash of all accrued and unpaid interest on such Holder’s First Lien Notes at the non-default rate, and (y) such Holder’s pro rata share of the Exit Secured Notes; or (ii) to the extent that Pyxus consummates the Replacement First Lien Financing by the Effective Date, payment in full in Cash.

To incentivize participation, the Restructuring Support Agreement includes a fee for each Consenting First Lien Noteholder and Consenting Second Lien Noteholder that signed prior to the Petition Date. The First Lien Notes Cash RSA fee is $5.5 million of Cash for such Consenting First Lien Noteholders and the Second Lien Notes Equity RSA fee is $5.0 million for such Consenting Second Lien Noteholders, which is payable in the form of the Second Lien Notes RSA Fee Shares if the Plan is consummated. The Second Lien Notes RSA Fee Shares consists of 1.25% of the shares of New Common Stock to be issued on the Effective Date, subject to dilution by the New MIP.

In addition, each U.S. Holder of an Pyxus Common Stock that is a Qualifying Holder of Pyxus Common Stock shall receive such Holder’s pro rata share of the Existing Equity Cash Pool.

Whether a U.S. Holder of an Allowed Claim recognizes gain or loss as a result of the exchange of its Claim for the Second Lien Notes Common Stock Pool or Exit Secured Notes, as applicable, depends on whether (a) in case of the First Lien Notes, the exchange results in a “significant modification”; (b) the exchange qualifies as a tax-free recapitalization, which in turn depends on whether the debt underlying the Claim surrendered is treated as a “security” for the reorganization provisions of the Tax Code; (c) the holder has previously included in income any accrued but unpaid interest with respect to the Claim; (d) the U.S. Holder has Claimed a bad debt deduction or worthless security deduction with respect to such Claim; and (e) the U.S. Holder uses the accrual or cash method of accounting for tax purposes.

(a)	Treatment of a Debt Instrument as a “Security”.

Neither the Tax Code nor the Treasury Regulations define the term “security,” and it has not been clearly defined by judicial decisions. Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances. Factors evaluated include whether the U.S. Holder of such debt instrument is subject to a material level of entrepreneurial risk, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, whether such payments are made on a current basis or accrued, and the U.S. Holder’s degree of participation and continuing interest in the debtor’s business, but most authorities conclude that the term to maturity of the debt instrument at initial issuance is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. Although it is not free from doubt, the Debtor intends to take the position that the Second Lien Notes constitute a “security” and the First Lien Notes do not constitute a “security” for U.S. federal income tax purposes (and the remainder of this discussion assumes that this position is correct). U.S. Holders are urged to consult their tax advisors regarding the potentially different tax treatment that could apply if their Claims were treated other than as described in the foregoing sentence.

(b)	Treatment of a Holder of Allowed Second Lien Notes Claims as a Reorganization or Taxable Exchange.

If a debt instrument constituting a surrendered Allowed Second Lien Notes Claim is treated as a “security” for U.S. federal income tax purposes, the receipt of New Common Stock (including any Second Lien Notes Equity RSA Fee that is payable in New Common Stock) by the U.S. Holder of the Allowed Second Lien Notes Claim in exchange for such Allowed Second Lien Notes Claim will be treated as a “recapitalization,” and therefore a reorganization for U.S. federal income tax purposes. As such, subject to the discussion below under “Accrued Interest” and “First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee”, a U.S. Holder of an Allowed Second Lien Notes Claim is not expected to recognize any gain or loss on the exchange. The U.S. Holder’s tax basis in its New Common Stock received (other than any such New Common Stock attributable to accrued but unpaid interest (and OID) and subject to the discussion below under “First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee”) should be equal to the tax basis of the obligation constituting the Allowed Second Lien Notes Claim surrendered in exchange therefor, and the U.S. Holder’s holding period for such New Common Stock should include the holding period for the obligation constituting the surrendered Allowed Second Lien Notes Claim. The tax basis of any New Common Stock treated as received in satisfaction of accrued but untaxed interest (and OID), or to the extent treated as a separate fee (as discussed below) should equal the amount of such accrued but untaxed interest (and OID), or fee, and the holding period for any such New Common Stock should not include the holding period of the debt instrument constituting the surrendered Allowed Second Lien Notes Claim.

Alternatively, in the case an Allowed Second Lien Notes Claim is exchanged for Cash, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount of Cash received on the exchange (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder’s adjusted tax basis in the Second Lien Notes. In general, a U.S. Holder’s adjusted tax basis in the Second Lien Notes will be its initial tax basis in the Second Lien Notes, increased by any accrued OID previously included in such U.S. Holder’s gross income. A U.S. Holder’s gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such Second Lien Notes for longer than one year, except that any such gain will be treated as ordinary income to the extent of any market discount accrued during the U.S. Holder’s holding period (see discussion of “Market Discount” below). Non-corporate taxpayers are generally subject to a reduced federal income tax rate on net long- term capital gains. The deductibility of capital losses is subject to certain limitations.

(c)	Treatment of a Holder of Allowed First Lien Notes Claims as a Taxable Exchange.

The exchange of a debt instrument constituting a surrendered Allowed First Lien Notes Claim for Exit Secured Notes and First Lien Notes Cash RSA Fee pursuant to the Plan will be treated as a taxable “exchange” under section 1001 of the Tax Code of the First Lien Notes for cash and different debt of the Reorganized Pyxus for U.S. federal income tax purposes if such exchange results in a “significant modification” of the First Lien Notes.

Under applicable Treasury Regulations, the modification of the terms of a debt instrument (including pursuant to an exchange of a new debt instrument for the existing debt instrument) generally is a significant modification if, based on all of the facts and circumstances and taking into account all modifications of the debt instrument, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” A modification that adds, deletes, or alters customary accounting or financial covenants is not a significant modification. A modification that releases, substitutes, adds or otherwise alters the collateral for, a guarantee on, or other form of credit enhancement on a recourse debt instrument is a significant modification if the modification results in a change in payment expectations. A modification that changes the timing of payments due under a debt instrument is a significant modification if it results in a material deferral of scheduled payments. The materiality of the deferral depends on all the facts and circumstances, including the length of the deferral, the original term of the instrument, the amounts of the payments that are deferred, and the time period between the modification and the actual deferral of payment. However, a deferral of one or more scheduled payments is not a material deferral if it is within a safe-harbor period beginning on the original due date of the first scheduled payment that is deferred and extending for a period equal to the lesser of five years or 50 percent of the original term of the instrument. A change in the yield of a debt instrument is a significant modification if the yield of the modified instrument (as computed under the applicable Treasury Regulations) varies from the annual yield of the unmodified instrument (determined as of the date of the modification) by more than the greater of 1⁄4 of one percent or 5 percent of the annual yield of the unmodified instrument.

Based on such applicable Treasury Regulations, the exchange of Allowed First Lien Notes Claim for Exit Secured Notes and First Lien Notes Cash RSA Fee pursuant to the Plan is expected to be treated as a “significant modification” of the First Lien notes and accordingly as a taxable “exchange” under section 1001 of the Tax Code of the First Lien Notes for Cash and different debt of Reorganized Pyxus for U.S. federal income tax purposes. The remainder of this discussion assumes such treatment.

Since a debt instrument constituting a surrendered Allowed First Lien Notes Claim is not expected to qualify as a “security” for U.S. federal income tax purposes, the receipt of Exit Secured Notes and First Lien Notes Cash RSA Fee by the U.S. Holder will not be treated as a “recapitalization,” (as discussed under “Treatment of a Holder of Allowed Second Lien Notes Claims as a Reorganization” above) and therefore, a U.S. Holder of such a Claim is expected to be treated as exchanging its Allowed First Lien Notes Claim for Exit Secured Notes and First Lien Notes Cash RSA Fee in a fully taxable exchange. Subject to the discussion below under “First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee,” a U.S. Holder of an Allowed First Lien Notes Claim who is subject to this treatment is expected to recognize gain or loss equal to the difference between (i) sum of the issue price of the Exit Secured Notes and the First Lien Notes Cash RSA Fee, if any, received by such U.S. Holder, and (ii) the U.S. Holder’s adjusted tax basis in the obligation constituting the surrendered Allowed First Lien Notes Claim. In general, a U.S. Holder’s adjusted tax basis in the Allowed First Lien Notes will be its initial tax basis in the First Lien Notes, increased by any accrued OID previously included in such U.S. Holder’s gross income. A U.S. Holder’s adjusted tax basis in the Exit Secured Notes generally would equal their issue price and a U.S. Holder would have a new holding period in the Exit Secured Notes commencing the day after the Effective Date. If the First Lien Notes or the Exit Secured Notes were “traded on an established securities market” (within the meaning of Treasury Regulations), as we believe would be the case, then the issue price of the Exit Secured Notes would be their fair market value on the Effective Date. Except with respect to accrued market discount and subject to the discussion below under “First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee,” any gain or loss a U.S. Holder recognized in the exchange generally would be capital gain or loss and would be long-term capital gain or loss if the First Lien Notes had been held for more than one year. Non-corporate U.S. Holders generally are eligible for preferential rates of taxation on long-term capital gains.

With respect to the payment in full in Cash of all accrued and unpaid interest on the First Lien Notes at the non-default rate, a U.S. Holder generally will be taxed on such cash as ordinary interest income to the extent not previously so taxed.

Alternatively, in the event that Pyxus consummates the Replacement First Lien Financing by the Effective Date and an Allowed First Lien Notes Claim is exchanged for Cash (including any First Lien Notes Cash RSA Fee) subject to the discussion below under “First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee,” a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount of Cash received on the exchange (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder’s adjusted tax basis in the First Lien Notes. Any such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such First Lien Notes for longer than one year, except that any such gain will be treated as ordinary income to the extent of any market discount accrued during the U.S. Holder’s holding period (see discussion of “Market Discount” below). Non-corporate taxpayers are generally subject to a reduced U.S. federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

(d)	Accrued Interest (and OID).

A portion of the consideration received by U.S. Holders of Claims may be attributable to accrued but unpaid interest or OID during its holding period on the debt instruments constituting the surrendered Claims. Such amount should be taxable to that U.S. Holder as ordinary interest income if such accrued interest or OID has not been previously included in the U.S. Holder’s gross income for U.S. federal income tax purposes. Conversely, U.S. Holders of Claims may be able to recognize a deductible loss to the extent that any accrued interest or OID on the Claims was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

If the fair market value of the consideration received by a U.S. Holder pursuant to the Plan is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to accrued but unpaid interest and OID is unclear. Under the Plan, the aggregate consideration to be distributed to U.S. Holders of each Allowed First Lien Notes Claims and Allowed Second Lien Notes Claims will be allocated first to the principal amount (as determined for federal income tax purposes) of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims, if any. Certain legislative history and case law indicate that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments under debt instruments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. U.S. Holders of Claims should consult their respective tax advisors regarding the proper allocation of the consideration received by them under the Plan between principal and accrued but unpaid interest in such event.

(e)	Market Discount.

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a U.S. Holder of a Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than at original issuance, and if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) in the case of a debt instrument issued without OID, the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with OID, its “revised issue price,” in each case, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

In the case of a “recapitalization” (as described under “Treatment of a Holder of Allowed Second Lien Notes Claims as a Reorganization or Taxable Exchange” above), if the debt underlying the Allowed Second Lien Notes Claim had been acquired with market discount, any such market discount that accrued on such debt but was not recognized by the U.S. Holder may be required to be carried over to the New Common Stock received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such New Common Stock may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt underlying the Allowed Second Lien Notes Claim. U.S. Holders should consult their own tax advisors concerning the application of the market discount rules to their Claims.

In the case of a taxable exchange (as described under “Treatment of a Holder of Allowed First Lien Notes Claims as a Taxable Exchange” above), any gain recognized by a U.S. Holder on the taxable disposition of debts that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued). U.S. Holders should consult their own tax advisors concerning the application of the market discount rules to their Claims.

(f)	First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee.

The U.S. federal income tax treatment of the Cash RSA Fee and Equity RSA Fee (the “Fees”) is unclear. If treated as additional consideration for First Lien Notes and Second Lien Notes, as applicable, the Fee would be treated as part of the total consideration received and subject to tax in the manner described above. It is also possible that the Fee may instead be treated as a separate fee rather than as additional consideration for First Lien Notes and Second Lien Notes, as applicable, in which case such a payment would be subject to tax as ordinary income. Although no assurances can be provided, we intend to take the position, and this discussion assumes, that the Fees are treated as additional consideration received by a U.S. Holder in exchange for First Lien Notes and Second Lien Notes, as applicable. There can be no assurance, however, that the IRS will agree with such treatment. U.S. Holders should consult their tax advisor regarding the U.S. federal income tax treatment of the Fees.

(g)	Treatment of a Holder of Existing Pyxus Interests.

A U.S. Holder of Existing Pyxus Interests that receives Cash from the Existing Equity Cash Pool generally will be required to recognize gain or loss equal to the difference between the amount of Cash received on the exchange and the U.S. Holder’s tax basis in the Existing Pyxus Interests. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder has held the Existing Pyxus Interests for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Contrary to the foregoing discussion, it is possible that a U.S. Holder of Existing Pyxus Interests may be treated as having received the Existing Equity Cash Pool as compensation or a fee for agreeing to provide the voluntary releases set forth in the Plan (rather than in exchange for such U.S. Holder’s Existing Pyxus Interests). In such case, the U.S. Holder would recognize immediate income in an amount equal to the Cash received. A U.S. Holder would likely be permitted to claim a capital loss in an amount equal to the U.S. Holder’s adjusted tax basis in the Existing Pyxus Interests. U.S. Holders should consult their tax advisor regarding the U.S. federal income tax treatment of the Existing Pyxus Interests pursuant to the Plan (including the receipt of Existing Equity Cash Pool (if any)).

(h)	Medicare Tax.

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8 percent tax on, among other things, gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan.

2.	U.S. Federal Income Tax Consequences of Owning and Disposing of the New Common Stock.

(a)	Distributions on New Common Stock.

Any distributions made on account of the New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Pyxus as determined under U.S. federal income tax principles. To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in its shares (determined on a share-by-share basis). Any such distributions in excess of the U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain from the sale or exchange of such stock, as described below under “Sale, Exchange, Redemption, or Repurchase of New Common Stock.”

Subject to applicable limitations, any such dividends on New Common Stock paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction. However, the dividends-received deduction is only available if such U.S. Holder satisfies certain holding period requirements with respect to its New Common Stock. Such holding period is reduced for any period during which such U.S. Holder’s risk of loss with respect to the New Common Stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that such U.S. Holder’s investment in the New Common Stock on which the dividend is paid is directly attributable to indebtedness incurred, all or a portion of the dividends-received deduction may be disallowed.

(b)	Sale, Exchange, Redemption, or Repurchase of New Common Stock.

Unless a non-recognition provision applies, subject to the “market discount” rules discussed above, U.S. Holders generally will recognize capital gain or loss upon the sale, exchange, redemption, repurchase, or other taxable disposition of the New Common Stock. Such capital gain will be long-term capital gain if at the time of the sale, exchange, redemption, repurchase, or other taxable disposition, the U.S. Holder held the New Common Stock for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. Under the recapture rules of section 108(e)(7) of the Tax Code, a U.S. Holder may be required to treat gain recognized on such dispositions of the New Common Stock as ordinary income if such U.S. Holder took a bad debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Claim for New Common Stock. The deductibility of capital losses is subject to certain limitations.

3.	U.S. Federal Income Tax Consequences of Owning and Disposing of the Exit Secured Notes.

(a)	Issue Price.

The issue price of a debt instrument issued in exchange for another debt instrument depends on whether either debt instrument is considered “traded on an established market” (“publicly traded”). If the First Lien Notes or the Exit Secured Notes are treated as “publicly traded” for U.S. federal income tax purposes, as we expect to be the case, then the “issue price” of the Exit Secured Notes will be the fair market value of the Exit Secured Notes as of their issue date.

(b)	Payments of Qualified Stated Interest.

Payments or accruals of “qualified stated interest” (as defined below) on the Exit Secured Notes will be includible in the U.S. Holder’s gross income as ordinary interest income and taxable at the time that such payments are accrued or are received in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable in Cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Exit Secured Notes at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices.

(c)	Original Issue Discount.

An Exit Secured Note will be treated as issued with OID for U.S. federal income tax purposes if the “stated redemption price at maturity” of such Exit Secured Note exceeds its “issue price” (see “—Issue Price” above) by an amount equal to or more than a statutorily defined de minimis amount (generally, 0.25 percent multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity). The “stated redemption price at maturity” of an Exit Secured Note is the total of all payments to be made under the Exit Secured Note other than “qualified stated interest.”

If an Exit Secured Note were treated as having been issued with more than de minimis OID, U.S. Holders would be required to include the OID with respect to such Exit Secured Note in ordinary income on an annual basis under a constant yield accrual method regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A U.S. Holder must include in income in each taxable year the sum of the daily portions of OID for each day on which it held an Exit Secured Note during the taxable year. To determine the daily portions of OID, the amount of OID allocable to an accrual period is determined, and a ratable portion of such OID is allocated to each day in the accrual period. An accrual period may be of any length and the length of the accrual periods may vary over the life of the Exit Secured Note, provided that no accrual period may be longer than one year and each scheduled payment of interest or principal on the Exit Secured Note must occur on either the first day or last day of an accrual period. The amount of OID allocable to an accrual period will equal (A) the product of (i) the Exit Secured Note’s adjusted issue price at the beginning of the accrual period and (ii) the Exit Secured Note’s yield to maturity (adjusted to reflect the length of the accrual period), less (B) any qualified stated interest allocable to the accrual period.

An Exit Secured Note’s adjusted issue price at any time generally will be its original issue price, increased by the amount of OID on such Exit Secured Note accrued for each prior accrual period and decreased by the amount of payments on such Exit Secured Note other than payments of qualified stated interest. An Exit Secured Note’s yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the Exit Secured Note, produces an amount equal to the Exit Secured Note’s original issue price.

The Exit Secured Notes may be treated as issued with an amount of OID that is not de minimis.

(d)	Sale, Taxable Exchange, or Other Taxable Disposition of Exit Secured Note.

Upon the disposition of the Exit Secured Notes by sale, exchange, repurchase, redemption or other taxable disposition, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder’s adjusted tax basis in the Exit Secured Notes, as applicable. In general, a U.S. Holder’s adjusted tax basis in the Exit Secured Notes will be its initial tax basis in the Exit Secured Notes, increased by any accrued OID previously included in such U.S. Holder’s gross income. A U.S. Holder’s gain or loss will generally constitute capital gain or loss and will be long term capital gain or loss if the U.S. Holder has held such Exit Secured Notes for longer than one year, except that any such gain will be treated as ordinary income to the extent of any market discount accrued during the U.S. Holder’s holding period, including any accrued market discount carried over from the First Lien Notes. Non-corporate taxpayers are generally subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

4.	Limitation of Use of Capital Losses.

U.S. Holders who recognize capital losses as a result of the distributions under the Plan will be subject to limits on their use of capital losses. For non-corporate U.S. Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains. Non-corporate U.S. Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years. For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. U.S. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. Corporate U.S. Holders may only carry over unused capital losses for the five years following the capital loss year, but are generally allowed to carry back unused capital losses to the three years preceding the capital loss year.

U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE IMPACT OF THESE RULES ON SUCH HOLDERS’ EXCHANGE OF ANY CLAIMS AND THE EXISTING PYXUS INTERESTS PURSUANT TO THE PLAN AND ON ITS OWNERSHIP OF THE EXIT SECURED NOTES AND NEW COMMON STOCK.

D.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Second Lien Notes Claims, Allowed First Lien Notes Claims and Existing Pyxus Interests.

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan and includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local, non-U.S., and non-income tax consequences of the consummation of the Plan to such Non-U.S. Holder and the ownership and disposition of the Existing Pyxus Interests, New Common Stock and Exit Secured Notes, as applicable.

Whether a Non-U.S. Holder realizes gain or loss pursuant to the transactions undertaken as part of the Plan and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders.

1.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Second Lien Notes Claims and Allowed First Lien Notes Claims.

(a)	Gain Recognition on the Exchange of Claims.

Subject to the discussion below under “First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee,” any gain recognized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States in the same manner as a U.S. Holder (except that the Medicare tax would generally not apply). In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

(b)	Accrued but Unpaid Interest (and OID).

Payments made to a Non-U.S. Holder under the Plan (including Exit Secured Notes) that are attributable to accrued but unpaid interest (and OID) generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless:

(i)

the Non-U.S. Holder actually or constructively owns 10 percent or more of the total combined voting power of all classes of the stock of the Debtors within the meaning of section 871(d)(4) of the Tax Code;

(ii)	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Debtor obligor (each, within the meaning of the Tax Code);

(iii)	the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the Tax Code; or

(iv)

such interest and OID is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if required by an applicable income tax treaty, is attributable to a permanent establishment of the U.S. Holder in the United States ) (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non- U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but unpaid interest (and OID) at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

A Non-U.S. Holder that does not meet the requirements for exemption from withholding tax described above will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued but unpaid interest and OID. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and, as applicable, must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty

(c)	First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee.

As discussed above under “U.S. Federal Income Tax Consequences of the Consummation of the Plan— First Lien Notes Cash RSA Fee and Second Lien Notes Equity RSA Fee,” the U.S. federal income tax treatment of the Fees is unclear. If the Fee constitutes additional consideration for First Lien Notes and Second Lien Notes, as applicable, the consequences of such receipt will be as discussed above under “U.S. Federal Income Tax Consequences to Non- U.S. Holders of Allowed Second Lien Notes Claims and Allowed First Lien Notes Claims—Gain Recognition on the Exchange of Claims.” However, it is also possible that such a payment could be treated as a separate fee. Although no assurances can be provided, we intend to take the position that the Fees are treated as additional consideration received by a Non-U.S. Holder in exchange for First Lien Notes and Second Lien Notes, as applicable. Because the U.S. federal income tax consequences to a Non-U.S. Holder of the receipt of the Fees are uncertain, however, a withholding agent (other than Reorganized Pyxus) may withhold U.S. federal income tax from Fees paid to a Non- U.S. Holder at a withholding tax at a rate of 30 percent unless (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Fees is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the Fees paid to the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed applicable IRS Form W-8BEN or W-8BEN-E providing for such elimination or reduction. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of the Fees and the application of U.S. federal income tax withholding, including eligibility for a withholding tax exemption and refund procedures. In the case of the Second Lien Notes

Equity RSA Fee that is payable in New Common Stock, to the extent such Fee is subject to withholding, it is possible that the withholding tax would be withheld from or set off against any amount owed to or received from a Non-U.S. Holder, including, but not limited to, payments on the New Common Stock, sale proceeds received by the Non-U.S. Holder, or other of such Holder’s funds or assets.

2.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Existing Pyxus Interests.

As discussed above under “U.S. Federal Income Tax Consequences of the Consummation of the Plan— Treatment of a Holder of Existing Pyxus Interests,” the U.S. federal income tax consequences to Non-U.S. Holders of Existing Pyxus Interests will depend on whether the cash received pursuant to the Existing Equity Cash Pool is treated as received in exchange for such Non-U.S. Holder’s Existing Pyxus Interests or as compensation or a fee for agreeing to provide the voluntary releases set forth in the Plan. The U.S. federal income tax consequences to a Non-U.S. Holder of the receipt of cash from the Existing Equity Cash Pool are uncertain.

If the Cash is received in exchange for such Non-U.S. Holder’s Existing Pyxus Interests, the Non-U.S. Holder’s tax treatment will be as described below under “U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Common Stock—Sale, Redemption, or Repurchase of New Common Stock,” provided, that FIRPTA rules (as defined and discussed below) will not apply as a result of the Existing Pyxus Interests regularly trading on an established securities market. However, contrary to the foregoing discussion, it is possible that a Non-U.S. Holder of Existing Pyxus Interests may be treated as having received the Existing Equity Cash Pool as compensation or a fee for agreeing to provide the voluntary releases set forth in the Plan. In such case, the payment may be subject to U.S. federal withholding tax at a rate of 30 percent on payments of the Cash to a Non-U.S. Holder unless (i) the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Existing Equity Cash Pool is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a U.S. tax treaty either eliminates or reduces such withholding tax with respect to the Existing Equity Cash Pool paid to the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed applicable IRS Form W-8BEN or W-8BEN-E providing for such elimination or reduction.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of the Cash received pursuant to the Existing Equity Cash Pool and the application of U.S. federal income tax withholding, including eligibility for a withholding tax exemption and refund procedures.

3.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Common Stock.

(a)	Dividends on New Common Stock.

Any distributions made with respect to New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized Debtors’ current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a Non-U.S. Holder receives distributions that exceed such current and accumulated earnings and profits, such distributions will be treated (a) first, as a non-taxable return of capital and reduce the Non-U.S. Holder’s basis in its New Common Stock, and (b) second, any portion of such distributions in excess of the Non-U.S. Holder’s basis in its New Common Stock (determined on a share-by-share basis) generally will be treated as capital gain from a sale or exchange (and the respective excess distributions as proceeds from a sale or exchange; see the section entitled “Sale, Redemption, or Repurchase of New Common Stock” below).

Except as described below, any such dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W -8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), and the Non-U.S. provides a properly executed IRS Form W-8ECI, will not be subject to U.S. federal withholding taxes and generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(b)	Sale, Exchange, Redemption, or Repurchase of New Common Stock.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale, exchange, redemption, repurchase, or other taxable disposition (including a cash redemption) of New Common Stock unless:

i.

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

ii.

such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

iii.

Reorganized Pyxus is or has been during a specified testing period a “United States real property holding corporation” (a “USRPHC”) under the FIRPTA rules (as defined and discussed below) for U.S. federal income tax purposes.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Common Stock. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the third exception applies, the Non -U.S. Holder generally will be subject to U.S. federal income tax on any gain recognized on the disposition of all or a portion of its New Common Stock under the Foreign Investment in Real Property Tax Act (“FIRPTA”) unless an exception applies. Taxable gain from the disposition of an interest in a USRPHC will constitute effectively connected income that is subject to U.S. federal income tax even if a Non-U.S. Holder is not otherwise engaged in a U.S. trade or Business. Further, any buyer of the New Common Stock will be required to withhold a tax equal to 15 percent of the amount realized on the sale. The amount of any such withholding would be allowed as a credit against the Non-U.S. Holder’s federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the Non-U.S. Holder properly and timely files a tax return with the IRS. In general, the FIRPTA provisions (e.g., the substantive taxation and withholding upon a disposition of the shares) will not apply if (a) the Non-U.S. Holder does not directly or indirectly own more than 5 percent of the value of such interest at any time during a specified testing period, and (b) such interest is regularly traded on an established securities market. Whether and when the New Common Stock will be considered regularly traded on an established securities market will depend, in part, on whether a market develops in such equity, and cannot currently be determined.

The Debtors do not believe it is likely that Reorganized Pyxus will be a USRPHC for U.S. federal income tax purposes upon the consummation of the Plan. In general, a corporation is a USRPHC as to a Non-U.S. Holder if the fair market value of the corporation’s U.S. real property interests (as defined in the Tax Code and applicable Treasury Regulations) equals or exceeds 50 percent of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (applying certain look-through rules to evaluate the assets of subsidiaries) at any time within the shorter of the 5-year period ending on the effective time of the applicable disposition or the period of time the Non-U.S. Holder held such interest.

4.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Payments of Interest and Owning and Disposing of Exit Secured Notes.

(a)	Payments of Interest and OID.

Interest including any OID paid on an Exit Secured Note to a Non- U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding, subject to the discussion above under “U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Second Lien Notes Claims and Allowed First Lien Notes Claims— Accrued but Unpaid Interest and OID.”

(b)	Sale, Taxable Exchange, or Other Taxable Disposition of Exit Secured Note.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, redemption, retirement or other taxable disposition of an Exit Secured Note (excluding any amount allocable to accrued and unpaid interest (and any OID), which will be treated as interest and may be subject to the rules discussed above in “U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Second Lien Notes Claims and Allowed First Lien Notes Claims—Accrued but Unpaid Interest and OID”) unless certain exceptions apply, as described above under “U.S. Federal Income Tax Consequences to Non- U.S. Holders of Allowed Second Lien Notes Claims and Allowed First Lien Notes Claims—Gain Recognition on the Exchange of Claims.”

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE IMPACT OF THESE RULES ON SUCH HOLDERS’ EXCHANGE OF ANY CLAIMS AND EXISTING PYXUS INTERESTS PURSUANT TO THE PLAN AND ON ITS OWNERSHIP OF THE NEW COMMON STOCK OR EXIT SECURED NOTES.

E.	Information Reporting and Backup Withholding

The Debtors will comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim or Existing Pyxus Interests under the Plan. The IRS may make the information returns reporting such interests and dividends and withholding available to the tax authorities in the country in which a Non U.S. Holder is resident. Additionally, under the backup withholding rules, a Holder of a Claim or Existing Pyxus Interests may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption). The current backup withholding rate is 24 percent. Backup withholding is not an additional tax but is, instead, an advance payment that may entitle the Holder to a refund from the IRS to the extent it results in an overpayment of tax, provided that the required information is provided to the IRS.

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

F.	FATCA

Under legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income, and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S. source interest, including any OID or dividends. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

FATCA withholding rules were previously scheduled to take effect on January 1, 2019, that would have applied to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S. source interest (including any OID) or dividends. However, such withholding has effectively been suspended under proposed Treasury Regulations that may be relied on until final regulations become effective. Nonetheless, there can be no assurance that a similar rule will not go into effect in the future. Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of FATCA withholding rules on such Non-U.S. Holder.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM OR EXISTING PYXUS INTERESTS IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EXISTING PYXUS INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED UNDER THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-US, OR OTHER TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XI. Recommendation

In the opinion of the Debtors and the Consenting Noteholders, the Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to Holders of Allowed Claims and Interests than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims than proposed under the Plan. Accordingly, the Debtors recommend that Holders of Claims entitled to vote to accept or reject the Plan support Confirmation and vote to accept the Plan.

Pyxus International, Inc., et al.,
on behalf of itself and each of the other Debtors

By:	/s/ Joel L. Thomas
Name: Joel L. Thomas
Title: Chief Financial Officer

Prepared By:

Dated: June 14, 2020	YOUNG CONAWAY STARGATT & TAYLOR, LLP

Wilmington, Delaware	/s/ Pauline K. Morgan
Pauline K. Morgan (No. 3650)
Kara Hammond Coyle (No. 4410)
Ashley E. Jacobs (No. 5635)
Tara C. Pakrouh (No. 6192)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
	Telephone:	(302) 571-6600
	Facsimile:	(302) 571-1253
	Email:	pmorgan@ycst.com
kcoyle@ycst.com
ajacobs@ycst.com
tpakrouh@ycst.com

- and -

SIMPSON THACHER & BARTLETT LLP

Sandeep Qusba (pro hac vice pending)
Michael H. Torkin (pro hac vice pending)
Kathrine A. McLendon (pro hac vice pending)
Nicholas E. Baker (pro hac vice pending)
425 Lexington Avenue
New York, New York 10017
	Telephone:	(212) 455-2000
	Facsimile:	(212) 455-2502
	Email:	squsba@stblaw.com
michael.torkin@stblaw.com
kmclendon@stblaw.com
nbaker@stblaw.com

Proposed Counsel to the Debtors and Debtors in Possession

[Signature Page to Disclosure Statement]

Exhibit A

Plan of Reorganization

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	§	Chapter 11
§

PYXUS INTERNATIONAL, INC., et al., [1]	§
§
	§	Case No. 20-_______(__)

Debtors.	§

	§	(Joint Administration Requested)
§
§

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

PYXUS INTERNATIONAL, INC. AND ITS AFFILIATED DEBTORS

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

SIMPSON THACHER & BARTLETT LLP		YOUNG CONAWAY STARGATT & TAYLOR, LLP
Sandeep Qusba (pro hac vice pending)		Pauline K. Morgan (No. 3650)
Michael H. Torkin (pro hac vice pending)		Kara Hammond Coyle (No. 4410)
Kathrine A. McLendon (pro hac vice pending)		Ashley E. Jacobs (No. 5635)
Nicholas E. Baker (pro hac vice pending)		Tara C. Pakrouh (No. 6192)
425 Lexington Avenue		1000 North King Street
New York, New York 10017		Wilmington, Delaware 19801
Telephone:	(212) 455-2000	Telephone:	(302) 571-6600
Facsimile:	(212) 455-2502	Facsimile:	(302) 571-1253
Email:	squsba@stblaw.com	Email:	pmorgan@ycst.com
	michael.torkin@stblaw.com		kcoyle@ycst.com
	kmclendon@stblaw.com		ajacobs@ycst.com
	nbaker@stblaw.com		tpakrouh@ycst.com

Proposed Counsel to Debtors and Debtors in Possession

Dated: June 14, 2020

[1]

The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s United States federal tax identification number, are: Pyxus International, Inc. (6567), Alliance One International, LLC (3302), Alliance One North America, LLC (7908), Alliance One Specialty Products, LLC (0115) and GSP Properties, LLC (5603). The Debtors’ mailing address is 8001 Aerial Center Parkway, Morrisville, NC 27560-8417.

L.	New Pyxus Constituent Documents	38
M.	Directors and Officers	38
N.	New MIP	39
O.	Preservation of Causes of Action	39

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		39
A.	Assumption of Executory Contracts and Unexpired Leases	39
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	40
C.	Cure of Defaults and Objections to Cure and Assumption	41
D.	Insurance Policies	42
E.	Indemnification Provisions	42
F.	Director, Officer, Manager, and Employee Liability Insurance	43
G.	Employee and Retiree Benefits	43
H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	44
I.	Reservation of Rights	44
J.	Nonoccurrence of Effective Date	44
K.	Contracts and Leases Entered Into After the Petition Date	44

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		45
A.	Timing and Calculation of Amounts to Be Distributed	45
B.	Distributions on Account of Obligations of Multiple Debtors	45
C.	Distribution Agent	45
D.	Rights and Powers of Distribution Agent	45
E.	Delivery of Distributions	46
F.	Manner of Payment	47
G.	Compliance Matters	47
H.	No Postpetition or Default Interest on Claims	47
I.	Allocation Between Principal and Accrued Interest	47
J.	Setoffs and Recoupment	47
K.	Claims Paid or Payable by Third Parties	48

ARTICLE VII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		49
A.	Disputed Claims Process	49
B.	Claims Administration Responsibilities	49
C.	Estimation of Claims and Interests	50
D.	Adjustment to Claims Without Objection	50
E.	No Distributions Pending Allowance	50
F.	Distributions After Allowance	50
G.	No Interest	50

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		51
A.	Compromise and Settlement of Claims, Interests, and Controversies	51
B.	Binding Effect	51

ii

C.	Discharge of Claims	51
D.	Release of Liens	52
E.	Debtor Release	52
F.	Third-Party Release	53
G.	Exculpation	54
H.	Injunction	55
I.	Protection Against Discriminatory Treatment	55
J.	Recoupment	55
K.	Reimbursement or Contribution	56
L.	Term of Injunctions or Stays	56
M.	Document Retention	56

ARTICLE IX. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		56
A.	Conditions to Effective Date	56
B.	Waiver of Conditions to Confirmation or the Effective Date	57
C.	Substantial Consummation	57
D.	Effect of Non-Occurrence of Conditions to Consummation	57

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		58
A.	Modification of Plan	58
B.	Effect of Confirmation on Modifications	58
C.	Revocation or Withdrawal of Plan	58

ARTICLE XI. RETENTION OF JURISDICTION		58

ARTICLE XII. MISCELLANEOUS PROVISIONS		61
A.	Immediate Binding Effect	61
B.	Additional Documents	61
C.	Payment of Certain Fees and Expenses	61
D.	Reservation of Rights	61
E.	Successors and Assigns	62
F.	Service of Documents	62
G.	Entire Agreement	63
H.	Plan Supplement Exhibits	63
I.	Non-Severability	64
J.	Votes Solicited in Good Faith	64
K.	Waiver or Estoppel	64
L.	Closing of Chapter 11 Cases	64

iii

INTRODUCTION

Pyxus International, Inc. (“Pyxus”) and its debtor affiliates, as debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, and certain related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR TO REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A. Defined Terms

1. “Ad Hoc Crossholder Group” means the ad hoc committee of Consenting Second Lien Noteholders and certain Consenting First Lien Noteholders represented by the Crossholder Notes Representatives.

2. “Ad Hoc First Lien Group” means the ad hoc committee of certain Consenting First Lien Noteholders represented by the First Lien Notes Representatives.

3. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the Debtors’ businesses incurred on or after the Petition Date until and including the Effective Date; and (b) Allowed Professional Fee Claims.

4. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

5. “Agreed Percentage” means the percentage equal to (a) $5.0 million divided by (b) the Agreed Post-Reorganization Equity Value.

6. “Agreed Post-Reorganization Equity Value” means $400,000,000.

7. “Allowed” or “Allowing” means, with respect to any Claim or Interest in a Debtor, (a) any Claim to which the Debtors and the Holder of the Claim agree to the amount of the Claim or a court of competent jurisdiction has determined the amount of the Claim by Final Order, (b) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or Reorganized Debtors, as applicable, in a Final Order of the Bankruptcy Court, (c) any Claim that is listed in the Schedules, if any are Filed, as liquidated, non-contingent, and undisputed, or (d) any Claim or Interest expressly allowed hereunder; provided, however, that the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan; provided, further, that no Claim shall be “Allowed” if it is subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.

8. “Backstop Fee Shares” means that number of shares of New Common Stock equal to the product of (a) the Effective Date Issuance Amount, multiplied by (b) the product of (i) the difference between (x) 100% minus (y) the Agreed Percentage, multiplied by (ii) 4.25%, as set forth in the table in Article IV.C.1 of the Plan.

9. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101– 1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

10. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

11. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

12. “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

13. “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

14. “Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

15. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

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16. “Chapter 11 Cases” means the procedurally consolidated cases Filed or to be Filed (as applicable) by the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

17. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors, whether or not assessed or Allowed.

18. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

19. “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

20. “Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

21. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

22. “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court will consider confirmation of the Plan and approval of the Disclosure Statement.

23. “Confirmation Objection Deadline” means the deadline by which objections to confirmation of the Plan must be received by the Debtors.

24. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement.

25. “Consenting First Lien Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

26. “Consenting Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

27. “Consenting Second Lien Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

28. “Consummation” means the occurrence of the Effective Date.

29. “Crossholder Notes Representatives” means Wachtell, Lipton, Rosen & Katz, TRS Advisors LLC, and any local counsel to the Ad Hoc Crossholder Group.

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30. “Cure” means the payment of Cash, or the distribution of other property or other action (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an Executory Contract or Unexpired Lease of the Debtors that the Debtors seek to assume under section 365(a) of the Bankruptcy Code.

31. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

32. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by the Debtors as of the Petition Date for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents, or instruments relating thereto.

33. “Debtor Intercompany Claim” means any Claim held by a Debtor against another

Debtor.

34. “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.E of the Plan.

35. “Definitive Restructuring Documents” means (a) the Plan and the Plan Supplement (and all exhibits, ballots, solicitation procedures, and other documents and instruments related thereto); (b) the Confirmation Order; (c) the Disclosure Statement; (d) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials (which may be the Confirmation Order); (e) the first day pleadings and all orders sought pursuant thereto; (f) the DIP Orders, the DIP Credit Agreement, and the other DIP Documents and related documentation; (g) the Exit ABL Credit Agreement; (h) the Exit Term Facility Agreement; (i) the Exit Secured Notes Indenture or the Replacement First Lien Financing Agreement, as applicable; (j) the Exit Intercreditor Agreements; (k) the New Pyxus Constituent Documents; and (l) the New Shareholders Agreement.

36. “DIP Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent and collateral agent under the DIP Facility, or its successor thereunder.

37. “DIP Credit Agreement” means that certain debtor-in-possession credit agreement consistent in all respects with the Restructuring Support Agreement, by and among Pyxus, as borrower, each of the guarantors named therein, the DIP Agent, and the DIP Lenders, as amended, restated, supplemented, or otherwise modified in accordance with its terms.

38. “DIP Documents” means, collectively, the DIP Credit Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents (and any joinders thereto).

39. “DIP Facility” means that certain $206.7 million delayed-draw term loan debtor-in-possession facility to be provided to the Debtors by the DIP Lenders in accordance with the terms, and subject in all respects to the conditions, set forth in the DIP Credit Agreement and the DIP Orders.

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40. “DIP Facility Claim” means any Claim arising under, derived from or based upon the DIP Documents or DIP Orders, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, indemnification, and other charges arising under or related to the DIP Facility.

41. “DIP Lenders” means, collectively, the banks, financial institutions, and other lenders party to the DIP Credit Agreement from time to time, each solely in their capacity as such.

42. “DIP Loans” means the loans made under the DIP Facility.

43. “DIP Orders” means, collectively, the Interim DIP Order and Final DIP Order.

44. “Disclosure Statement” means the disclosure statement containing “adequate information” (as that term is defined in section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan and the transactions contemplated thereby, and which is in form and substance reasonably satisfactory to (a) the Debtors, (b) the Required Consenting Noteholders, and (c) the Required Ad Hoc First Lien Consenting Noteholders.

45. “Disputed” means, with respect to any Claim or Interest, (a) any Claim or Interest that is disputed under Article VII of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order, (b) any Claim or Interest, proof of which was required to be Filed by order of the Bankruptcy Court but as to which a proof of Claim or Interest was not timely or properly Filed, (c) any Claim or Interest that is listed in the Schedules, if any are Filed, as unliquidated, contingent or disputed, and as to which no request for payment or Proof of Claim or Interest has been Filed, or (d) any Claim or Interest that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order. To the extent the Debtors dispute only the amount of a Claim or Interest, such Claim or Interest shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim or Interest.

46. “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

47. “Distribution Record Date” means the date for determining which Holders of Allowed Claims and Allowed Interests, other than with respect to holders of public Securities, are eligible to receive distributions pursuant to the Plan, which date shall be the Confirmation Date or such other date indicated in the Confirmation Order.

48. “DTC” means The Depository Trust Company.

49. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan.

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50. “Effective Date Issuance Amount” means twenty-three (23) million shares of New Common Stock or such other amount as may be agreed by the Debtors and the Required Consenting Second Lien Noteholders.

51. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

52. “Equityholder Opt-Out Form” means that certain form to be served, together with certain information relating to the Plan and instructions for accessing copies of the Plan and Disclosure Statement, on each Holder of an Existing Pyxus Interest, and to be completed and returned to the Debtors, in each case, consistent with the Scheduling Order, pursuant to which a Holder of an Existing Pyxus Interest may opt out of the voluntary releases contained in Article VIII.F of the Plan.

53. “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

54. “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each Related Party of each Entity in clauses (a) and (b); and (d) any other Person entitled to the protections of section 1125(e) of the Bankruptcy Code; provided that non-Debtor Affiliates of the Debtors shall not be Exculpated Parties.

55. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

56. “Existing Equity Cash Pool” means $1,000,000.

57. “Existing Equity Record Date” means June 12, 2020.

58. “Existing Pyxus Interests” means the outstanding Interests in Pyxus.

59. “Exit ABL Credit Agreement” means a credit agreement for a senior secured asset-based revolving or term loan credit facility, by and among Reorganized Pyxus, the other applicable subsidiaries of Reorganized Pyxus party thereto, and the lenders and agents party thereto (which lenders may be existing creditors, including the Consenting Noteholders), which shall become effective on the Effective Date and be consistent with the Restructuring Term Sheet and otherwise in form and substance reasonably satisfactory to (a) the Debtors, (b) the Required Consenting Second Lien Noteholders, and (c) the Required Consenting First Lien Noteholders, solely with respect to any term or provision of the Exit ABL Credit Agreement that materially and adversely affects the rights of the Consenting First Lien Noteholders (in their capacities as such).

60. “Exit ABL Facility” means the credit facility provided for under the Exit ABL Credit Agreement.

61. “Exit Facility Shares” means that number of shares of New Common Stock equal to the product of (a) the Effective Date Issuance Amount, multiplied by (b) the product of (i) the difference between (x) 100% minus (y) the Agreed Percentage, multiplied by (ii) 45.00%, as set forth in the table in Article IV.C.1 of the Plan.

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62. “Exit Intercreditor Agreements” means one or more intercreditor agreements by and among the agents or indenture trustees under the Exit ABL Credit Agreement, the Exit Term Facility Agreement, and the Exit Secured Notes Indenture or Replacement First Lien Financing Agreement, as applicable, which shall become effective on the Effective Date and be in form and substance reasonably satisfactory to (a) the Debtors, (b) the Required Consenting Noteholders, and (c) the Required Ad Hoc First Lien Consenting Noteholders.

63. “Exit Secured Notes” means the notes issued by Reorganized Pyxus under the Exit Secured Notes Indenture on the Effective Date to holders of First Lien Notes. The aggregate principal amount of Exit Secured Notes as of the Effective Date shall equal 102.1250% of the aggregate principal amount of First Lien Notes outstanding immediately prior to the Effective Date.

64. “Exit Secured Notes Indenture” means an indenture by and among Reorganized Pyxus, as issuer, the guarantors named therein, and the trustee and collateral agent thereunder, providing for the issuance of the Exit Secured Notes, which indenture shall become effective on the Effective Date and be substantially consistent with the Exit Secured Notes Term Sheet and otherwise in form and substance reasonably satisfactory to (a) the Debtors, (b) the Required Consenting Noteholders, and (c) the Required Ad Hoc First Lien Consenting Noteholders.

65. “Exit Secured Notes Term Sheet” means the term sheet attached to the Restructuring Support Agreement as Exhibit D, as such term sheet may be amended, modified, or supplemented from time to time only in accordance with the Restructuring Support Agreement.

66. “Exit Term Facility Agreement” means a credit agreement for the Exit Term Facility, by and among Reorganized Pyxus, the administrative agent and collateral agent thereunder, the guarantors named therein, and the lenders and agents party thereto, which shall become effective on the Effective Date and be consistent with the terms and conditions set forth in the Exit Term Facility Term Sheet and otherwise in form and substance reasonably satisfactory to (a) the Debtors and (b) the Required Consenting Noteholders.

67. “Exit Term Facility” means the credit facility provided for under the Exit Term Facility Agreement.

68. “Exit Term Facility Term Sheet” means the term sheet attached as Exhibit E to the Restructuring Support Agreement, as such term sheet may be amended, modified, or supplemented from time to time only in accordance with the Restructuring Support Agreement.

69. “Exit Term Loans” means the loans made under the Exit Term Facility. The aggregate principal amount of Exit Term Loans as of the Effective Date shall equal (x) the aggregate principal amount of DIP Loans outstanding immediately prior to the Effective Date, plus (y) the Total Exit Fee (as defined in the DIP Credit Agreement).

70. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or Proof of Interest, the Solicitation Agent.

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71. “Financing Commitment Parties” has the meaning ascribed to such term in the Restructuring Support Agreement.

72. “Final DIP Order” means the Final Order entered by the Bankruptcy Court approving entrance into the DIP Facility and the use of Cash Collateral, and incorporating the terms and conditions set forth in, and approving entry into and performance under the DIP Credit Agreement, and otherwise in form and substance reasonably satisfactory to (a) the Debtors, (b) the Financing Commitment Parties, (c) the Required Consenting Noteholders, and (d) the Required Ad Hoc First Lien Consenting Noteholders.

73. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

74. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, is not subject to any pending stay and as to which the time to appeal, move for reargument, reconsideration, or rehearing, or seek certiorari has expired and no appeal, motion for reargument, reconsideration, or rehearing or petition for certiorari has been timely taken or Filed, or as to which any appeal that has been taken, motion for reargument, reconsideration, or rehearing that has been granted or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be Filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

75. “First Lien Notes” means the $275,000,000 aggregate outstanding principal amount of 8.500% Senior Secured First Lien Notes due 2021 issued by Pyxus pursuant to the First Lien Notes Indenture.

76. “First Lien Notes Claim” means any Claim against a Debtor arising under, derived from, or based on the First Lien Notes Indenture or any other agreement, instrument or document executed at any time in connection therewith.

77. “First Lien Notes Indenture” means that certain Indenture, dated as of October 14, 2016, by and among Pyxus, the guarantors named therein and the First Lien Notes Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

78. “First Lien Notes Indenture Trustee” means The Bank of New York Mellon Trust Company, N.A., and any successor thereto, as trustee under the First Lien Notes Indenture.

79. “First Lien Notes Representatives” means Stroock & Stroock & Lavan LLP, Pachulski, Stang, Ziehl & Jones LLP, as local counsel to the Ad Hoc First Lien Group, and Perella Weinberg Partners L.P.

80. “Foreign Credit Line” means any working capital line of credit or working capital loan facility under which a non-U.S. subsidiary or Affiliate of Pyxus is a borrower.

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81. “Foreign Credit Line Claim” means any claim arising under, derived from, or based on any Debtor’s obligations under their Foreign Credit Lines.

82. “General Unsecured Claim” means any Claim that is not secured, an Administrative Claim (including, for the avoidance of doubt, a Professional Fee Claim), a DIP Facility Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a First Lien Notes Claim, a Second Lien Notes Claim, a Debtor Intercompany Claim, a Non-Debtor Intercompany Claim, a Foreign Credit Line Claim, or a Claim arising under section 510(b) of the Bankruptcy Code.

83. “Governing Body” means the board of directors, board of managers, manager, general partner, investment committee, special committee, or such similar governing body of an Entity.

84. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

85. “Holder” means an Entity holding a Claim or an Interest, or, if applicable, the New Common Stock, as applicable.

86. “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

87. “Indemnification Provisions” means each of the Debtors’ indemnification provisions in place immediately prior to the Effective Date contained in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, and employees.

88. “Initial Commitment Parties” has the meaning ascribed to such term in the Restructuring Support Agreement.

89. “Intercompany Interest” means an Interest held by a Debtor in another Debtor.

90. “Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

91. “Interim DIP Order” means the interim order entered by the Bankruptcy Court approving entrance into the DIP Facility and the use of Cash Collateral, and incorporating the terms and conditions set forth in, and approving entry into and performance under, the DIP Credit Agreement, and otherwise in form and substance reasonably satisfactory to (a) the Debtors, (b) the Financing Commitment Parties, (c) the Required Consenting Noteholders, and (d) the Required Ad Hoc First Lien Consenting Noteholders.

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92. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

93. “New Common Stock” means the shares of common stock, limited liability company membership units, or functional equivalent thereof of Reorganized Pyxus authorized for issuance pursuant to the New Pyxus Constituent Documents subject to the terms and conditions set forth herein and in the New Shareholders Agreement.

94. “New MIP” means the post-Effective Date management incentive plan that shall be implemented with respect to Reorganized Pyxus (and/or its subsidiaries) on or after the Effective Date, pursuant to which 8.00% of New Common Stock (on a fully diluted basis) shall be reserved for grant to management, key employees, and directors of the Reorganized Debtors; provided, that all individual grants under the New MIP will be determined by the Reorganized Pyxus Board.

95. “New Pyxus Constituent Documents” means the certificate of incorporation and the bylaws, or operating or other applicable agreement, of Reorganized Pyxus, each of which shall be consistent with the Restructuring Term Sheet and otherwise in form and substance reasonably satisfactory to (a) the Debtors, (b) the Required Consenting Second Lien Noteholders, and (c) the Required Consenting First Lien Noteholders, solely with respect to any term or provision of the New Pyxus Constituent Documents that materially affects the rights of the Consenting First Lien Noteholders (in their capacities as such).

96. “New Shareholders Agreement” means the shareholders agreement or operating or other applicable agreement , including all annexes, exhibits, and schedules thereto, that will govern certain matters related to the governance of Reorganized Pyxus and the New Common Stock, which agreement shall become effective on the Effective Date and be consistent with the terms and conditions set forth in the Restructuring Term Sheet and otherwise in form and substance reasonably satisfactory to (a) the Debtors and (b) the Required Consenting Second Lien Noteholders.

97. “Non-Debtor Intercompany Claim” means any Claim against a Debtor held by a non-Debtor Affiliate of the Debtors.

98. “Noteholder Approval Rights” means, collectively, the approval, consent, and consultation rights set forth in the Restructuring Support Agreement, or, if applicable, in a Definitive Restructuring Document, excluding any approval, consent, or consultation right of any Debtor under the Restructuring Support Agreement or a Definitive Restructuring Document.

99. “Ordinary Course Professionals Order” means an order of the Bankruptcy Court, if any, approving a motion to employ ordinary course professionals in the Chapter 11 Cases.

100. “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

101. “Other Secured Claim” means any Secured Claim other than a DIP Facility Claim, a First Lien Notes Claim, or a Second Lien Notes Claim.

102. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

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103. “Petition Date” means the date on which each of the Debtors commence the Chapter 11 Cases.

104. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan to be Filed by the Debtors (as may be amended, supplemented, altered, or modified from time to time on the terms set forth herein), and which includes: (a) the New Shareholders Agreement; (b) the New Pyxus Constituent Documents; (c) the identity of the members of the Reorganized Pyxus Board and the officers of Reorganized Pyxus; (d) the Rejected Executory Contract and Unexpired Lease List, if any; (e) the Exit Term Facility Agreement; (f) the Exit ABL Credit Agreement; (g) the Exit Secured Notes Indenture or, if applicable, the Replacement First Lien Financing Agreement; and (h) any other necessary documentation related to the Restructuring Transactions.

105. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

106. “Professional” means an Entity retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

107. “Professional Fee Claims” means all Claims for accrued, contingent, and/or unpaid fees and expenses (including transaction and success fees) incurred by a Professional in the Chapter 11 Cases on or after the Petition Date and through and including the Confirmation Date that the Bankruptcy Court has not denied by Final Order. To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Professional Fee Claims.

108. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount, provided, however, that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors to the extent applications are Filed after the Effective Date in excess of the amount of Cash funded into the Professional Fee Escrow Account as of the Effective Date.

109. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C.3 of this Plan.

110. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

111. “Proof of Interest” means a proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

112. “Pyxus” means Pyxus International, Inc.

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113. “Pyxus Common Stock” means all issued and outstanding shares of common stock of Pyxus.

114. “Qualifying Holder of Pyxus Common Stock” means each Holder of Pyxus Common Stock as of the Existing Equity Record Date that does not (a) submit an Equityholder Opt-Out Form prior to the deadline for doing so or (b) oppose, object to, or seek to impede or delay Confirmation.

115. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

116. “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors and reasonably satisfactory to the Required Consenting Second Lien Noteholders, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan, which list, as may be amended from time to time, with the consent of the Debtors and the Required Consenting Second Lien Noteholders, shall be included in the Plan Supplement.

117. “Related Party” means, each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other committee members, equityholders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

118. “Released Party” means collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) the Reorganized Debtors; (c) the DIP Agent; (d) each of the DIP Lenders; (e) each Holder of a First Lien Notes Claim who votes in favor of the Plan; (f) the First Lien Notes Indenture Trustee; (g) each Holder of a Second Lien Notes Claim who votes in favor of the Plan; (h) the Second Lien Notes Indenture Trustee; (i) the agents or indenture trustees under the Exit Secured Notes, Exit ABL Facility, and Exit Term Facility; (j) each lender or holder under the Exit Secured Notes, Exit ABL Facility, and Exit Term Facility; (k) the Initial Commitment Parties; (l) each current and former Affiliate of each Entity in clause (a) through (k); and (m) each Related Party of each Entity in clause (a) through (l); provided, however, that in each case, an Entity shall not be a Released Party if it (A) timely provides, either formally or informally in writing, an objection to the releases contained in Article VIII.E of the Plan that is not resolved before Confirmation of the Plan or (B) elects to opt out of the releases contained in Article VIII.F of the Plan; provided, further, that any such Entity shall be identified by name as a non-Released Party in the Confirmation Order.

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119. “Releasing Parties” means collectively and in each case in their capacity as such: (a) the Released Parties identified in subsection (a)–(l) and those Released Parties identified in subsection (m) of the definition of “Released Party” on behalf of whom the parties identified in subsections (a)–(l) of the definition of “Released Party” have the authority, including under any agreement or applicable non-bankruptcy law, to grant the Third-Party Release set forth in Article VIII.F; (b) the Holders of all Claims and Interests who vote to accept the Plan; (c) the Holders of all Claims or Interests that are Unimpaired under the Plan; (d) the Holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein; (e) the Holders of all Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth herein; (f) the Holders of all Claims or Interests (other than Holders of Existing Pyxus Interests) who are deemed to reject the Plan and who do not (A) timely provide, either formally or informally in writing, an objection to the releases contained in Article VIII.F of the Plan or (B) elect to opt out of the releases contained in Article VIII.F of the Plan; (g) the Holders of all Claims and Interests (other than Holders of Existing Pyxus Interests) who were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out; (h) the Holders of Existing Pyxus Interests who do not duly and timely submit an Equityholder Opt-Out Form opting out of the releases contained in Article VIII.F of the Plan; and (i) each Related Party of each Entity in clause (b) through clause (h).

120. “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Pyxus.

121. “Reorganized Pyxus” means collectively, Pyxus as reorganized pursuant to the Restructuring Transactions, including any new holding company created prior to the Effective Date that may be the ultimate parent of Reorganized Pyxus, and any successor(s) thereto.

122. “Reorganized Pyxus Board” means the board of directors (or other applicable Governing Body) of Reorganized Pyxus determined in accordance with the New Shareholders Agreement.

123. “Replacement First Lien Financing” means a financing facility or notes (a) in an aggregate principal amount sufficient to refinance the First Lien Notes in full (but not in part) in Cash, including the payment of the redemption premium and accrued and unpaid interest at the non-default rate to, but not including, the Effective Date, (b) having economic terms that are more favorable to the Reorganized Debtors in the aggregate (and no less favorable in any material respect) than the economic terms of the Exit Secured Notes, and (c) having non-economic terms and conditions that are as or more favorable to the Reorganized Debtors in all material respects than the Exit Secured Notes.

124. “Replacement First Lien Financing Agreement” means an agreement evidencing the Replacement First Lien Financing (if any), which shall become effective on the Effective Date and otherwise be in form and substance reasonably satisfactory to (a) the Debtors and (b) the Required Consenting Second Lien Noteholders.

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125. “Required Ad Hoc First Lien Consenting Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement, provided, that any consent rights in the Plan shall only be effective and enforceable until (a) the Minimum Threshold Condition (as defined in the Restructuring Support Agreement) ceases to be satisfied at any time or (b) Pyxus obtains and accepts binding commitments for the Replacement First Lien Financing at any time on or prior to the 60th day after the Petition Date (or, if earlier, the Confirmation Date), and upon the occurrence of either such event such rights shall be null and void, and from and after such time this Plan shall be deemed automatically amended to remove all such rights, provided, that if such binding commitments for the Replacement First Lien Financing are terminated, such consent rights shall be reinstated and thereafter be effective and enforceable; provided, further, that that nothing in this definition shall be construed as amending, waiving, supplementing, or otherwise modifying the Debtors’ obligations to pay the First Lien Notes Representatives to the extent provided in Section 8(f) of the Restructuring Support Agreement.

126. “Required Consenting First Lien Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

127. “Required Consenting Second Lien Noteholders” has the meaning ascribed to such term in the Restructuring Support Agreement.

128. “Required Consenting Noteholders” means, collectively, the Required Consenting First Lien Noteholders and the Required Consenting Second Lien Noteholders.

129. “Restructuring Support Agreement” means that certain Restructuring Support Agreement (and all of the schedules, documents, and exhibits contained therein) entered into on June 14, 2020 by and among the Debtors, the Consenting Noteholders, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof.

130. “Restructuring Term Sheet” means the term sheet attached to the Restructuring Support Agreement as Exhibit B, as such term sheet may be amended, modified, or supplemented from time to time only in accordance with the Restructuring Support Agreement.

131. “Restructuring Transactions” means the transactions described in Article IV.B of the Plan.

132. “Schedules” means any schedules of assets and liabilities, statements of financial affairs, lists of holders of Claims or Interests and all amendments or supplements thereto Filed by the Debtors with the Bankruptcy Court to the extent such Filing is not waived pursuant to an order of the Bankruptcy Court.

133. “Scheduling Order” means the order entered by the Bankruptcy Court approving the Debtors’ proposed schedule for, among other things, (a) a combined Confirmation Hearing to consider Confirmation of the Plan and approval of the Disclosure Statement and (b) the objection deadlines related thereto.

134. “SEC” means the United States Securities and Exchange Commission.

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135. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

136. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

137. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

138. “Second Lien Notes” means the $635,686,000 aggregate outstanding principal amount of 9.875% Senior Secured Second Lien Notes due 2021 issued by Pyxus pursuant to the Second Lien Notes Indenture.

139. “Second Lien Notes Cash Option” means the “cash” option described in subsection (c) of the treatment section for Class 4 – Second Lien Notes Claims.

140. “Second Lien Notes Claim” means any Claim against the Debtors arising under, derived from, or based upon the Second Lien Notes Indenture.

141. “Second Lien Notes Common Stock Pool” means that number of shares of New Common Stock equal to the product of (a) the Effective Date Issuance Amount, multiplied by (b) the product of (i) the difference between (x) 100% minus (y) the Agreed Percentage, multiplied by (ii) 50.75%, as set forth in Article IV.C.1 of the Plan.

142. “Second Lien Notes Indenture” means that certain Indenture, dated as of August 1, 2013 by and among Pyxus, the guarantors named therein and the Second Lien Notes Indenture Trustee.

143. “Second Lien Notes Indenture Trustee” means Law Debenture Trust Company of New York, and any successor thereto, as trustee and collateral trustee under the Second Lien Notes Indenture.

144. “Second Lien Notes RSA Fee Shares” means the number of shares of New Common Stock equal to the product of (a) the Agreed Percentage multiplied by (b) the Effective Date Issuance Amount, as set forth in the table in Article IV.C.1 of the Plan.

145. “Second Lien Notes Stock Election Form” means that certain form to be served, together with certain information relating to the Plan and instructions for accessing copies of the Plan and Disclosure Statement, on each Holder of a Second Lien Notes Claim, and to be completed and returned to the Debtors, in each case, consistent with the Scheduling Order, pursuant to which a Holder of a Second Lien Notes Claim may elect to exercise the Second Lien Notes Stock Option.

146. “Second Lien Notes Stock Option” means the “stock” option described in subsection (c) of the treatment section for Class 4 – Second Lien Notes Claims.

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147. “Solicitation Agent” means Prime Clerk, LLC, the notice, claims, and solicitation agent retained by the Debtors for the Chapter 11 Cases.

148. “Solicitation Materials” means all solicitation materials with respect to the Plan, including the Disclosure Statement and related ballots.

149. “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.F of the Plan.

150. “Trustee Restructuring Expenses” means the reasonable, undisputed, and documented fees and expenses of (a) the First Lien Notes Indenture Trustee and (b) the Second Lien Notes Indenture Trustee, in each case, limited to one primary counsel and one local counsel for each, and only to the extent such fees and expenses are due and payable pursuant to the First Lien Notes Indenture or Second Lien Notes Indenture, as applicable.

151. “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

152. “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

153. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

B. Rules of Interpretation

For purposes of the Plan, except as otherwise provided in this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in the Plan to an existing document, schedule, term sheet or exhibit, shall mean such document, schedule, term sheet, or exhibit, as it may have been or may be amended, modified, or supplemented; (3) unless otherwise specified, all references in the Plan to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (4) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (5) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (8) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (9) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (10) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as

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applicable; (11) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (12) the terms “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (13) except as otherwise provided in the Plan, any reference to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C. Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E. Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided herein.

F. Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G. Restructuring Support Agreement Party Consent Rights and Controlling Documents

Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement as set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, any Definitive Restructuring Document, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and be fully enforceable as if stated in full herein.

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In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control. In the event of any inconsistency between the Plan or Plan Supplement, on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

The Plan constitutes a joint plan of reorganization for all of the Debtors. All Claims and Interests, except DIP Facility Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims, are placed in the Classes set forth in Article III below. In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III of the Plan.

A. DIP Facility Claims

All DIP Facility Claims shall be deemed Allowed as of the Effective Date in an amount equal to (1) the principal amount outstanding under the DIP Facility on such date, (2) all interest accrued and unpaid thereon to the date of payment, (3) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Documents and the DIP Orders, and (4) all other Obligations (as defined in the DIP Credit Agreement).

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim, each Holder of an Allowed DIP Facility Claim shall receive, on the Effective Date:

(a) payment in full in Cash of (i) all accrued and unpaid interest on all outstanding DIP Loans as of the Effective Date and (ii) all fees (other than the Total Exit Fee (as defined in the DIP Credit Agreement)) and expenses payable pursuant to the DIP Documents as of the Effective Date; and

(b) such Holder’s pro rata share of (i) the Exit Term Loans and (ii) the Exit Facility Shares.

B. Administrative Claims

Pursuant to section 1129(a)(9) of the Bankruptcy Code, unless otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the

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Effective Date, no later than sixty (60) days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

C. Professional Fee Claims

1. Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one (1) Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2. Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than thirty (30) days after the Effective Date; provided, however, that any Professional who is subject to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Confirmation Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

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3. Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than five (5) days before the anticipated Effective Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4. Post-Confirmation Date Fees and Expenses.

From and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

The Debtors and Reorganized Debtors, as applicable, shall pay, within ten (10) Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the retained Professionals of the Debtors or the Reorganized Debtors, as applicable. If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

D. Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (1) Cash equal to the amount of such Allowed Priority Tax Claim on (a) the date such Allowed Priority Tax Claim is due and payable in the ordinary course or (b) the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (2) otherwise treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

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E. Statutory Fees

Notwithstanding anything herein to the contrary, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation pursuant to 28 U.S.C. § 1930(a)(6). The Debtors or Reorganized Debtors, as applicable, shall remain obligated to pay quarterly fees, including any interest thereon, if applicable, to the U.S. Trustee until the earliest of the Chapter 11 Cases being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A. Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The following chart represents the classification of Claims and Interests for each Debtor pursuant to the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	First Lien Notes Claims	Impaired	Entitled to Vote
4	Second Lien Notes Claims	Impaired	Entitled to Vote
5	Foreign Credit Line Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

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Class	Claim or Interest	Status	Voting Rights
7	Debtor Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
8	Non-Debtor Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
9	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
10	Existing Pyxus Interests	Impaired	Not Entitled to Vote
(Deemed to Reject)

B. Treatment of Classes of Claims and Interests

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)

payment in full in Cash of the due and unpaid portion of its Other Secured Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) and (y) as soon as reasonably practicable after the date such Claim becomes due and payable;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

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2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)

payment in full in Cash of the due and unpaid portion of its Other Priority Claim on the later of (x) the Effective Date (or as soon thereafter as reasonably practicable) and (y) as soon as reasonably practicable after the date such Claim becomes due and payable; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 — First Lien Notes Claims

(a)	Classification: Class 3 consists of any First Lien Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, First Lien Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $275,000,000, plus any accrued but unpaid interest to, but excluding, the Effective Date, and fees, premiums, and other expenses arising under or in connection with the First Lien Notes Indenture as of the Effective Date.

(c)

Treatment: Except to the extent that a Holder of an Allowed First Lien Notes Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed First Lien Notes Claim, each Holder of an Allowed First Lien Notes Claim shall receive either:

(i)

(x) payment in full in Cash of all accrued and unpaid interest on such Holder’s First Lien Notes at the non-default rate to, but excluding, the Effective Date, and (y) such Holder’s pro rata share of the Exit Secured Notes (determined based upon the aggregate principal amount of such Holder’s First Lien Notes as a percentage of all First Lien Notes outstanding as of the date of distribution to Holders of Allowed First Lien Notes Claims); or

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(ii)

if Pyxus obtains and accepts a binding commitment for Replacement First Lien Financing on or prior to such day that is sixty (60) days after the Petition Date (and, in any event, prior to the Confirmation Date) and consummates the Replacement First Lien Financing on the Effective Date, its pro rata share of $280.8 million plus all accrued and unpaid interest due and payable on such Holder’s First Lien Notes at the non-default rate to, but excluding, the Effective Date (to the extent not paid during the Chapter 11 Cases), payable in Cash with the proceeds of the Replacement First Lien Financing.

(d)	Voting: Class 3 is Impaired under the Plan. Holders of Allowed First Lien Notes Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 — Second Lien Notes Claims

(a)	Classification: Class 4 consists of any Second Lien Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, Second Lien Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $635,686,000, plus any accrued but unpaid interest, fees, and other expenses arising under or in connection with the Second Lien Notes Indenture.

(c)

Treatment: Except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Second Lien Notes Claim, each Holder of an Allowed Second Lien Notes Claim shall receive, at such Holder’s election, either:

(i)	such Holder’s Pro Rata Share of the Second Lien Notes Common Stock Pool; or

(ii)	Cash equal to 2.00% of the principal amount of all Second Lien Notes beneficially owned by such Holder as of the date of distribution to Holders of Allowed Second Lien Notes Claims.

A Holder of an Allowed Second Lien Notes Claim has the right to elect to participate in either the Second Lien Notes Cash Option or the Second Lien Notes Stock Option. Such election must be made as to the entirety of the Second Lien Notes Claims beneficially owned by such Holder.

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A Holder of an Allowed Second Lien Notes Claim that elects to participate in the Second Lien Notes Stock Option must duly and timely complete and submit its Second Lien Notes Stock Election Form in accordance with the instructions set forth therein. A Holder of an Allowed Second Lien Notes Claim that elects to participate in the Second Lien Notes Cash Option does not need to complete or submit a Second Lien Notes Stock Election Form. For the avoidance of doubt, a Holder of an Allowed Second Lien Notes Claim that does not duly and timely submit a Second Lien Notes Stock Election Form in accordance with the instructions set forth therein will be deemed to have elected the Second Lien Notes Cash Option.

The Restructuring Support Agreement requires all Consenting Second Lien Noteholders to elect the Second Lien Notes Stock Option, and such Persons must take all necessary actions to effectuate such election.

Any Holder that duly and timely elects the Second Lien Notes Stock Option shall be deemed to be a party to the New Shareholders Agreement.

“Pro Rata Share” means, with respect to any Holder of an Allowed Second Lien Notes Claim, the percentage equal to (x) the aggregate principal amount of Second Lien Notes beneficially owned by such Holder as of the date of distribution to Holders of Allowed Second Lien Notes Claims, divided by (y) $635,686,000.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Second Lien Notes Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 — Foreign Credit Line Claims

(a)	Classification: Class 5 consists of any Foreign Credit Line Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed Foreign Credit Line Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release and discharge of and in exchange for each Allowed Foreign Credit Line Claim, each Holder of an Allowed Foreign Credit Line Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed Foreign Credit Line Claim.

(c)

Voting: Class 5 is Unimpaired and Holders of Allowed Foreign Credit Line Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Foreign Credit Line Claims are not entitled to vote to accept or reject the Plan.

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6.	Class 6 — General Unsecured Claims

(a)	Classification: Class 6 consists of any General Unsecured Claims against any Debtor.

(b)

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

(c)

Voting: Class 6 is Unimpaired and Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

7. Class 7 — Debtor Intercompany Claims

(a)	Classification: Class 7 consists of any Debtor Intercompany Claims.

(b)

Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Debtor Intercompany Claim shall, at the option of the applicable Debtors, either on or after the Effective Date, be:

(i)	Reinstated; or

(ii)	extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Debtor Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Allowed Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

8. Class 8 — Non-Debtor Intercompany Claims

(a)	Classification: Class 8 consists of any Non-Debtor Intercompany Claims.

(b)	Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Non-Debtor Intercompany Claim shall, at the option of the applicable Debtors, be:

(i)	Reinstated; or

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(ii)	extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Claims.

(c)

Voting: Holders of Allowed Non-Debtor Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Allowed Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9 — Intercompany Interests

(a)	Classification: Class 9 consists of all Intercompany Interests.

(b)	Treatment: Except to the extent otherwise provided in the Plan Supplement, each Allowed Intercompany Interest shall, at the option of the applicable Debtors, be:

(i)	Reinstated; or

(ii)	extinguished, compromised, addressed, setoff, cancelled, or settled, potentially without any distribution on account of such Interests.

For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor unless otherwise provided in the Plan Supplement.

(c)

Voting: Holders of Allowed Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed to have accepted or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, respectively. Therefore, Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject the Plan.

10. Class 10 — Existing Pyxus Interests

(a)	Classification: Class 10 consists of all Interests in Pyxus.

(b)

Treatment: On the Effective Date, all Existing Pyxus Interests, and any related Claims described in section 510(b) of the Bankruptcy Code in respect of such Existing Pyxus Interests, shall be discharged, cancelled, released, and extinguished and of no further force or effect without any distribution on account of such Interests. Except as set forth below, Holders of Existing Pyxus Interests (and any related Claims described in section 510(b) of the Bankruptcy Code in respect of such Existing Pyxus Interests), shall not receive or retain any other property or interests under the Plan.

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Notwithstanding the foregoing, each Qualifying Holder of Pyxus Common Stock will receive its pro rata share of the Existing Equity Cash Pool (determined based upon the aggregate number of shares of Pyxus Common Stock held by such Holder as a percentage of all shares of Pyxus Common Stock as of the date of distribution to such Holders). Any portion of the Existing Equity Cash Pool attributable to a Holder of Pyxus Common Stock that is not a Qualifying Holder of Pyxus Common Stock shall be retained by the Reorganized Debtors.

Voting: Holders of Class 10 Existing Pyxus Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Pyxus Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the Holders of such Claims or Interests in such Class.

F.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

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G.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure for the ultimate benefit of the Holders that receive New Common Stock in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions on account of such Holders’ Allowed Claims. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to alter, amend, or modify the Plan, or any document in the Plan Supplement in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Debtor, with the consent of the Consenting Noteholders in accordance with the Restructuring Support Agreement and in accordance with the provisions of the Plan. For the avoidance of doubt, and to the extent applicable, this Plan shall be deemed to be a sale of all of the Debtors’ assets, solely for purposes of Section 1129(b)(2)(a)(ii) of the Bankruptcy Code, to Holders of Second Lien Notes Claims as directed by the majority of the Holders of Second Lien Notes Claims under their collateral documents, and, as contemplated by section 363(k) of the Bankruptcy Code, such sale was subject to any Superior Alternative Proposal (as defined in the Restructuring Support Agreement), and no such Superior Alternative Proposal was received and/or accepted by the Debtors.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including with respect to issues related to the value of the Debtors’ unencumbered property.

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B.	Restructuring Transactions

On and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall take all actions as may be necessary or appropriate to effectuate the Restructuring Transactions (as agreed and in accordance with the Restructuring Support Agreement and subject to the applicable consent and approval rights thereunder), including to establish Reorganized Pyxus and, if applicable, to transfer assets of the Debtors to Reorganized Pyxus or a subsidiary thereof. The applicable Debtors or the Reorganized Debtors will take any actions as may be necessary or advisable to effect a corporate restructuring of the overall corporate structure of the Debtors, to the extent agreed in accordance with the consent rights in the Restructuring Support Agreement and provided herein or in the Definitive Restructuring Documents, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions.

The actions to implement the Restructuring Transactions may include, in each case if and as agreed in accordance with the Restructuring Support Agreement and subject to the applicable consent and approval rights thereunder: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation for other transactions as described in clause (1), pursuant to applicable state law; (4) the execution and delivery of the New Shareholders Agreement and the New Pyxus Constituent Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); and the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock as set forth herein; and (5) all other actions that the Debtors and the Required Consenting Noteholders determine to be necessary or appropriate.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

C.	Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan, as applicable, with: (1) the issuance of New Common Stock; (2) the Exit ABL Facility; (3) the Exit Term Facility; (4) the Exit Secured Notes, or, if applicable, the Replacement First Lien Financing; and (5) the Debtors’ Cash on hand. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or

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issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Common Stock will be exempt from SEC registration, as described more fully in Article IV.E below.

1. Issuance and Distribution of the New Common Stock

On the Effective Date, Reorganized Pyxus shall have at least twenty-five (25) million authorized shares of New Common Stock (or such other amount as may be agreed by the Debtors and the Required Consenting Second Lien Noteholders) to satisfy the Effective Date Issuance Amount and all grants under the New MIP. To the extent of any increase in the Effective Date Issuance Amount, the number of authorized shares of New Common Stock shall be increased accordingly. The number of shares of New Common Stock equal to the Effective Date Issuance Amount shall be issued on the Effective Date as follows: (a) on account of distributions of the Second Lien Notes Common Stock Pool to Holders of Allowed Second Lien Notes Claims who duly and timely submit the Second Lien Notes Stock Election Form, (b) in satisfaction of the Second Lien Notes RSA Fee Shares, (c) in satisfaction of the Backstop Fee Shares, and (d) on account of the Exit Facility Shares (in the cases of clauses (b) through (d), to the Persons entitled thereto pursuant to the terms and conditions of the Restructuring Support Agreement).

The chart below illustrates the number of shares of New Common Stock that will be issued on the Effective Date and the percentage of all such shares of New Common Stock (a) without giving effect to the New MIP, (b) assuming no change in the Effective Date Issuance Amount, and (c) assuming all Holders duly and timely elect the Second Lien Notes Stock Option:

Issuance	Number of Shares	Percentage
Second Lien Notes Common Stock Pool	11,526,593.75	50.115625%
Exit Facility Shares	10,220,625.00	44.437500%
Backstop Fee Shares	965,281.25	4.196875%
Second Lien Notes RSA Fee Shares	287,500.00	1.250000%
Total	23,000,000	100.000000%

There shall be no reduction in the Effective Date Issuance Amount in the event any Holders of Allowed Second Lien Notes Claims duly and timely elect (or are deemed to have elected) the Second Lien Notes Cash Option. Any shares of New Common Stock that would have been issued to such Holders had such Holders duly and timely elected the Second Lien Notes Stock Option will be allocated as follows: (a) 50.75% to Holders of Allowed Second Lien Notes Claims who duly and timely elect the Second Lien Notes Stock Option, (b) 45.00% to the recipients of the Exit Facility Shares, and (c) 4.25% to the recipients of the Backstop Fee Shares (in each case ratably among the Persons entitled to such distributions or fees, as applicable).

Each distribution and issuance of the New Common Stock as of the Effective Date shall be governed by the terms and conditions set forth in the Plan applicable to such distribution, issuance, and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance, and/or dilution, as applicable, including the New Pyxus Constituent Documents and New Shareholders Agreement, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Pyxus Constituent Documents and the New Shareholders Agreement, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

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The New Common Stock will not be registered on any exchange as of the Effective Date and may or may not (at the Debtors’ discretion with the consent of the Required Consenting Second Lien Noteholders) meet the eligibility requirements of DTC. For the avoidance of doubt, distributions to Holders of Class 4 – Second Lien Notes Claims shall be made on or as soon as practicable after the Effective Date, and the Distribution Record Date shall not apply to such distributions. Notwithstanding anything set forth herein, in the Disclosure Statement, or in the Confirmation Order, distributions of New Common Stock or Cash, as applicable, to the Holders of Second Lien Notes shall be made to or at the direction of the Second Lien Notes Indenture Trustee or the Distribution Agent as determined by the Debtors.

2. Exit ABL Facility and Exit Term Facility

On the Effective Date, the Reorganized Debtors shall execute and deliver the Exit ABL Credit Agreement and the Exit Term Facility Agreement and shall execute, deliver, file, record, and issue any other related, notes, guarantees, security documents, instruments, or agreements in connection therewith, including one or more Exit Intercreditor Agreements, in each case, without (a) further notice to the Bankruptcy Court or (b) further act or action under applicable, law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

Confirmation of the Plan shall be deemed approval of the Exit ABL Credit Agreement and the Exit Term Facility Agreement, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, authorization of the Reorganized Debtors to be party thereto to enter into and execute the Exit ABL Credit Agreement and the Exit Term Facility Agreement, and authorization for Reorganized Pyxus to create or perfect the Liens in connection therewith.

On the Effective Date, the agents under the Exit ABL Credit Agreement and the Exit Term Facility Agreement, as applicable, shall be granted valid, binding, and enforceable Liens on the collateral specified in, and to the extent required by, the Exit ABL Credit Agreement and the Exit Term Facility Agreement, as applicable, and the other documents executed in connection therewith. To the extent granted, the guarantees, mortgages, pledges, Liens, and other security interests granted pursuant to the Exit ABL Credit Agreement or the Exit Term Facility Agreement, as applicable, and the other documents executed in connection therewith are granted in good faith as an inducement to extend credit thereunder, shall be valid and enforceable, and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of any such Liens and security interests shall be as set forth in the Exit ABL Credit Agreement, the Exit Term Facility Agreement, the Exit Intercreditor Agreements, and the other documents executed in connection therewith.

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3. Exit Secured Notes

On the Effective Date, Reorganized Pyxus shall issue the Exit Secured Notes pursuant to the Exit Secured Notes Indenture in an initial aggregate principal amount equal to 102.1250% of the principal amount of First Lien Notes outstanding as of immediately prior to the Effective Date, and the Reorganized Debtors are authorized to and authorized to cause any non-Debtor guarantors to, execute, deliver, file, record, and issue any other related notes, guarantees, security documents, instruments, or agreements in connection therewith, in each case, without (a) further notice to the Bankruptcy Court or (b) further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

Confirmation of the Plan shall be deemed approval of the Exit Secured Notes, the Exit Secured Notes Indenture, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, authorization of the Reorganized Debtors to be party thereto to enter into and execute the Exit Secured Notes Indenture, and authorization for Reorganized Pyxus to create or perfect the Liens in connection therewith.

On the Effective Date, the collateral agent under the Exit Secured Notes Indenture shall be granted valid, binding, and enforceable Liens on the collateral specified in, and to the extent required by, the Exit Secured Notes Indenture and the other documents executed in connection therewith. To the extent granted, the guarantees, mortgages, pledges, Liens, and other security interests granted pursuant to the Exit Secured Notes Indenture and the other documents executed in connection therewith are granted in good faith as an inducement to the collateral agent under the Exit Secured Notes Indenture to extend credit thereunder, shall be valid and enforceable, and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of any such Liens and security interests shall be as set forth in the Exit Secured Notes Indenture, the Exit Intercreditor Agreements, and the other documents executed in connection therewith.

Alternatively, if Pyxus obtains and accepts a binding commitment for Replacement First Lien Financing on or prior to such day that is sixty (60) days after the Petition Date (and, in any event, prior to the Confirmation Date), such Replacement First Lien Financing shall be consummated on the Effective Date, and Reorganized Pyxus shall not issue any Exit Secured Notes. The proceeds of such Replacement First Lien Financing shall be used in accordance with the Plan.

For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to Holders of Class 3 – First Lien Notes Claims. Notwithstanding anything set forth herein, in the Disclosure Statement, or in the Confirmation Order, distributions of Exit Secured Notes or Cash, as applicable, to the Holders of First Lien Notes shall be made to or at the direction of the First Lien Notes Indenture Trustee or the Distribution Agent as determined by the Debtors.

4. Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

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D. New Shareholders Agreement

On the Effective Date, Reorganized Pyxus shall enter into and deliver the New Shareholders Agreement, in substantially the form included in the Plan Supplement, to each Holder of New Common Stock and such Holders shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Pyxus.

E. Exemption from Registration Requirements

All shares of New Common Stock or other Securities, as applicable, issued and distributed pursuant to the Plan, will be issued and distributed without registration under the Securities Act or any similar federal, state, or local law in reliance upon (1) section 1145 of the Bankruptcy Code; (2) section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder; or (3) such other exemption as may be available from any applicable registration requirements.

The offering, issuance, and distribution of any shares of New Common Stock or of the Exit Secured Notes pursuant to the Plan in reliance upon section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock or other Securities to be issued under the Plan pursuant to section 1145 of the Bankruptcy Code (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) subject to the terms of the New Shareholders Agreement, are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code.

All New Common Stock or other Securities issued pursuant to the Plan that are not issued in reliance on section 1145 of the Bankruptcy Code will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or such other exemption as may be available from any applicable registration requirements. All shares of New Common Stock issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. The New Common Stock underlying the New MIP will be issued pursuant to a registration statement or an available exemption from registration under the Securities Act and other applicable law.

The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of Reorganized Pyxus’ New Common Stock or the Exit Secured Notes through the facilities of DTC, the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Final Order with respect to the treatment of such applicable portion of Reorganized Pyxus’ New Common Stock or the Exit Secured Notes, and such Plan or Final Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

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DTC shall be required to accept and conclusively rely upon the Plan and Final Order in lieu of a legal opinion regarding whether Reorganized Pyxus’ New Common Stock or the Exit Secured Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether Reorganized Pyxus’ New Common Stock or the Exit Secured Notes are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

F. Corporate Existence

Except as otherwise provided in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Pyxus Constituent Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

G. Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the agreements with existing management; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) implementation of the Restructuring Transactions; and (4) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Shareholders Agreement, the New Pyxus Constituent Documents, the Exit ABL Credit Agreement, the Exit Term Facility Agreement, the Exit Secured Notes Indenture, the Exit Intercreditor Agreements, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.G shall be effective notwithstanding any requirements under non-bankruptcy law.

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H. Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, if any). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

I. Cancellation of Facilities, Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the Plan, all facilities, notes, instruments, certificates, shares, and other documents evidencing Claims or Interests shall be cancelled, and the obligations of the Debtors or the Reorganized Debtors thereunder or in any way related thereto shall be discharged and deemed satisfied in full, and the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee shall be released from all duties and obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document or agreement that governs the rights of the Holder of a Claim or Interest and any debt issued thereunder shall continue in effect solely for purposes of (1) allowing Holders of Allowed Claims to receive distributions under the Plan; (2) allowing and preserving the rights of the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to make distributions pursuant to the Plan; (3) preserving the DIP Agent’s, First Lien Notes Indenture Trustee’s, and Second Lien Notes Indenture Trustee’s rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Notes Claims, Holders of Second Lien Notes Claims, or Holders of DIP Facility Claims, including permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to maintain, enforce, and exercise their charging liens, if any, against such distributions; (4) preserving all rights, including rights of enforcement, of the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee against any Person other than a Released Party (including the Debtors), including with respect to indemnification or contribution from the Holders of First Lien Notes Claims, Holders of Second Lien Notes Claims, and Holders of DIP Facility Claims, pursuant and subject to the terms of the First Lien Notes Indenture, the Second Lien Notes Indenture, and the DIP Credit Agreement, respectively, as in effect on the Effective Date; (5) permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to enforce any obligation (if any) owed to the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee, respectively, under the Plan; (6) permitting the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (7) permitting the DIP Agent, First

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Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan and (b) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. The DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee shall be discharged and shall have no further obligation or liability except as provided in the Plan and Confirmation Order, and after the performance by the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee and their representatives and professionals of any obligations and duties required under or related to the Plan or Confirmation Order, the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee shall be relieved of and released from any obligations and duties arising hereunder or thereunder. The fees, expenses, and costs of the DIP Agent, First Lien Notes Indenture Trustee, and Second Lien Notes Indenture Trustee, including fees, expenses, and costs of its professionals incurred after the Effective Date in connection with the DIP Credit Agreement, the First Lien Notes Indenture, and the Second Lien Notes Indenture, as applicable, and reasonable and documented costs and expenses associated with effectuating distributions pursuant to the Plan will be paid by the Reorganized Debtors in the ordinary course.

J. Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the New Shareholders Agreement, the New Pyxus Constituent Documents, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

K. Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for any or all of the Exit Term Facility, Exit ABL Facility, or Exit Secured Notes; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or

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similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

L. New Pyxus Constituent Documents

The New Pyxus Constituent Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, Pyxus or Reorganized Pyxus, as applicable, will file its New Pyxus Constituent Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Pyxus Constituent Documents to become effective. After the Effective Date, Reorganized Pyxus may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its jurisdiction of formation and the terms of such documents.

M. Directors and Officers

On the Effective Date, the Reorganized Pyxus Board shall be determined and selected consistent with the New Shareholders Agreement.

On the Effective Date, the terms of the current members of the Pyxus board of directors shall expire, and the Reorganized Pyxus Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Plan Supplement. On the Effective Date, the officers and overall management structure of Reorganized Pyxus, and all officers and management decisions with respect to Reorganized Pyxus (and/or any of its direct or indirect subsidiaries), compensation arrangements, and Affiliate transactions shall only be subject to the approval of the Reorganized Pyxus Board.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, the New Shareholders Agreement, and the New Pyxus Constituent Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such director or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

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N. New MIP

On or after the Effective Date, the Reorganized Pyxus Board shall adopt and institute the New MIP, enact and enter into related policies and agreements, and distribute New Common Stock to participants based on terms and conditions determined by the Reorganized Pyxus Board.

O. Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, including the Restructuring Support Agreement, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject Filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease List. Any intercompany Executory Contracts or Unexpired Leases may be amended, assumed, assigned, or terminated as of the Effective Date as determined by the Reorganized Debtors with the consent of the Required Consenting Second Lien Noteholders (such consent not to be unreasonably withheld, conditioned or delayed) and in consultation with the Required Consenting First Lien Noteholders.

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Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B. Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejected Executory Contract and Unexpired Lease List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Solicitation Agent at the address specified in any notice of entry of the Confirmation Order and served on the Reorganized Debtors no later than thirty days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Solicitation Agent within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.H of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

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All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including thirty days after the Effective Date.

C. Cure of Defaults and Objections to Cure and Assumption

The Reorganized Debtors shall satisfy any monetary defaults, if any, under any Executory Contract or Unexpired Lease to be assumed hereunder, to the extent required by section 365(b)(1) of the Bankruptcy Code, upon assumption thereof in the ordinary course of business. If a counterparty to an Executory Contract or Unexpired Lease believes any Cure amount is due, it shall assert a Cure Claim against the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, subject to all defenses the Debtors or Reorganized Debtors may have with respect to such Cure Claim. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Reorganized Debtors of the applicable Cure Claim. The Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, may settle any Cure Claims without any further notice to or action, order, or approval of the Bankruptcy Court.

Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption must be Filed, served, and actually received by the counsel to the Debtors and the U.S. Trustee on the Confirmation Objection Deadline or other deadline that may be set by the Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have assented to such assumption.

In the event of a dispute regarding (1) the amount of any Cure Claim; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption or the payment of Cure Claims, payment of a Cure Claim, if any, shall occur as soon as reasonably practicable after the entry of a Final Order resolving such dispute and approving such assumption.

Each Debtor or Reorganized Debtor, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Debtor or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the Cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such Executory Contract or Unexpired Lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected Executory Contracts or Unexpired Leases shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List, if any.

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Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D. Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. Except as set forth in Article V.F of the Plan, nothing in this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such insurance policies or (2) alters or modifies the duty, if any, that the insurers or third party administrators pay claims covered by such insurance policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. For the avoidance of doubt, insurers and third party administrators shall not need to nor be required to File or serve a Cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any claims bar date or similar deadline governing Cure amounts or Claims.

E. Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ New Pyxus Constituent Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, managers, and employees at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date. None of the Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such current or former directors’, officers’, managers, or employees’ indemnification rights.

On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

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F. Director, Officer, Manager, and Employee Liability Insurance

On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies (including, if applicable, any “tail policy”) and any agreements, documents, or instruments relating thereto. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including, if applicable, any “tail policy”).

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including, if applicable, any “tail policy”) with respect to conduct occurring prior to the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

G. Employee and Retiree Benefits

Except as otherwise provided in the Plan, on and after the Effective Date, without limiting any authority to modify the same provided to the Reorganized Debtors and/or the Reorganized Pyxus Board under the Debtors’ respective formation and constituent documents, employment policies, and contracts or under law, provided, that no modification shall impact any obligations arising prior to the Petition Date, the Reorganized Debtors shall: (1) honor in the ordinary course of business any assumed contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation (including any incentive plans), retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, SERP benefits, SRAP benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code) shall continue to be paid in accordance with applicable law.

Notwithstanding any other provision in the Plan, any provisions in any of the aforementioned compensation and benefits programs that provide rights to purchase or receive Pyxus Common Stock shall be cancelled and given no effect to the extent such Pyxus Common Stock has not been issued as of the Petition Date (and will be null and void and have no effect with respect to shares of New Common Stock after the Effective Date).

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H. Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

I. Reservation of Rights

Neither the assumption of any Executory Contract or Unexpired Lease pursuant to the Plan nor exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, if any, nor anything contained in the Plan or Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

J. Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

K. Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

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ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the Plan. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII of this Plan. Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B. Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan; provided that Claims held by a single Entity at different Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable Debtor. Any such Claims shall be released and discharged pursuant to Article VIII of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code. For the avoidance of doubt, this shall not affect the obligation of each and every Debtor to pay U.S. Trustee fees until such time as a particular case is closed, dismissed, or converted.

C. Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date or as soon as reasonably practicable thereafter. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D. Rights and Powers of Distribution Agent

1. Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

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2. Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

E. Delivery of Distributions

1.Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by the Reorganized Debtors or the Distribution Agent, as appropriate: (a) to the signatory set forth on any Proof of Claim or Proof of Interest Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is Filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct.

2. Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the later of (a) the Effective Date and (b) the date of the distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged of and forever barred.

3. No Fractional Distributions

No fractional notes or shares, as applicable, of the New Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of notes or shares, as applicable, of the New Common Stock that is not a whole number, the actual distribution of notes or shares, as applicable, of the New Common Stock shall be rounded

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as follows: (a) fractions of one-half (1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1⁄2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized notes and shares, as applicable, of the New Common Stock shall be adjusted as necessary to account for the foregoing rounding.

F. Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

G. Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall (1) be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate and (2) reasonably cooperate with the relevant recipients to minimize any such withholding to the extent permitted by applicable law. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H. No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan, the DIP Orders, or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

I. Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount (as determined for federal income tax purposes) of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

J. Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on

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account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise.

K. Claims Paid or Payable by Third Parties

1. Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2. Claims Payable by Third Parties

The availability, if any, of insurance policy proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the insurance policies of the Debtors or Reorganized Debtors, as applicable. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

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ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A. Disputed Claims Process

Holders of Claims and Interests are not required to File a Proof of Claim or Proof of Interest, as applicable, with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B hereof. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be paid pursuant to the Plan in the ordinary course of business of the Reorganized Debtors and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Other than Claims arising from the rejection of an Executory Contract or Unexpired Lease, if the Debtors or the Reorganized Debtors dispute any Claim or Interest, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Solely to the extent that an Entity is required to File a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII of the Plan. For the avoidance of doubt, there is no requirement to File a Proof of Claim or Proof of Interest (or move the Court for allowance) to be an Allowed Claim or Allowed Interest, as applicable, under the Plan except as otherwise provided in Article V.B. All Proofs of Claim required to be Filed by the Plan that are Filed after the date that they are required to be Filed pursuant to the Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or the property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order or approval of the Bankruptcy Court or any other Entity in accordance with Article V.B.

B. Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan.

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C. Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

D. Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E. No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

F. Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

G. No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

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ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B. Binding Effect

On the Effective Date, and effective as of the Effective Date, the Plan will bind, and will be deemed binding upon, all Holders of Claims against and Interests in the Debtors, and each Holder’s respective successors and assigns, to the maximum extent permitted by applicable law, notwithstanding whether or not any such Holder (1) will receive or retain any property or interest in property under the Plan, (2) has Filed a Proof of Claim or Proof of Interest in the Chapter 11 Cases, or (3) voted to accept or reject the Plan.

C. Discharge of Claims

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Debtor Intercompany Claims or Non-Debtor Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section

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501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan or voted to reject the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan. For the avoidance of doubt, Allowed General Unsecured Claims shall be discharged in accordance with this Article VIII.C on the date each such Allowed General Unsecured Claim is satisfied in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claims.

D. Release of Liens

Except (1) with respect to the Liens securing Other Secured Claims that are Reinstated pursuant to the Plan, or (2) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates and, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, at the sole cost of and expense of the Reorganized Debtors, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

E. Debtor Release

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action, whether known or unknown (including any derivative claims, asserted or assertable on behalf of any of the Debtors) that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Orders, the First Lien Notes, the Second Lien Notes, the Exit ABL Facility, the Exit Term Facility, the Exit Secured Notes or Replacement First Lien Financing, as applicable, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or

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Filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, or the Plan (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the Plan Supplement, the Filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of Consummation of the Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising after Consummation of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

F. Third-Party Release

Effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown (including any derivative claims, asserted or assertable on behalf of any of the Debtors) that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the DIP Facility, the DIP Orders, the First Lien Notes, the Second Lien Notes, the Exit ABL Facility, the Exit Term Facility, the Exit Secured Notes or Replacement First Lien Financing, as applicable, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Pyxus Constituent Documents, the New Shareholders Agreement, or the Plan (including, for the

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avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), the Plan Supplement, the Filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of Consummation of the Plan, the administration and implementation of the Plan, including the issuance or distribution of any Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act, omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising after Consummation of any party or Entity under the Plan, any Restructuring Transaction, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

G. Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the pursuit of Consummation of the Plan, the administration and implementation of the Plan, including the issuance of any Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims or liabilities arising out of or relating to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

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H. Injunction

Effective as of the Effective Date, pursuant to section 524(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

I. Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J. Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

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K. Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has Filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

L. Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

M. Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

ARTICLE IX.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A. Conditions to Effective Date

The following are conditions to the occurrence of the Effective Date unless such conditions, or any of them, have been satisfied or waived pursuant to Article IX.B:

1. the Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated;

2. the Final DIP Order shall remain in full force and effect and no event of default shall have occurred and be continuing under the DIP Facility;

3. all conditions precedent to the effectiveness of the Exit ABL Facility in form and substance consistent with the Restructuring Support Agreement in all respects shall have been satisfied or duly waived (or shall be satisfied contemporaneously with consummation of the Plan);

4. the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been Filed, and shall be in form and substance consistent with the Restructuring Support Agreement in all respects;

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5. the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with the Restructuring Support Agreement in all respects, and such Confirmation Order shall have become a Final Order;

6. the Debtors and applicable Consenting Noteholders shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and each of the other transactions contemplated by the Restructuring Transactions;

7. the Definitive Restructuring Documents in form and substance consistent with the Restructuring Support Agreement in all respects shall, where applicable, have been executed and remain in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with their terms);

8. the Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article X.A of the Plan and the Restructuring Support Agreement;

9. all fees and expenses provided for in the Restructuring Support Agreement and the DIP Credit Agreement shall have been paid in full by the Debtors in accordance with the Restructuring Support Agreement and the DIP Credit Agreement, as applicable; and

10. the New Common Stock shall have been issued by Reorganized Pyxus in accordance with the Plan.

B. Waiver of Conditions to Confirmation or the Effective Date

1. Subject to Noteholder Approval Rights and the terms of the Restructuring Support Agreement, each condition to the Effective Date set forth in Article IX.A may be waived in whole or in part at any time by the Debtors without an order of the Bankruptcy Court.

C. Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such Debtor.

D. Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (2) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

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ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification of Plan

Subject to Noteholder Approval Rights, the Debtors reserve the right to modify the Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B. Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of Plan

The Debtors reserve the right, subject to the terms of the Restructuring Support Agreement, to revoke or withdraw the Plan before the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if the Confirmation Date or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

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2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims and Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7. enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9. adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions;

10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

11. resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;

12. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including:

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(a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI.K.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and, subject to any applicable forum selection clauses, contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

13. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14. consider any modifications to the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile or clarify any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

15. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

16. enter an order or Final Decree concluding or closing the Chapter 11 Cases;

17. enforce all orders previously entered by the Bankruptcy Court; and

18. hear any other matter not inconsistent with the Bankruptcy Code;

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents.

To the extent that it is legally impermissible for the Bankruptcy Court to have exclusive jurisdiction over any of the foregoing matters, the Bankruptcy Court will have non-exclusive jurisdiction over such matters to the extent legally permissible.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

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ARTICLE XII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B. Additional Documents

Subject to and in accordance with the Debtors’ obligations under the Restructuring Support Agreement, on or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Subject to their respective obligations under the Restructuring Support Agreement as a party thereto, the Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Payment of Certain Fees and Expenses

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date all then-outstanding reasonable, undisputed, and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, advisors, and other professionals payable under the Plan and the Restructuring Support Agreement, including the Trustee Restructuring Expenses and all fees and expenses set forth in Section 8(f) of the Restructuring Support Agreement, provided, however, that this paragraph shall not apply to Professional Fee Claims, which shall be paid in accordance with Article II.C.

D. Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

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E. Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

F. Service of Documents

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Senior Vice President, Chief Legal Officer and Secretary

Pyxus International, Inc.

8001 Aerial Center Parkway

P.O. Box 2009

Morrisville, North Carolina 27560-8417

Attention:	Chief Legal Officer
Email:	woquinn@pyxus.com

With copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:	Sandeep Qusba
Michael Torkin
Nicholas Baker
E-mail:	squsba@stblaw.com
michael.torkin@stblaw.com
nbaker@stblaw.com

and

Young Conaway Stargatt & Taylor, LLP

1000 North King Street

Wilmington, DE 19801

Attention:	Pauline K. Morgan
Kara Hammond Coyle
E-mail:	pmorgan@ycst.com
kcoyle@ycst.com

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If to the Ad Hoc First Lien Group represented by the First Lien Notes Representatives:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038-4982

Attention:	Kristopher M. Hansen
Jonathan D. Canfield
Allison Miller
Email:	khansen@stroock.com
jcanfield@stroock.com
amiller@stroock.com

If to a Consenting First Lien Noteholder or Consenting Second Lien Noteholder that is represented by the Crossholder Notes Representatives:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Joshua Feltman
Benjamin S. Arfa
Email:	jafeltman@wlrk.com
bsarfa@wlrk.com

After the Effective Date, the Reorganized Debtors shall have the authority to send a notice to Entities that continue to receive documents pursuant to Bankruptcy Rule 2002 requiring such Entity to File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

G. Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

H. Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from

63

https://www.primeclerk.com/Pyxus or the Bankruptcy Court’s website at www.del.uscourts.gov/bankruptcy. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, the Plan Supplement shall control. The documents considered in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

I. Non-Severability

Except as set forth in Article VIII of the Plan, the provisions of the Plan, including its release, injunction, exculpation and compromise provisions, and the Definitive Restructuring Documents, are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Definitive Restructuring Documents are: (1) valid and enforceable pursuant to their terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (3) non-severable and mutually dependent.

J. Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

K. Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

L. Closing of Chapter 11 Cases

Upon the Effective Date, without the need to obtain further approval from the Bankruptcy Court, the Chapter 11 Cases of the Debtors identified as “Closing Cases” in the Plan Supplement shall be deemed closed as of the Effective Date without prejudice to the rights of any party in interest to seek to reopen such Chapter 11 Cases, and (1) all motions, contested matters, adversary proceedings, and other matters with respect to such Chapter 11 Cases shall be administered in the remaining Chapter 11 Cases of one or more Debtors, without prejudice to the rights of any party in interest, (2) the caption of the remaining Chapter 11 Cases shall be amended as necessary to reflect the closure of the applicable closing Chapter 11 Cases, and (3) a docket entry shall be made by the clerk of the Bankruptcy Court in each of the closing Chapter 11 Cases that reflects the closure of those cases pursuant hereto.

64

Dated: June 14, 2020	Respectfully submitted,

By: /s/ Joel L. Thomas
Name: Joel L. Thomas
Title: Chief Financial Officer
PYXUS INTERNATIONAL, INC., on behalf of itself and
all other Debtors

Prepared by:

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Pauline K. Morgan (No. 3650)
Kara Hammond Coyle (No. 4410)
Ashley E. Jacobs (No. 5635)
Tara C. Pakrouh (No. 6192)
1000 North King Street
Wilmington, Delaware 19801
	Telephone:	(302) 571-6600
	Facsimile:	(302) 571-1253
	Email:	pmorgan@ycst.com
kcoyle@ycst.com
ajacobs@ycst.com
tpakrouh@ycst.com

- and -

SIMPSON THACHER & BARTLETT LLP

Sandeep Qusba (pro hac vice pending)
Michael H. Torkin (pro hac vice pending)
Kathrine A. McLendon (pro hac vice pending)
Nicholas E. Baker (pro hac vice pending)
425 Lexington Avenue
New York, New York 10017
	Telephone:	(212) 455-2000
	Facsimile:	(212) 455-2502
	Email:	squsba@stblaw.com
michael.torkin@stblaw.com
kmclendon@stblaw.com
nbaker@stblaw.com

Proposed Counsel to the Debtors and Debtors in Possession

65

Exhibit B

Corporate Structure of the Debtors

Confidential Company Overview: Corporate Structure 100% AOI RELIEF FUND, INC. PYXUS INTERNATIONAL, INC. (USA) (USA) CO #150 DIBRELL BROTHERS, INCORPORATED Company Overview: Corporate Structure 99.9995% (0.0005% AOI Services, Inc.) 100% (USA) 100% 100% TRANS-CONTINENTAL LEAF ALLIANCE ONE ZAMBIA LTD. (FKA 100% ALLIANCE ONE INTERNATIONAL, LLC PYXUS AGRICULTURE HOLDINGS TOBACCO CORP. LTD. STANCOM TOBACCO SERVICES LTD.) (USA) CO #140 LIMITED (UK) CO #815 THE AUSTIN TOBACCO COMPANY, INC. 100% (LIECHTENSTEIN) CO #725 (ZAMBIA) CO #646 (USA) 100% 100% 99.95% 100% 100% MAURITIUS TOBACCO INVESTMENTS LTD DIMON TANZANIA LTD. PYXUS AGRICULTURE ALLIANCE ONE NORTH AMERICA, LLC ALLIANCE ONE INTERNATIONAL (MAURITIUS) CO #730 (TANZANIA) TANZANIA LTD (TANZANIA) CO #816 (USA) CO #101 HOLDINGS, LTD (UK) CO #741 AUSTIN CAROLIN A COMPANY (USA) 100% 100% 100% 99.90% (0.10% AOI SERVICES) 100% 100% 100% LEAF TRADING COMPANY, LTD (RUSSIA) PT ALLIANCE ONE INDONESIA PYXUS AGRICULTURE LTD ALLIANCE ONE TOBACCO CANADA, INC. INTABEX NETHERLANDS BV CO #728 (INDONESIA) CO #516 (MALAWI) CO #817 A. C. MONK & COMPANY, INC (USA) (CANADA) CO #113 (NETHERLANDS) CO #709 FIGR BRANDS, INC. (CANADA) 100% 100% 100% 100% GADORA TOBACCO, PSC (JORDAN) CO ALLIANCE ONE INTERNATIONAL SINGAPORE, PYXUS AGRICULTURE CANADA, 100% BRITISH LEAF TOBACCO COMPANY OF CANADA, INC. (CANADA) #740 PTE. LTD. (SINGAPORE) CO #505 LTD. (CANADA) CHINA AMERICAN TOBACCO COMPANY FIGR CANADA HOLDING ULC 99.98% (CANADA) CO # 128 100% (USA) 94.3% STANCOM TOBACCO (PRIVATE) LTD. ALLIANCE ONE SERVICES ANTHOS BOTANICAL DOOEL 100% 100% 55% 100% 80% CAROLINA LEAF TOBACCO COMPANY ALLIANCE ONE ROTAG AG PT INDONESIA TRI SEMBILAN CANADA’S ISLAND GARDENS, INC. FIGR NORFOLK, INC (FKA (ZIMBABWE) CO #644 THAILAND LTD (THAILAND) CO # 514 (MACEDONIA) CO #252 (FORMERLY DIMON ROTAG AG) (GERMANY) KAYPACHA SAU (ARGENTINA) 99.6% 60% (USA) (INDONESIA) CO #511 (DBA FIGR EAST, INC.) (CANADA) CO #130 GOLDLEAF PHARM, INC.) (CANADA) CO #131 CO #204 SENA INVESTMENTS (PVT) LTD ALLIANCE ONE MYANMAR COMPANY 100% 99.999% 99.999% ALLIANCE ONE MACEDONIA AD RIO GRANDE TABACOS (ZIMBABWE) CO # 639 LIMITED (MYANMAR) CO #519 DIMON INTERNATIONAL, INC. (USA) (MACEDONIA) CO #214 (BRAZIL) CO #404 100% 100% 100% ALLIANCE ONE INTERNATIONAL All CHINA ALLIANCE ONE (BEIJING) ENTERPRISE 99.999% (0.001% AOIT BV) STANFIRE (PVT) LTD 100% 100% TABAK B.V. (NETHERLANDS) CO #703 REP OFFICE MANAGEMENT AND CONSULTING CO. LTD. ALLIANCE ONE BRASIL (ZIMBABWE) MONK-AUSTIN ALLIANCE ONE TOBACCO (CHINA) INTERNATIONAL, INC. (USA) BULGARIA EOOD (BULGARIA) CO #210 EXPORTADORADE TABACOS LTDA 100% 99.95% 100% (BRAZIL) CO #402 ALLIANCE ONE INTERNATIONAL GmbH VIETNAM KINGOLWIRA TOBACCO COMPANY 100% ALLIANCE ONE (BEIJING)ENTERPRISE MANAGEMENT AND 100% 49% (SWITZERLAND) CO # 702 REP OFFICE CONSULTING SERVICES CO., LTD KUNMING BRANCH DIMON SOUTH AFRICA (PTY) LTD CHINA BRASIL TABACOS EXPORTADORA LIMITED (TANZANIA) CO #648 W A ADAMS COMPANY (USA) (SOUTH AFRICA) CO #615 S/A. (BRAZIL) CO # 416 100% 50% ALLIANCE ONE TOBACCO (KENYA) LTD 50% ALLIANCE ONE (BEIJING) ENTERPRISE MANAGEMENT AND 100% 99.99% 99.9% 100% 100% (KENYA) CO #629 CONSULTING SERVICES CO., LTD BAOSHAN BRANCH ALLIANCE ONE INTERNATIONAL ALLIANCE ONE TOBACCO ALLIANCE ONE TABACO GUATEMALA SA STANDARD COMMERCIAL SA ALLIANCE ONE INTERNATIONAL 100% SERVICES, INC.(USA) TANZANIA LTD. (TANZANIA) CO #607 (GUATEMALA) CO #303 (SWITZERLAND) CO #722 SERVICES LIMITED (UK) CO #705 35% 100% ALLIANCE ONE (BEIJING) ENTERPRISE MANAGEMENT 100% 99.99% 100% AND CONSULTING SERVICES CO., LTD GUIYANG BRANCH ASSOCIATION OF TANZANIA TOBACCO ALLIANCE ONE TOBACCO D.O.O. ALLIANCE ONE TUTUN AS (TURKEY) TOBACCO SERVICES LLC (USA) SCTC (UK) LTD. (UK) CO #724 100% TRADERS LTD (TANZANIA) (SERBIA) CO #226 CO #234 ALLIANCE ONE (BEIJING) ENTERPRISE MANAGEMENT AND 100% 100% 95% (5% BY TCLTC) 92% 49% CONSULTING SERVICES CO., LTD CHENGDU BRANCH CRES TOBACCO COMPANY ALLIANCE ONE TOBACCO (UGANDA) ALLIANCE ONE TOBACCO ARGENTINA ALLIANCE ONE INDUSTRIES INDIA 49% HERMAN TUTUN TIC (TURKEY) LLC (USA) CO LIMITED CO #647 SA (ARGENTINA) CO #307 PVT LTD (INDIA) CO #506 ADAMS INTERNATIONAL LTD (THAILAND) ALLIANCE ONE SPECIALTY 100% 100% 50% 99.99% CO #507 100% MASHONALAND TOBACCO ORYANTAL TUTUN PAKETLEME SANAYIE 17% PRODUCTS LLC* (USA) CO DIMON HELLAS TOBACCO SA ALLIANCE ONE TOBACCO #120 (GREECE) CO #206 HOLDINGS (PVT) LTD (ZIMBABWE) CO #616 VE TICARET AS (TURKEY) CAB#251 CHIENGMAI COMMERCIAL CO., LTD 100% (MALAWI) LTD CO #602* (THAILAND) 100% 100% 99.99% EASTERN CAROLINA PACKAGING, LLC MASHONALAND TOBACCO COMPANY 42.7% WORLD LEAF TRADING FZE IMPALA FARMING CO. LIMITED (USA) CO #129 (ZIMBABWE) CO #643 (DUBAI) CO #736 (MALAWI) CO #614 SINOVEST ENTERPRISES COL, LTD. 100% (THAILAND) 100% 100% 25% 49% AOSP INVESTMENTS LLC WORLD LEAF TRADING (WLT) TOBACCO PROCESSORS ASSOCIATION GLOBAL SPECIALTY PRODUCTS, LLC (USA) CO #122 AFRICA (MAURITIUS) CO# 738 LIMITED (MALAWI) SIAM TOBACCO EXPORT CORPORATION (USA) CO #125 LTD. (THAILAND)CO #509 100% 99.99% 51% 100% HUMBLE SPECIALTY PYXUS AGRICULTURE USA, LLC (USA) 100% WORLDLEAF TRADING CAYMAN TABAGRI (2003) LIMITED 1L/2L/ABL Obligor SOUTHERTON HOLDINGS PRODUCTS LLC (USA) CO #136 (CAYMAN ISLANDS) CO #737 (MALAWI) CO #635 (HONG KONG) LIMITED 100% 99.99% 100% 50% GSP PROPERTIES, LLC 100% GLOBAL LEAF TRADING FZE DI P Guarantor PURILUM, LLC TABMARC LIMITED (MALAWI) CO #636 GLOBAL LEAF SERVICES HONG KONG (USA) (DUBAI) CO #739 (USA) CO #133 100% 100% LIMITED (HONG KONG) CO #742 100% 40% ZIP 80% CARRINGTON & MICHAUX AG INTABEX S.A. AG LTD Sellers under receivables facility NICOTINE RIVER LLC LI FU HENG LIAN (BEIJING) CONSULTING FULFILLMENT LLC (USA) CO #132 (SWITZERLAND) CO #718 (SWITZERLAND) (USA) CO #1 CO., LTD (CHINA) 100% 100% TWELFTH STATE BRANDS, LLC (USA) 100% PUREAG-NC, LLC (USA) CO 100% TRANS-CONTINENTAL LEAF TOBACCO AG Filing Entity SCTS (UK) LTD. (UK) CO #723 CO #124 #126 (SWITZERLAND) CO # 734 100% 100% 100% 51% CRITICALITY LLC (USA) DIMON INTERNATIONAL AG W.A. ADAMS INTERNATIONAL AG Borrower or Guarantor under a Foreign Line of Credit HUMBLE JUICE CO., LLC (SWITZERLAND) (SWITZERLAND) (USA) CO #135 * Alliance One 8

AOI RELIEF FUND, INC. PYXUS INTERNATIONAL, INC. (USA) 100% (USA) CO #150 DIBRELL BROTHERS, INCORPORATED Company Overview: Corporate Structure 99.9995% (0.0005% AOI Services, Inc.) (USA) 100% 100% 100% TRANS-CONTINENTAL LEAF ALLIANCE ONE ZAMBIA LTD. (FKA 100% ALLIANCE ONE INTERNATIONAL, LLC PYXUS AGRICULTURE HOLDINGS TOBACCO CORP. LTD. STANCOM TOBACCO SERVICES LTD.) (USA) CO #140 LIMITED (UK) CO #815 THE AUSTIN TOBACCO COMPANY, INC. (LIECHTENSTEIN) CO #725 (ZAMBIA) CO #646 (USA) 100% 99.95% 100% 100% 100% MAURITIUS TOBACCO INVESTMENTS LTD 100% ALLIANCE ONE INTERNATIONAL DIMON TANZANIA LTD. PYXUS AGRICULTURE ALLIANCE ONE NORTH AMERICA, LLC (MAURITIUS) HOLDINGS, LTD (UK) (TANZANIA) TANZANIA LTD (TANZANIA) CO #816 (USA) CO #101 CO #741 CO #730 AUSTIN CAROLINA COMPANY (USA) 100% 100% 99.90% (0.10% AOI SERVICES) 100% 100% 100% 100% ALLIANCE ONE TOBACCO CANADA, INC. LEAF TRADING COMPANY, LTD (RUSSIA) PT ALLIANCE ONE INDONESIA PYXUS AGRICULTURE LTD (CANADA) CO #113 CO #728 (INDONESIA) CO #516 (MALAWI) CO #817 INTABEX NETHERLANDS BV A. C. MONK & COMPANY, INC (USA) FIGR BRANDS, INC. (CANADA) 100% (NETHERLANDS) CO #709 100% 100% ALLIANCE ONE INTERNATIONAL 100% GADORA TOBACCO, PSC (JORDAN) CO PYXUS AGRICULTURE CANADA, 100% BRITISH LEAF TOBACCO COMPANY OF SINGAPORE, PTE. LTD. (SINGAPORE) #740 LTD. (CANADA) CANADA, INC. (CANADA) FIGR CANADA HOLDING ULC CO #505 CHINA AMERICAN TOBACCO COMPANY (CANADA) 100% 99.98% (USA) CO # 128 STANCOM TOBACCO (PRIVATE) LTD. 100% 100% 94.3% 80% ALLIANCE ONE SERVICES ANTHOS BOTANICAL DOOEL 100% 55% (ZIMBABWE) THAILAND LTD (THAILAND) CO # 514 (MACEDONIA) CO #252 CO #644 ALLIANCE ONE ROTAG AG CANADA’S ISLAND GARDENS, INC. FIGR NORFOLK, INC CAROLINA LEAF TOBACCO COMPANY PT INDONESIA TRI SEMBILAN (FORMERLY DIMON ROTAG AG) (GERMANY) KAYPACHA SAU (ARGENTINA) (DBA FIGR EAST, INC.) (FKA GOLDLEAF PHARM, INC.) 60% (USA) (INDONESIA) CO #511 99.6% CO #204 (CANADA) CO #130 (CANADA) CO #131 SENA INVESTMENTS (PVT) LTD 99.999% 99.999% ALLIANCE ONE MYANMAR COMPANY 100% (ZIMBABWE) LIMITED (MYANMAR) CO #519 CO # 639 ALLIANCE ONE MACEDONIA AD RIO GRANDE TABACOS 100% DIMON INTERNATIONAL, INC. (USA) 100% 100% (MACEDONIA) CO #214 (BRAZIL) CO #404 All CHINA ALLIANCE ONE (BEIJING) ENTERPRISE ALLIANCE ONE INTERNATIONAL STANFIRE (PVT) LTD 100% 100% 99.999% (0.001% AOIT BV) REP MANAGEMENT AND CONSULTING CO. LTD. TABAK B.V. (NETHERLANDS) CO #703 (ZIMBABWE) OFFICE (CHINA) ALLIANCE ONE BRASIL MONK-AUSTIN ALLIANCE ONE TOBACCO 100% EXPORTADORADE TABACOS LTDA 99.95% INTERNATIONAL, INC. (USA) BULGARIA EOOD (BULGARIA) CO #210 100% (BRAZIL) CO #402 ALLIANCE ONE INTERNATIONAL GmbH VIETNAM KINGOLWIRA TOBACCO COMPANY LIMITED 100% 49% REP ALLIANCE ONE (BEIJING)ENTERPRISE MANAGEMENT 100% (SWITZERLAND) CO # 702 (TANZANIA) OFFICE CO #648 AND CONSULTING SERVICES CO., LTD KUNMING BRANCH DIMON SOUTH AFRICA (PTY) LTD CHINA BRASIL TABACOS EXPORTADORA W A ADAMS COMPANY (USA) (SOUTH AFRICA) CO #615 S/A. (BRAZIL)CO # 416 100% 50% ALLIANCE ONE TOBACCO (KENYA) LTD 50% ALLIANCE ONE (BEIJING) ENTERPRISE MANAGEMENT 100% 99.99% 99.9% 100% (KENYA) AND CONSULTING SERVICES CO., LTD 100% BAOSHAN BRANCH STANDARD COMMERCIAL SA CO #629 ALLIANCE ONE INTERNATIONAL ALLIANCE ONE TOBACCO ALLIANCE ONE TABACO GUATEMALA SA ALLIANCE ONE INTERNATIONAL SERVICES, INC.(USA) (GUATEMALA)CO #303 (SWITZERLAND) 100% TANZANIA LTD. (TANZANIA) CO #607 SERVICES LIMITED (UK) CO #705 CO #722 ALLIANCE ONE (BEIJING) ENTERPRISE MANAGEMENT 100% 35% 100% 99.99% 100% AND CONSULTING SERVICES CO., LTD GUIYANG BRANCH ASSOCIATION OF TANZANIA ALLIANCE ONE TOBACCO ALLIANCE ONE TUTUN AS (TURKEY) TOBACCO SERVICES LLC (USA) SCTC (UK) LTD. (UK) CO #724 100% TOBACCO TRADERS LTD(TANZANIA) D.O.O. (SERBIA) CO #226 CO #234 ALLIANCE ONE (BEIJING) ENTERPRISE MANAGEMENT 100% 100% 95% (5% BY TCLTC) 92% 49% AND CONSULTING SERVICES CO., LTD CHENGDU BRANCH ALLIANCE ONE TOBACCO (UGANDA) ALLIANCE ONE TOBACCO ARGENTINA SA 49% CRES TOBACCO COMPANY ALLIANCE ONE INDUSTRIES INDIA LIMITED CO #647 (ARGENTINA) HERMAN TUTUN TIC (TURKEY) LLC (USA) CO PVT LTD (INDIA) CO #506 CO #307 ADAMS INTERNATIONAL LTD 50% (THAILAND) CO #507 100% 100% 99.99% ALLIANCE ONE SPECIALTY MASHONALAND TOBACCO 100% ORYANTAL TUTUN PAKETLEME SANAYIE 17% PRODUCTS LLC* DIMON HELLAS TOBACCO SA HOLDINGS (PVT) LTD VE TICARET AS ALLIANCE ONE TOBACCO (USA) CO #120 (GREECE) CO #206 (ZIMBABWE) (TURKEY) CAB#251 (MALAWI) LTD CO #602* CO #616 CHIENGMAI COMMERCIAL CO., LTD 100% 99.99% (THAILAND) EASTERN CAROLINA 100% 100% MASHONALAND TOBACCO 42.7% PACKAGING, LLC COMPANY WORLD LEAF TRADING FZE IMPALA FARMING CO. LIMITED (USA) CO #129 (ZIMBABWE) CO #643 (DUBAI) CO #736 (MALAWI) CO #614 SINOVEST ENTERPRISES COL, LTD. 100% 100% 25% (THAILAND) 100% 49% AOSP INVESTMENTS LLC GLOBAL SPECIALTY PRODUCTS, LLC WORLD LEAF TRADING (WLT) TOBACCO PROCESSORS ASSOCIATION (USA) CO #122 AFRICA (MAURITIUS) CO# 738 LIMITED (MALAWI) (USA) CO #125 SIAM TOBACCO EXPORT CORPORATION LTD. (THAILAND)CO #509 100% 99.99% 51% 100% 100% WORLDLEAF TRADING HUMBLE SPECIALTY PYXUS AGRICULTURE USA, LLC (USA) TABAGRI (2003) LIMITED CAYMAN PRODUCTS LLC (USA) CO #136 (MALAWI) CO #635 SOUTHERTON HOLDINGS (CAYMAN ISLANDS) CO #737 (HONG KONG) LIMITED 100% 99.99% 100% 50% 100% GSP PROPERTIES, LLC GLOBAL LEAF TRADING FZE PURILUM, LLC (USA) TABMARC LIMITED (MALAWI) CO #636 (USA) (DUBAI) CO #739 1L/2L/ABL Obligor GLOBAL LEAF SERVICES HONG KONG CO #133 LIMITED (HONG KONG) CO #742 100% 100% 100% 40% ZIP 80% CARRINGTON & MICHAUX AG DIP Guarantor INTABEX S.A. AG LTD FULFILLMENT LLC (SWITZERLAND) NICOTINE RIVER LLC (SWITZERLAND) LI FU HENG LIAN (BEIJING) CONSULTING (USA) CO #132 CO #718 (USA) CO #1 CO., LTD (CHINA) 100% 100% Sellers under receivables facility 100% 100% TWELFTH STATE BRANDS, LLC (USA) PUREAG-NC, LLC (USA) CO TRANS-CONTINENTAL LEAF TOBACCO AG SCTS (UK) LTD. (UK) CO #723 100% 100% 100% 51% CRITICALITY LLC (USA) DIMON INTERNATIONAL AG W.A. ADAMS INTERNATIONAL AG Borrower or Guarantor under a Foreign Line of Credit HUMBLE JUICE CO., (SWITZERLAND) (SWITZERLAND) LLC USA) CO #135 * Alliance One Specialty Products, LLC is not a 2L Guarantor

Exhibit C

Restructuring Support Agreement

Exhibit D

Financial Projections

In connection with the Disclosure Statement, the Debtors’ management team (“Management”) prepared the following financial projections for fiscal years 2021 through 2025 (the “Financial Projections”). The Financial Projections were prepared by Management and are based on several assumptions with respect to the future performance of the Reorganized Debtors’ operations. The Financial Projections were prepared to establish the feasibility of the Plan1 and therefore take into account the estimated effects of the deleveraging of the Debtors as set forth in the Plan.

The Debtors’ advisor RPA Advisors, LLC (“RPA”) has assisted in preparing the Financial Projections and has relied upon the accuracy and completeness of financial and other information furnished by Management and did not attempt to independently audit or verify such information. All estimates and assumptions shown within the Financial Projections were developed by Management and RPA. The Financial Projections have not been audited or reviewed by independent accountants. The assumptions disclosed herein are those that Management believes to be significant to the Financial Projections. Although Management is of the opinion that these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, including but not limited to, macroeconomic and political environment; applicable laws and regulations; changes in customer demand and collection rates; successful implementation of growth plans and capital expenditures; business combinations among the Debtor’s competitors, suppliers or customers; severe or unfavorable weather affecting tobacco growers; availability and cost of tobacco materials, interest rates and inflation, foreign currency exchange rates and other economic factors affecting the Reorganized Debtors’ businesses. Despite efforts to foresee and plan for the effects of changes in these circumstances, the impact cannot be predicted with certainty. Consequently, actual financial results could vary significantly from projected results.

THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION.

ALTHOUGH MANAGEMENT HAS PREPARED THE FINANCIAL PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, IT IS IMPORTANT TO NOTE THAT NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS CAN PROVIDE ANY ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS’ FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, THE FINANCIAL PROJECTIONS SHOULD BE REVIEWED IN CONJUNCTION WITH A REVIEW OF THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES.

[1]

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement, to which these Financial Projections are attached as Exhibit D or the Plan attached to the Disclosure Statement as Exhibit A.

The Financial Projections contain certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including those summarized herein. When used in the Financial Projections, the words, “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect,” and similar expressions should be generally identified as forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether because of new information, future events, or otherwise.

The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety as well as the notes and assumptions set forth below.

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Although Management believes these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, including, but not limited to, (a) macroeconomic and political environment; (b) applicable laws and regulations; (c) changes in customer demand and collection rates; (d) successful implementation of growth plans and capital expenditures; (e) business combinations among the Debtors’ competitors, suppliers or customers; (f) severe or unfavorable weather affecting tobacco growers; (g) availability and cost of tobacco materials; (h) interest rates and inflation; and (i) foreign currency exchange rates and other economic factors affecting the Reorganized Debtors’ businesses. Additional information regarding these uncertainties are described in Section VIII of the Disclosure Statement. Should one or more of the risks or uncertainties referenced in the Disclosure Statement occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in the Financial Projections. Further, new factors could cause actual results to differ materially from those described in the Financial Projections, and it is not possible to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in the Financial Projections. The Financial Projections herein are not, and must not be viewed as, a representation of fact, prediction or guaranty of the reorganized Debtors’ future performance.

THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH OR DISCLOSE THEIR FINANCIAL PROJECTIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED FINANCIAL PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS AT ANY TIME IN THE FUTURE, (B) INCLUDE UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE UPDATED INFORMATION OR FINANCIAL PROJECTIONS PUBLICLY AVAILABLE. THE SUMMARY FINANCIAL PROJECTIONS AND RELATED INFORMATION PROVIDED IN THE DISCLOSURE STATEMENT AND THE EXHIBITS THERETO HAVE BEEN PREPARED EXCLUSIVELY BY MANAGEMENT. THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS AND RELATED INFORMATION OR AS TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE FINANCIAL PROJECTIONS AND RELATED INFORMATION, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

1) General Assumptions

A. Overview

The Debtors and their consolidated subsidiaries produce, independently verified, and traceable agricultural products, ingredients and services to businesses and customers. The Debtors’ principal business is as a tobacco leaf merchant, purchasing, processing, packing, storing and shipping tobacco to cigarette and other consumer tobacco products manufacturers worldwide. While the leaf tobacco business currently forms the core of the Debtors’ operations, the Debtors also have been undergoing a transformation to diversify their business lines and leverage their core strengths in agronomy and traceability to develop a suite of “next generation” products. The Debtors have invested a substantial amount of resources into building a portfolio of brands featuring e-liquids, hemp and cannabidiol (“CBD”) products predominantly in the US and legal cannabis in Canada. These next generation products have contributed a small percentage of the Company’s historical revenue but are expected to grow considerably over the next few years.

B. Accounting Policies

The Financial Projections have been prepared using accounting policies that are materially consistent with those applied in the Company’s historical financial statements. The Financial Projections do not reflect the formal implementation of reorganization accounting pursuant to FASB Accounting Standards Codification Topic 852, Reorganizations (“ASC 852”). Overall, the implementation of ASC 852 is not anticipated to have a material impact on the underlying economics of the Plan.

C. Methodology

In developing the Financial Projections, Management collects and analyzes data provided by their regional operations including, but not limited to, inputs regarding growing season, expected crop yields, customer activity and purchasing plans/indications for the upcoming year. Management further refines the forecast to include their strategic plans and expectations based on historical buying trends and customer discussions to develop a comprehensive operating plan and forecast.

D. Plan Consummation

The Financial Projections assume that the Plan will be consummated on or around July 31, 2020.

2) Assumptions with Respect to Summary Financials FY2020

A. Overview

The FY2020 data is based upon Company estimates and is subject to change based upon the Company’s financial closing procedures and the completion of the Company’s financial statements and has not been reviewed by the independent registered accounting firm of the Company. The Company’s actual results may be materially different from these estimates. These estimates should not be viewed as a substitute for full audited consolidated financial statements prepared in accordance with GAAP. There can be no assurance that the Company’s final results for FY2020 will not differ from these estimates. The FY2020 data should be reviewed in conjunction with a review of the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes. You should not place undue reliance on these estimates. The Company operates on a March 31 fiscal year end.

3) Assumptions with Respect to the Summary Financial Projections FY2021 – FY2025

A. Overview

The projected results of operations and cash flows over the projected period are based on the assumed emergence date on or around July 31, 2020. As part of their ongoing cost reduction initiatives, Management has reviewed the overall expenditures of the Company and has implemented changes related to travel, capital projects, SG&A and other categories. The projections presented below include the planned implementation of these initiatives.

B. Working Capital

Working capital assumptions are based on changes in accounts receivable, accounts payable, inventory, advances to tobacco suppliers, notes payable to banks and other current assets and liabilities. Projected balances are based on the historical cash conversion cycle of the Company’s specific business units. Prospective working capital assumptions were supplemented by Management as deemed appropriate and reflect the reorganized Company’s estimated post-emergence capital structure

C. Capital Structure

The reorganized Company’s estimated post-emergence capital structure is assumed to be effective beginning on or around July 31, 2020. The Financial Projections assume the following key assumptions at emergence:

•	An ABL Facility similar to the Debtors’ pre-petition ABL. The ABL Facility is assumed to have approximately $25 million drawn as of the effective date.

•

$213.4 million secured Exit Term Facility with a 4.5-year maturity. The Exit Term Facility has no call protection. The Exit Term Facility accrues cash interest at an annual rate of LIBOR (subject to a floor of 1.5%) plus 800 basis points. After the first year, in addition to the cash interest, the Exit Term Facility shall also bear interest at a rate per annum equal to 1.0% payable in kind in the form of additional Exit Term Loans. The rate per annum of such PIK Interest shall increase by 1.0% annually.

•

$280.8 million of Exit Secured Notes with a 4-year maturity and cash interest at an annual rate of 10.0%. The Exit Secured Notes will be subject to “make-whole” call protection for the first two years, after which they may be redeemed at 105.0% of the aggregate principal amount until three years after the Effective Date. After such date but prior to 3.5 years after the Effective Date, the Exit Secured Notes may be redeemed at 102.5% of the aggregate principal amount. On or after the 3.5-year anniversary of the Effective Date the Exit Secured Notes are no longer call-protected.

D. Basis of Presentation (Non-GAAP)

Non-GAAP Adjusted EBITDA may exclude certain items including reserves on customer receivables, non -cash compensation, amortization of a former Brazilian subsidiary that is now a JV, recovery of Brazilian tax credits, expenses related to One Tomorrow transformation, entity restructuring and impairment charges and discontinued Kenya leaf operations.

E. Sales

The Financial Projections are based on Management’s view of the Reorganized Debtors’ product strategies and overall economic outlook. Sales are expected to be approximately $1,799 million in FY2021 increasing to $1,909 million in FY2022, $2,038 million in FY2023, $2,163 million in FY2024 and $2,262 million in FY2025.

F. Cost of Goods Sold

Cost of Goods Sold includes the purchase of tobacco and other raw materials, processing expense, transportation and storage cost and other operating expenses. These costs are based on historical trends and expectations of management, with adjustments for ongoing cost reduction efforts implemented in FY2021.

G. Selling, General and Administrative Expenses

Selling, General and Administrative Costs (“SG&A”) are primarily comprised of costs, and other expenses associated with overhead. Projected SG&A is based primarily on historical SG&A costs, with adjustments for ongoing cost reduction efforts implemented in FY2021.

H. Other Income, Net

Other Income, Net includes interest income, gain from equity ownership in unconsolidated subsidiaries and minority interest.

I. Depreciation and Amortization

Depreciation and amortization reflects the anticipated book expenses based on the carrying asset values.

J. Adjustments

Adjustments include reserves on customer receivables, non- cash compensation, amortization of a former Brazilian subsidiarity that is now a JV, recovery of Brazilian tax credits, expenses related to One Tomorrow transformation, entity restructuring and impairment charges and discontinued Kenya leaf operations.

K. Capital Expenditures

Forecasted capital expenditures (“CapEx”) Projection for capex includes, but is not limited to, capital investments, expansion of business lines, routine replacement of equipment as well as investments in other assets that will add value. Forecasts include the impact of an ongoing cost reduction effort implemented in FY2021.

Summary Financials FY2020

The FY2020 data is based upon Company estimates and is subject to change based upon the Company’s financial closing procedures and the completion of the Company’s financial statements and has not been reviewed by the independent registered accounting firm of the Company. The Company’s actual results may be materially different from these estimates. These estimates should not be viewed as a substitute for full audited consolidated financial statements prepared in accordance with GAAP. There can be no assurance that the Company’s final results for FY2020 will not differ from these estimates. The FY2020 data should be reviewed in conjunction with a review of the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes. You should not place undue reliance on these estimates.

Unaudited Financial Statements

Year End March 31, 2020
Income Statement ($, millions)
Full Service Sales	343
Third-Party Processing Sales	181
Sales Volume Sold (kilos, millions)	524
Sales	1,527
COGS	(1,303)
Gross Margin	225
SG&A	(193)
Other Inc	2
Restr and Asset Imp	(5)
Goodwill Impairment	(34)
Operating Income	(5)
Interest Expense	(137)
Interest Income	4
Pre-Tax Income	(138)
Tax Expense	(132)
Equity Pickup	6
Minority Int	6

Net Income	(259)

Deprecation & Amortization	36
Interest Expense	137
Tax Expense	132
EBITDA	46
Adjustments[1]	69
Adjusted EBITDA	115
Capex	(59)
Adjusted EBITDA Less Capex	56

Year End March 31, 2020
Balance Sheet ($, millions)
Cash	170
Accounts Receivable	250
Inventory	731
Other Current	87
Current Assets	1,239
PP&E, Net	338
Other Non Current	194

Total Assets	1,771

Notes Payable	540
Accounts Payable and Accrued	171
Other Current	80
Current Liabilities	792
Long Term Debt	904
Other Non Current	147
Non Current Liabilities	1,051
Equity	(72)

Total Liabilities & Equity	1,771

[1]

Adjustments include reserves on customer receivables, non-cash compensation, other income, restructuring and impairment expenses, amortization of a former Brazilian subsidiarity that is now a JV, recovery of Brazilian tax credits, expenses related to One Tomorrow transformation, entity restructuring and discontinued Kenya leaf operations.

Summary Financial Projections FY2021 – FY2025

EBIT, Adjusted EBITDA and Adjusted EBITDA Less Capex are non-GAAP financial measures. The Company has not provided a reconciliation of projected EBIT, Adjusted EBITDA and Adjusted EBITDA Less Capex to projected net income (loss) because full-year net income will include special items that have not yet occurred and are difficult to predict with reasonable certainty. Due to this uncertainty, the Company cannot reconcile projected EBIT, Adjusted EBITDA and Adjusted EBITDA Less Capex to U.S. GAAP net income (loss) without unreasonable effort.

Working capital assumptions are based on changes in accounts receivable, accounts payable, inventory, advances to tobacco suppliers, notes payable to banks and other current assets and liabilities. Projected balances are based on the historical cash conversion cycle of the Company’s specific business units. Prospective working capital assumptions were supplemented by Management as deemed appropriate and reflect the reorganized Company’s estimated post-emergence capital structure

	Year End March 31,
	2021	2022	2023	2024	2025
Income Statement ($, millions)
Full Service Sales	400	381	388	393	395
Third-Party Processing Sales	193	230	234	239	244
Sales Volume Sold (kilos, millions)	593	611	622	632	640
Sales	1,799	1,909	2,038	2,163	2,262
COGS	(1,532)	(1,614)	(1,694)	(1,771)	(1,840)
Gross Margin	268	295	345	392	422
SG&A	(200)	(212)	(224)	(237)	(248)
Other Income, Net[1]	16	12	14	16	17
EBIT	84	95	135	172	191
Depreciation & Amortization	37	38	38	39	39
Adjustments2	8	3	3	3	2
Adjusted EBITDA	128	137	176	214	232
Capex	(48)	(32)	(25)	(26)	(27)

Adjusted EBITDA Less Capex	80	105	151	188	205

[1]	Other Income, Net includes interest income, equity pickup and minority interest.
[2]

Adjustments include reserves on customer receivables, non-cash compensation, amortization of a former Brazilian subsidiarity that is now a JV, recovery of Brazilian tax credits, expenses related to One Tomorrow transformation, entity restructuring and discontinued Kenya leaf operations.

As of March 31, 2021
Balance Sheet ($, millions)
Cash	366
Accounts Receivable	265
Inventory	517
Other Current	63
Current Assets	1,211
PP&E, Net	356
Other Non Current	194

Total Assets	1,761

Notes Payable	451
Accounts Payable and Accrued	167
Other Current	34
Current Liabilities	652
Long Term Debt	494
Other Non Current	152
Non Current Liabilities	646
Equity	463

Total Liabilities & Equity	1,761

Exhibit E

Valuation Analysis

Valuation Analysis of Reorganized Pyxus and its Subsidiaries

THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THE INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.

THE VALUATION ANALYSIS DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ALLOWED CLAIMS OR ANY OTHER PERSON AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN. LAZARD HAS NOT BEEN REQUESTED TO, AND DOES NOT EXPRESS ANY VIEW AS TO, THE POTENTIAL TRADING VALUE OF REORGANIZED PYXUS’ SECURITIES ON ISSUANCE OR AT ANY OTHER TIME.

A. Lazard’s Estimated Valuation

Solely for the purposes of the Plan and the Disclosure Statement, Lazard Frères & Co. LLC (“Lazard”), as investment banker to the Debtors, has estimated a range of total enterprise value (“Enterprise Value”) for Reorganized Pyxus and its subsidiaries the (“Reorganized Company”) on a consolidated going-concern basis and pro forma for the transactions contemplated by the Plan (the “Valuation Analysis”). The Valuation Analysis is based on financial information and projections provided by the Debtors’ management, including the financial projections for the period of fiscal years 2021 through 2025 (the “Projection Period”) attached to the Disclosure Statement as Exhibit E (collectively the “Projections”), and information that is publicly available or was provided by other sources. The Valuation Analysis assumes that the Effective Date will occur on July 31, 2020. The valuation estimates set forth herein represent valuation analyses of the Reorganized Company based on the application of customary valuation techniques to the extent deemed appropriate by Lazard.

Based on the Projections and solely for the purposes of the Plan, Lazard estimates that the potential range of Enterprise Value of the Reorganized Company is approximately $1,230 to $1,490 million. Based on the potential range of Enterprise Value and assumed net debt of $960 million as of the Effective Date, Lazard estimates an imputed range of potential equity value for the Reorganized Company of $270 to $530 million. For purposes of the Valuation Analysis, Lazard assumed that, between the date of filing of the Disclosure Statement and the assumed Effective Date, no material changes will occur that would affect the Projections or Valuation Analysis. Lazard’s Valuation Analysis does not constitute an opinion as to fairness from a financial point of view of the consideration to be received or paid under the Plan, of the terms and provisions of the Plan, or with respect to any other matters.

B. Valuation Methodology

Lazard has estimated the consolidated value of the Reorganized Company by primarily relying on two generally accepted valuation techniques: (i) Discounted Cash Flow (“DCF”) Analysis and (ii) Comparable Public Company Analysis. While Lazard recognizes that the precedent transaction methodology is often used, Lazard believes that this methodology has less relevance for purposes of assessing the Enterprise Value of the Reorganized Company due to the lack of recent comparable precedent transactions, among other factors. For purposes of estimating the consolidated value of the Reorganized Company, Lazard employed a sum-of-the-parts approach that values the Reorganized Company’s two operating segments separately, taking into account differences in the business and financial characteristics of the Leaf and Global Specialty Products businesses.

(i)	Discounted Cash Flow Analysis:

DCF analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the weighted average cost of capital (the “Discount Rate”) of the business. The Discount Rate reflects the estimated rate of return that would be required by debt and equity investors to invest in the business. The Enterprise Value of the firm is determined by calculating the present value of the unlevered after-tax free cash flows based on the Projections plus an estimate for the value of the firm beyond the Projection Period, known as the terminal value. The terminal value is derived using the normalized earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the final year of the Projection Period, and discounted back to the assumed Effective Date.

(ii)	Comparable Public Company Analysis:

Comparable Public Company Analysis estimates the value of a company relative to other publicly traded companies with similar business and financial characteristics. Lazard first selected sets of publicly traded companies that it believes exhibit similar business and financial characteristics to the Leaf and Global Specialty Products businesses. Criteria for the selected reference groups included, among other relevant characteristics, similarity in operations, business risks, growth prospects, product mix, customer base, margins, market presence, size and scale of operations. The selected reference groups may not be comparable to the Leaf and Global Specialty Products businesses in all aspects, and may differ materially in certain specific respects.

In deriving Enterprise Value ranges under the Comparable Public Company Analysis methodology, Lazard used EBITDA and Revenues as its primary valuation metrics. Lazard calculated FY2020A (representing the Company’s fiscal year ending March 31, 2020), FY2021E (representing Reorganized Company’s fiscal year ending March 31, 2021) and FY2022E (representing the Reorganized Company’s’ fiscal year ending March 31, 2022) multiples of this reference group, applying certain qualitative judgments based on the characteristics of the Leaf and Global Specialty Products businesses and each of their selected reference groups. Lazard then applied a range of multiples to the implied FY2020A, FY2021E and FY2022E EBITDA of the Leaf business and implied FY2020A, FY2021E and FY2022E Revenue of the Global Specialty Products business.

In performing the sum-of-the-parts valuation analysis described above, Lazard separately estimated the enterprise values of the Leaf and Global Specialty Products businesses based on the application of the Discounted Cash Flow and Comparable Public Company analyses. While a sum-of-the-parts approach assigns value to each of the Company’s two operating segments, the valuation analysis described herein must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to Enterprise Value.

THE VALUATION ANALYSIS REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE DEBTORS AVAILABLE TO LAZARD AS OF JUNE 12, 2020. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY HAVE AFFECTED OR AFFECT LAZARD’S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS VALUATION ANALYSIS AND DOES NOT INTEND TO DO SO. LAZARD IS NOT MAKING ANY ASSESSMENT REGARDING IMPACT OR THE ECONOMIC EFFECTS OF THE COVID-19 VIRUS, INCLUDING WITH RESPECT TO THE POTENTIAL IMPACT OR EFFECTS ON THE FUTURE FINANCIAL PERFORMANCE OF THE REORGANIZED DEBTORS. SUBSEQUENT DEVELOPMENTS, INCLUDING, WITHOUT LIMITATION, IN RELATION TO COVID-19, MAY AFFECT THE PROJECTIONS AND OTHER INFORMATION THAT LAZARD UTILIZED IN THE VALUATION ANALYSIS. LAZARD ASSUMES NO RESPONSIBILITY FOR UPDATING OR REVISING THE VALUATION ANALYSIS BASED ON CIRCUMSTANCES OR EVENTS AFTER THE DATE HEREOF.

LAZARD DID NOT INDEPENDENTLY VERIFY THE PROJECTIONS OR OTHER INFORMATION THAT LAZARD USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH.

THE VALUATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE PLAN AND THE ANALYSIS OF POTENTIAL RELATIVE RECOVERIES TO HOLDERS OF CLAIMS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE AN APPRAISAL, LIQUIDATION VALUE, OR ESTIMATE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED OR ASSETS TO BE SOLD PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES THAT ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, LAZARD, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY SECURITIES PURSUANT TO ANY MANAGEMENT INCENTIVE COMPENSATION PLAN, AND OTHER FACTORS THAT GENERALLY INFLUENCE THE PRICES OF SECURITIES.

Management of the Debtors advised Lazard that the Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ best estimates and judgments as to the future operating and financial performance of the Reorganized Company. The Valuation Analysis assumes that the actual performance of the Reorganized Company will correspond to the Projections in all material respects. If the business performs at levels below or above those set forth in the Projections, such performance may have a materially negative or positive impact, respectively, on the Valuation Analysis and estimated potential ranges of Enterprise Value therein.

In preparing the Valuation Analysis, Lazard: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain financial and operating data of the Debtors, including the Projections; (c) discussed the Debtors’ operations and future prospects with the Debtors’ senior management team and third-party advisors; (d) reviewed certain publicly available financial data for, and considered the market value of, public companies that Lazard deemed generally relevant in analyzing the value of the Reorganized Company; (e) reviewed certain publicly available financial data for transactions involving companies similar in certain respects to the Leaf and Global Specialty Products businesses; (f) considered certain economic and industry information that Lazard deemed generally relevant to the Reorganized Company; and (g) conducted such other studies, analyses, inquiries, and investigations as Lazard deemed appropriate. Lazard assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management and other parties as well as publicly available information.

Lazard did not estimate the value of any tax attributes nor did it estimate the impact of any cancellation of indebtedness income on the Reorganized Debtors’ projections. Any changes to the assumptions on the availability of tax attributes or the impact of cancellation of indebtedness income on the Reorganized Debtors’ projections could materially impact Lazard’s valuation analysis.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSIS PERFORMED BY LAZARD. THE PREPARATION OF A VALUATION ANALYSIS INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ANALYSIS IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. THE VALUATION ANALYSIS PERFORMED BY LAZARD IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE DESCRIBED HEREIN.

LAZARD IS ACTING AS INVESTMENT BANKER TO THE DEBTORS, AND HAS NOT BEEN, WILL NOT BE RESPONSIBLE FOR, AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL, OR OTHER SPECIALIST ADVICE.

Exhibit F

Liquidation Analysis

LIQUIDATION ANALYSIS

As part of the chapter 11 process, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court determine that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an equity interest in such class either (i) has accepted the plan or (ii) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that the holder would receive if the debtors had liquidated under chapter 7 of the Bankruptcy Code as of such date.

Below is a summary of an illustrative liquidation analysis (the “Liquidation Analysis”)1 assuming that the Debtors’ chapter 11 cases are converted into cases under chapter 7 of the Bankruptcy Code. Under chapter 7 of the Bankruptcy Code, the Debtors’ assets and business would be liquidated under the direction of a chapter 7 Trustee (“Trustee”). The hypothetical chapter 7 liquidation presented herein assumes that the Trustee would proceed with sales of the Debtors’ assets over a period of 12 months. This assumption is highly speculative and, in fact a true liquidation could take longer. As set forth in this Liquidation Analysis, the estimated recoveries received or retained by the impaired Holders of Claims and Interests under the Plan will not be less than the estimated value of property received or retained by such Holders in a hypothetical chapter 7 liquidation. As a result, the Debtors believe that the Plan satisfies the “best interests” test of section 1129(a)(7) of the Bankruptcy Code.

A. Key Assumptions Underlying the Hypothetical Liquidation

The Debtors’ financial advisor, RPA, assisted in analyzing the supporting data and considering many factors related to the liquidation. In the process of the analysis, certain assumptions underlying the analysis were required to be made. Presented and described herein are the key assumptions that the Debtors and RPA considered significant in evaluating and reviewing the Liquidation Analysis.

1. General Assumptions

The following general assumptions were considered by the Debtors and RPA as assumptions that would be applicable in any hypothetical chapter 7 liquidation, including the liquidation presented herein.

a) Administrative Procedures and Conversion of Cases

For purposes of the Liquidation Analysis, the Debtors assume that each of the Chapter 11 Cases is converted to a chapter 7 case and consolidated during the chapter 7 proceeding. In the event that the Debtors were to be liquidated in separately administered chapter 7 cases, the administrative costs to the Debtors in each of the cases, including professional fees, Trustee fees, the Debtors’ operational costs, etc. would likely be higher than if the cases were consolidated.

[1]

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Disclosure Statement to which this Liquidation Analysis is attached as Exhibit F or in the Plan attached to the Disclosure Statement as Exhibit A.

b) Professionals Involved in the Chapter 7 Proceedings

As part of the chapter 7 case, the Debtors and RPA assume that the Trustee would choose to retain certain professionals, including counsel, advisors, consultants and appraisers, among others, to provide expertise and assistance in the liquidation of the Debtors. The Liquidation Analysis illustratively assumes that the existing counsel, advisors, consultants, etc. would be replaced by the Trustee with new professionals.

c) Timing Considerations of Chapter 7 Cases

The Debtors and RPA assume for purposes of the Liquidation Analysis that sales of the Debtors’ assets across the globe would occur over a 12-month period following the Trustee’s appointment, which is significantly longer than the contemplated timeline for consummating the Plan. The Liquidation Analysis assumes that the Trustee and any newly-retained professionals would require significant time to familiarize themselves with the Debtors, the Debtors’ business and assets, and the Claims asserted by constituents as part of the Chapter 11 Cases. Given the complex nature of the existing Chapter 11 Cases and the technical and unique aspects of the Debtors’ global business, the Trustee and any new professionals would likely require significant time before they could begin liquidating the assets. Therefore, the illustrative Liquidation Analysis assumes that the chapter 7 case would incur significant “ramp up” costs, fees, and expenses, prior to implementing a sale effort for each Debtor’s assets. The Debtors may also incur substantially higher administrative costs under the liquidation than contemplated in this analysis, if assumptions regarding the requirements necessary to effect an orderly liquidation prove incorrect or the timing to fully liquidate the assets is longer than assumed.

d) Trustee and Professional Fees for Chapter 7 Administration; Wind Down Costs

The Debtors assume that under a chapter 7 liquidation, the Trustee would incur fees necessary to facilitate a sale of the Debtors’ assets. The Liquidation Analysis assumes that such fees would likely be approximately three percent (3%) of the available liquidation proceeds, which is the maximum amount permitted by section 326(a) of the Bankruptcy Code. These fees are assumed to be earned for the Trustee’s role in facilitating the liquidation of the Debtors’ assets in numerous jurisdictions, driving and monitoring the cash collection process for the estate, supporting the diligence, data and general reporting needs of the estate as well as handling the general administrative oversight of the estate.

The Debtors assume $7.5 million as the estimated cost for advisors, attorneys and other professionals retained by the Trustee. However, this amount can fluctuate based on the length and complexity of the global wind-down process, which involves entities in numerous foreign jurisdictions, and could be substantially greater than the amounts assumed herein, especially if foreign insolvency proceedings are required to implement such sale(s).

The Debtors also have assumed $65.1 million of wind down costs, which includes the costs related to personnel required to manage warehouses, move inventory and assist with one or more sale(s) of assets in numerous foreign jurisdictions, certain of which may need to be implemented pursuant to one or more foreign insolvency proceedings.

The Debtors have estimated the cost of the wind down based on a review of the Debtors’ current operational costs by line item. The Debtors estimated various reductions that potentially could be made at the commencement of the wind down and further reductions that could be implemented as the assets are liquidated and the end of the liquidation period approaches.

The Debtors also assume $23.3 million of professional fees of the Debtors’ advisors that will have priority over the Holders of Claims and Interests in a chapter 7 liquidation pursuant to the DIP Order and the Bankruptcy Code.

The Debtors also considered the following assumptions that would apply in a hypothetical liquidation:

a) Sale of All of the Company’s Assets through Liquidation

Under the Liquidation Analysis, the Debtors and RPA assume that the Trustee will be unable to sell the Debtors’ businesses (including the tobacco and Global Specialty Products businesses of the Debtors’ subsidiaries and affiliates) as going concerns given the complexity of their operations and their need for working capital to support ordinary course operations. If the Debtors are unable to timely provide financial support to their non-Debtor affiliates, such entities may need to commence insolvency proceedings, which likely would include foreign insolvency proceedings. In addition, the imposition of a Trustee may trigger cross defaults and change of control provisions in certain of the Company’s contracts and regulatory licenses. The Company may not be able to obtain necessary contractual waivers or regulatory approvals thereby further compromising the value of the Company’s international businesses, including the ability to sell such businesses as going concerns.

Given the integrated nature of the Company, if the Debtors were to liquidate and cease providing financial, operational and administrative support to their subsidiaries and affiliates, the Debtors and RPA assume the non-Debtor subsidiaries and affiliates could not maintain their operations on a standalone basis. In addition, there are extensive intercompany claims among the Debtors and non-Debtor subsidiaries and affiliates that would further challenge a sale of the non-Debtor subsidiaries on a going concern basis. Therefore, a sale of all of the Company’s assets is assumed to take place through a series of liquidating sales conducted over the course of a full year. The 12-month period is expected to benefit the Debtors by exposing their assets to buying interest that occurs over the course of a full selling season in the various regions where they operate. The 12-month term also is viewed as necessary in order for non-Debtor subsidiaries and affiliates, to wind up their affairs and sell their assets in an orderly process. If the Trustee disposed of each of the Debtors’ assets in a shorter period, as part of a “scrap value” liquidation, this would have the effect of forcing a number of non-Debtor entities to rapidly unwind their operations and would likely yield estimated proceeds less than those earned in the sale of the assets over a 12-month period, thus reducing the value available to the Debtors’ estates.

The Liquidation Analysis assumes that the Trustee will choose to maximize recoveries for creditors by pursuing these sales in a series of transactions rather than at a single auction or sale event. The rationale for this is that the Debtors’ operations are global and efforts to sell inventory and property in local regions will require coordination between the Trustee and local managers to identify likely buyers and launch dedicated marketing efforts in the specific regions. Furthermore, a global effort of this magnitude will require sufficient time to coordinate and execute.

b) Purchase Price Considerations; Intercompany Claims

The Debtors and RPA assume that asset sales conducted under the Liquidation Analysis will be at arm’s length to third party purchasers. The Debtors and RPA assumed that the Debtors’ estates would realize a marginal discount to outstanding receivables value (75% to 85% recovery), and a significant discount to finished goods inventory value (25% to 45% recovery) and Plant Property and Equipment (25% to 35% recovery). Specifically, the Debtors and RPA are aware that the tobacco inventory that the Company holds for sale in many cases will have a limited number of buyers, given that buyers tend to purchase specific grade, types and quality.

Additionally, the tobacco industry is made up of a close universe of buyers who are likely to be aware of the Debtors’ distressed financial condition and will seek significant discounts in order to purchase the substantial volume of tobacco which will be held for sale. Management has observed this experience in liquidation events of competitors in the past and has taken this into account in the assumptions made in this analysis.

The Debtors also maintain significant intercompany claims against both Debtor and non-Debtor entities. The Liquidation Analysis assumes that Intercompany claims are treated as general unsecured claims in the recovery waterfall of each obligor.

c) Cash Generation from Operating Activities

The Liquidation Analysis assumes that the Trustee will utilize cash on hand and proceeds from sales to support the winddown expenses of the estate during liquidation. There is no guarantee that the Trustee will receive Bankruptcy Court authorization to do so. In the event that cash flows from the liquidation are not sufficient to fund the liquidation of the business, the Trustee may not have sufficient funds to conduct an appropriately timed marketing and sales process. As a result, the Trustee may be forced to begin immediately liquidating the assets, resulting in potentially lower recoveries.

d) Ability to Retain Key Personnel

The Liquidation Analysis assumes that certain key personnel currently involved in the operations of the Debtors would continue to remain involved in order to execute the orderly sale of the assets. Key personnel would be necessary to support the Debtors’ selling, shipping, packing, collection, accounting and tax reporting requirements to effectively consummate the contemplated transactions. In the event that such personnel were to terminate their relationships with the Debtors, there can be no guarantee that the Trustee would have the necessary information, resources, or support to effect the liquidation strategy as contemplated in this analysis.

B. A Hypothetical Liquidation through Chapter 7 of the Bankruptcy Code Will Not Result in a Higher Recovery for Holders of Claims and Interests than Provided in the Plan

As presented in the Liquidation Analysis, the liquidation of the Debtors’ assets under chapter 7 of the Bankruptcy Code will not result in a better recovery to the Holders of impaired Claims against and Interests in the Debtors as compared to the recoveries that are contemplated under the Plan. The Debtors believe that Consummation of the Plan will provide a substantially greater return to constituents than would any liquidation under chapter 7 of the Bankruptcy Code.

C. Notes to Liquidation Analysis

The Debtors prepared the Liquidation Analysis with the assistance of RPA, the Debtors’ financial advisor. The Liquidation Analysis contains numerous estimates. Proceeds available for recovery are based upon the asset sale transactions and orderly unwind of intercompany accounts described above.

THE LIQUIDATION ANALYSIS PRESENTED HEREIN HAS BEEN PREPARED SOLELY FOR THE PURPOSES AND USE OF THIS DISCLOSURE STATEMENT AND DOES NOT REPRESENT OR CLAIM TO REPRESENT ANY ASSUMPTIONS OR COMPARISONS FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR FOR ANY PURPOSE.

In preparing the Liquidation Analysis, the Debtors estimated Allowed Claims based upon a review of the Debtors’ financial statements to account for estimated liabilities as necessary. The Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing the Liquidation Analysis. Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. The Allowance of such Claims for purposes of this Liquidation Analysis is not an admission or agreement as to the Allowance of any Claims by the Debtors. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

The Debtors note that the assumptions utilized in developing the Liquidation Analysis are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Debtors or a chapter 7 Trustee. Accordingly, there can be no guarantees that the values assumed in the Liquidation Analysis would be realized if the Debtors were actually liquidated. In addition, any liquidation would take place in the future, at which time circumstances may exist which cannot presently be predicted.

The Debtors recognize that there are other potential alternatives that could occur in a hypothetical chapter 7 liquidation not presented in the Liquidation Analysis, including alternatives that would give rise to reduced and delayed creditor recoveries.

THE DEBTORS RESERVE THEIR RIGHT TO SUPPLEMENT, MODIFY, OR ADJUST ANY PART OF THE ILLUSTRATIVE LIQUIDATION ANALYSIS, INCLUDING A CHANGE OF THE UNDERLYING ASSUMPTIONS AND ANALYSIS SET FORTH HEREIN.

Pyxus
Liquidation Analysis
($ in ‘000s)		Recovery Estimate			Recovery Estimate
		Recovery Estimate			Recovery Estimate
	Non-Cash Balances as of	Low	Mid	High	Low	Mid	High
Balance Sheet Assets	Mar-20%		%	%	$	$	$
Pyxus Consolidated Debtors
Cash (Forecasted 7/31 Ending Cash after OPEX)	38,447.8	100.0%	100.0%	100.0%	38,447.8	38,447.8	38,447.8
Notes Receivable and Short Term Intercompany	29,364.0	31.6%	36.9%	40.0%	9,289.6	10,844.4	11,731.5
Accounts Receivable - Trade	113,990.9	75.0%	80.0%	85.0%	85,493.2	91,192.7	96,892.3
Accounts Receivable - Other	1,181.4	75.0%	80.0%	85.0%	886.0	945.1	1,004.2
Accounts Receivable - Intercompany	276,357.5	3.1%	3.1%	3.2%	8,554.6	8,671.0	8,785.6
Advances & Deposits Intercompany	193,362.1	27.2%	30.2%	32.3%	52,667.3	58,398.5	62,531.8
Inventory - Product	189,983.4	25.0%	35.0%	45.0%	47,495.8	66,494.2	85,492.5
Inventory - Other	4,436.3	25.0%	35.0%	45.0%	1,109.1	1,552.7	1,996.4
Short Term Advances to Tobacco Farmers	61.1	0.0%	5.0%	10.0%	—	3.1	6.1
Prepaid Expenses	3,904.9	20.9%	25.9%	35.7%	816.8	1,009.8	1,395.4
Recoverable Income Taxes	2,667.6	60.0%	70.0%	80.0%	1,600.6	1,867.3	2,134.1
Other Current Assets	960.8	35.0%	40.0%	45.0%	336.3	384.3	432.4
Capital Stocks - Consolidated Subs	761,121.5	13.4%	15.5%	17.4%	102,277.4	118,196.3	132,258.4
Other Assets	22,945.1	35.0%	40.0%	45.0%	8,030.8	9,178.1	10,325.3
Notes Receivable Long Term - Intercompany	7,450.0	0.0%	0.0%	0.0%	—	—	—
Intangible Assets	13,934.7	0.0%	0.0%	0.0%	—	—	—
Deferred Charges	375.5	0.0%	0.0%	0.0%	—	—	—
Deferred Tax Asset	257.6	0.0%	0.0%	0.0%	—	—	—
Fixed Assets (Net) - Buildings / Machinery / Land etc.	53,953.3	25.0%	30.0%	35.0%	13,488.3	16,186.0	18,883.6

Subtotal	1,714,755.6	21.6%	24.7%	27.5%	370,493.6	423,371.3	472,317.4

Total Assets	$1,714,755.6	21.6%	24.7%	27.5%$	370,493.6	$423,371.3	$472,317.4	A

Deductions:					Low	Mid	High
Operational Wind Down (1)					$65,100.0	$65,100.0	$65,100.0
Professional Fees					7,500.0	7,500.0	7,500.0
Trustee Fees					12,200.0	12,200.0	12,200.0

Subtotal					$84,800.0	$84,800.0	$84,800.0	B
Cash Distribution Available to Creditors					$285,693.6	$338,571.3	$387,517.4	A - B = C
Estimated Carve-Out					$7,000.0	$7,000.0	$7,000.0
DIP Claim					233,100.1	233,100.1	233,100.1
First Lien Claim					278,895.8	278,895.8	278,895.8
Second Lien Claim					661,841.8	661,841.8	661,841.8
Ch 11 Admin Claims					24,975.4	24,975.4	24,975.4
Other Priority Claims					12,300.0	12,300.0	12,300.0
General Unsecured					21,700.0	21,700.0	21,700.0
Equity Claim (2)					26,706.0	26,706.0	26,706.0

Subtotal Claim					$1,266,519.1	$1,266,519.1	$1,266,519.1	D
Implied Excess Collateral/(Deficiency)					$(980,825.5)	$(927,947.9)	$(879,001.8)	C - D = E

Recovery by Secured Claim:		Recovery by Claim
	Claim	Low		Mid		High
	$	$	%	$	%	$	%
Estimated Carve-Out	$7,000.0	$7,000.0	100.00%	$7,000.0	100.00%	$7,000.0	100.00%
DIP Claim	233,100.1	233,100.1	100.00%	233,100.1	100.00%	233,100.1	100.00%
First Lien Claim	278,895.8	45,593.6	16.35%	98,471.2	35.31%	147,417.3	52.86%
Second Lien Claim	661,841.8	—	0.00%	—	0.00%	—	0.00%
Ch 11 Admin Claims	24,975.4	—	0.00%	—	0.00%	—	0.00%
Other Priority Claims	12,300.0	—	0.00%	—	0.00%	—	0.00%
General Unsecured	21,700.0	—	0.00%	—	0.00%	—	0.00%
Equity Claim (2)	26,706.0	—	0.00%	—	0.00%	—	0.00%

Total	$1,266,519.1	$285,693.6	22.56%	$338,571.3	26.73%	$387,517.4	30.60%

Notes to Liquidation Analysis:

(1)	Assumes 12 month wind down process
(2)	Based on market cap as of June 12, 2020